UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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F.N.B. Corporation

2023

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

From the Chairman, President and Chief Executive Officer

March 28, 2023

Dear Shareholder:

We will hold our Annual Meeting of Shareholders at 8:30 AM, Eastern Time, on Wednesday, May 10, 2023. This year’s Annual Meeting of Shareholders will be held in an interactive, virtual-only format through a live webcast. We will provide the webcast of the Annual Meeting at www.virtualshareholdermeeting.com/FNB2023. The Virtual Annual Meeting presentation will be available online during the meeting and, during the 30 days following the meeting, a replay of the meeting will be posted on F.N.B.’s website at https://www.fnb-online.com/investors. For further information about how to participate in the virtual meeting, please see Accessing Our Annual Meeting and About Our Annual Meeting beginning on Page 108.

Agendas

At our Annual Meeting, our shareholders will act on the following matters: (i) election of 11 director-nominees named in the accompanying Proxy Statement to our Board of Directors; (ii) adoption of an advisory resolution to approve the 2022 compensation of our named executive officers; (iii) adoption of an advisory resolution on the frequency of future shareholder advisory votes to approve compensation of our named executive officers; (iv) ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023; and (v) any other matter that is properly presented at our Annual Meeting in compliance with our bylaws.

Your Vote is Important

Your vote is important regardless of how many shares of F.N.B. Corporation stock you own. If you hold stock in more than one account or name, you will receive a proxy card for each.

Whether or not you plan to login to our Annual Meeting, please complete, sign, date and promptly return the enclosed proxy card in the postage-paid envelope we have provided to permit your shares to be represented at our Annual Meeting. Alternatively, you may vote by the Internet, by our QR Code feature or by telephone simply by following the instructions on your proxy card. By voting now, your vote will be counted even if you are unable to login to our Annual Meeting.

Please indicate on the card whether you plan to login to our Annual Meeting. If you participate and wish to vote at our virtual Annual Meeting, you may withdraw your proxy at that time.

As always, our directors, management and employees thank you for your continued interest in and support of F.N.B. Corporation. Vincent J. Delie, Jr. Chairman, President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date	May 10, 2023

Time	8:30 AM Eastern Time

Virtual Meeting	This year’s meeting is a virtual - only shareholders meeting at www.virtualshareholdermeeting.com/FNB2023. You will not be able to attend the Annual Meeting in person.

Record Date	Only shareholders of record at the close of business on March 3, 2023, are entitled to receive notice of, and to vote at, the Annual Meeting.

We are requesting your vote on the following matters:

Items of Business

Proposal		F.N.B. Recommendation	More Information
1	To elect the 11 nominees named in this Proxy Statement to serve on our Board of Directors until the 2024 Annual Meeting.	FOR each nominee	Page 6
2	To adopt an advisory resolution for approval of the 2022 compensation of our named executive officers as disclosed in this Proxy Statement.	FOR	Page 101
3	To adopt an advisory resolution on the frequency of future shareholder advisory votes to approve compensation of our named executive officers.	FOR 1 YEAR	Page 104
4	To ratify the appointment of Ernst & Young LLP as our independent public accounting firm for 2023.	FOR	Page 105

Meeting Details

See Accessing Our Annual Meeting beginning on the next page and About Our Annual Meeting beginning on Page 108.

Proxy Voting

Make your vote count. Please vote your shares promptly to allow for the presence of a quorum during the Annual Meeting. Voting your shares now via the Internet, or by QR code, by telephone, or by signing, dating, and returning the enclosed proxy card or voting instruction form will save the expense of additional solicitation. If you wish to vote by mail, we have enclosed an addressed envelope with postage prepaid if mailed in the U.S. Submitting your proxy now will not prevent you from voting your shares during the Annual Meeting, as your proxy is revocable at your option.

Vote by Internet at www.proxyvote.com.	Vote by QR Code by scanning the QR Code on your proxy card with your mobile device.	Vote by telephone at 1-800-690-6903.	Complete, sign, date and return the enclosed proxy card in the envelope provided.

Attend the Annual Meeting

May 10, 2023 8:30 AM Eastern Time	This year’s meeting is a virtual -only shareholders meeting at www.virtualshareholdermeeting.com/FNB2023 You will not be able to attend the Annual Meeting in person

BY ORDER OF THE BOARD OF DIRECTORS,

James G. Orie

Chief Legal Officer and Corporate Secretary

March 28, 2023

OUR NOTICE OF ANNUAL MEETING, 2023 PROXY STATEMENT, 2022 ANNUAL REPORT AND 2022 FORM 10-K ARE AVAILABLE AT http://materials.proxyvote.com/302520

Accessing Our Annual Meeting

When and where is the 2023 F.N.B. Annual Meeting?

We will hold our Annual Meeting of Shareholders at 8:30 AM, Eastern Time, on, Wednesday May 10, 2023. This year’s Annual Meeting of Shareholders will be held in a virtual format through a live webcast. We will provide the webcast of the Annual Meeting at www.virtualshareholdermeeting.com/FNB2023.

Even if you currently plan to access our Annual Meeting, we recommend that you vote in advance of the meeting by any of the applicable methods described in the response to the question, “How do I vote?” in About Our Annual Meeting so that your vote will be counted at our Annual Meeting if you decide not to access the meeting.

This proxy statement includes information about F.N.B., our virtual meeting format, and the proposals to be considered at the meeting, and explains the voting process. We encourage you to read it carefully.

Why is F.N.B. holding its Annual Meeting virtually?

The Board intends that the virtual meeting format provide shareholders with a level of transparency generally equivalent to the traditional in-person meeting format and will take the following steps to permit shareholders to engage in the meeting:

•	Providing shareholders with the ability to submit appropriate questions in advance of the meeting to allow thoughtful responses from management and the Board;

•	Providing shareholders with the ability to submit appropriate questions in real-time via the meeting website;

•	Answering as many questions as possible submitted in accordance with the meeting rules of conduct in the time allotted for the meeting;

•	Publishing a replay of the virtual meeting on our website promptly following the conclusion of the meeting; and

•	Offering separate engagement opportunities with shareholders after the meeting on appropriate matters of governance or other relevant topics.

How can I participate in the Virtual Annual Meeting?

As permitted by our bylaws, our 2023 Annual Meeting of Shareholders will be a virtual-only meeting held via webcast and will only be accessible at www.virtualshareholdermeeting.com/FNB2023 by F.N.B. shareholders, or their duly appointed proxies, of record as of March 3, 2023. We will use software that verifies the identity of each participating shareholder and grants similar access rights as an in-person meeting. During the meeting, you will participate in an audio webcast as a “listen only” participant.

We want to permit shareholders to have rights and opportunities to participate as they would have at an in-person meeting, including the ability to vote shares electronically and submit questions either in advance or during the meeting, as well as having full access to the meeting and management presentations. All members of the Board and all executive officers are expected to join the Annual Meeting. You may vote your shares and will have the opportunity to submit questions during the meeting. Please be aware of Annual Meeting Rules of Conduct and Procedures that apply to all participating shareholders, which will be available on the Annual Meeting website at www.virtualshareholdermeeting.com/FNB2023.

For more information concerning the conduct of our Annual Meeting, please refer to About Our Annual Meeting in this Proxy Statement.

2023 Proxy Statement i

The F.N.B. Corporation 2023 Proxy Statement (Proxy Statement) contains certain statements regarding environmental, social and governance information and opinions, including metrics, goals and commitments and sustainability strategy (ESG Information). Such statements regarding ESG Information are not guarantees or promises that such metrics, goals or commitments will be met and are based on current goals, commitments, estimates, assumptions, developing standards and methodologies and currently available data, which continue to evolve and develop.

Additionally, certain statements contained in this Proxy Statement may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act, including statements about our future financial performance and business, Responsible Growth and ESG Information, which may evolve over time. We use words such as “anticipates,” “believes,” “expects,” “intends,” and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations, plans or forecasts, are not guarantees of future results or performance, involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and often beyond our control and are inherently uncertain. Actual outcomes and results may differ materially from those expressed in, or implied by, forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider the uncertainties and risks discussed in our 2022 Annual Report on Form 10-K (2022 Form 10-K) and subsequent Securities and Exchange Commission (SEC) filings. We undertake no obligation to update or revise any forward-looking statements.

Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

  ii    F.N.B. Corporation

Proxy Statement

One North Shore Center

12 Federal Street

Pittsburgh, PA 15212

Proxy Statement

Our Proxy Statement contains information relative to our Annual Meeting of Shareholders to be held on Wednesday, May 10, 2023, beginning at 8:30 AM, Eastern Time (ET). This year’s Annual Meeting of Shareholders will be held in an interactive, virtual-only format through a live webcast. We will provide the webcast of the Annual Meeting at www.virtualshareholdermeeting.com/FNB2023. The Annual Meeting presentation will be available online during the meeting and, during the 30 days following the meeting, a replay of the meeting will be posted on F.N.B.’s website at https://www.fnb-online.com/investors. For further information on how to participate in the meeting, please see Accessing Our Annual Meeting and About Our Annual Meeting in this Proxy Statement. This proxy statement also relates to any adjournment of our Annual Meeting. This proxy statement was prepared under the direction of the F.N.B. Corporation Board of Directors to solicit your proxy for use at the Annual Meeting.

Our Proxy Statement and proxy voting card became available on March 28, 2023, and on that date, we commenced the mailing and distribution of our Proxy Statement and the accompanying proxy card to our shareholders of record as of March 3, 2023. We will bear all costs of preparing and distributing our proxy materials to our shareholders. We will, upon request, reimburse brokers, nominees, fiduciaries, custodians and other record holders for their reasonable expenses in forwarding our proxy materials to beneficial owners.

Throughout this Proxy Statement, we summarize, describe or make references to various F.N.B. Corporation corporate governance documents, committee charters, ethical codes and policies. Should you desire to review these corporate governance documents and policies, you will find the corresponding weblink for each under Resources (Page 116).

We use the following terms in this proxy statement:

•	“We,” “us,” “our,” “F.N.B.,” “Company,” or “Corporation” means F.N.B. Corporation and its subsidiaries and affiliates;

•	“Board” means the joint F.N.B. Corporation and First National Bank of Pennsylvania Boards of Directors;

•	“FNBPA” or “Bank” means First National Bank of Pennsylvania; and

•	“CEO” means Chief Executive Officer.

•	“NEO” means Named Executive Officer.

2023 Proxy Statement 1

Summary

Highlights of Superior Governance Practices

Our governance practices promote Board effectiveness and the interests of shareholders. These practices adhere to widely recognized public company best practices and are described in additional detail under the Principles section of this Proxy Statement. Access to the corporate governance policies, guidelines and other documents can be found on our website at https://www.fnb-online.com/governance.

2 F.N.B. Corporation

Summary

Robust Shareholder Engagement Program

Annual Engagement With Shareholders

•  In 2022, we held over 125 shareholder engagements with investors. This included in-person and virtual meetings, phone calls and conferences.

•  Off-season engagement was offered to shareholders owning, in the aggregate, more than 66% of our outstanding shares.

Broad Scope Discussions

F.N.B. tailors its engagements by aligning discussion topics with shareholders’ interest, including, but not limited to:

•  Board and Corporate Governance

•  Executive Compensation

•  Financial Performance and Business Strategy

•  Environmental, Social and Governance (ESG) Matters, including climate risk management and cybersecurity

•  Enhanced proxy statement disclosures regarding governance, compensation and other matters

•  Changes to governance and compensation practices

Responsive to Shareholder Feedback	• Informs Board decisions on corporate responsibility, governance and compensation matters, and enhances company disclosures and practices regarding such matters.

Outcomes of Shareholder Engagement

What We Heard from Shareholders	What We Did in Response

Board and Corporate Governance Requested additional information around: • Board refreshment • Board composition and skills • Board tenure, refreshment and re-nomination considerations

For detailed discussion on the following, please see:

•  Board refreshment: Succession Planning – Board, CEO and Management

•  Board composition and skills: Director - Nominee Profile and Director Skill Matrix

•  Board tenure re-nomination considerations: Director - Nominee Profile and Director Skill Matrix

Executive Compensation	For detailed discussion, please see Say-on-Pay Support and Shareholder Engagement in the Compensation Discussion and Analysis (CD&A).

ESG Matters

Requested additional Information around:

•  Board oversight of ESG and climate-related risk matters

•  Employee matters, such as employee attraction, retention and engagement

•  Cybersecurity risk management oversight

For detailed discussion on the following, please see:

•  Board oversight of ESG matters: ESG Highlights - ESG Governance Structure

•  ESG considerations: 2022 F.N.B. Corporation Corporate Responsibility Report (additional information will be disclosed in the 2023 F.N.B. Corporate Responsibility Report to be published later in 2023)

•  Employee matters: 2022 F.N.B. Corporation Corporate Responsibility Report (additional information will be disclosed in the 2023 F.N.B. Corporation Corporate Responsibility Report to be published later in 2023)

•  Human capital matters: 2022 Form 10-K discussion on Human Capital

•  Cybersecurity oversight: Cybersecurity Risk Management Protocols

2023 Proxy Statement 3

Summary

ESG Highlights

F.N.B.’s Board understands that we are in business to benefit all our stakeholders by remaining focused on our various responsibilities as a corporate citizen. This includes our mission to make people’s lives better by serving our customers’ financial needs, helping businesses thrive, investing in and strengthening our communities and supporting them through charitable donations and services, providing career development, advancement and engagement opportunities for our colleagues, including those from diverse and different backgrounds and experiences, and promoting a cleaner, more sustainable environment. Corporate culture, like many intangible assets, is difficult to measure, but we believe our four primary focus areas highlighted below, along with the corporate responsibility strategies detailed in the 2022 F.N.B. Corporation Corporate Responsibility Report best illustrate the ways in which our corporate culture embraces ESG.

Environmental Stewardship	Human Capital Management	Community Investment	Business and Consumer Commitment
We operate our businesses in a sustainable manner that benefits the environment.

We strive to build a diverse workforce where employees receive competitive compensation and benefits, support their communities and where they can learn, grow and prosper as contributing members of a winning team.

		We value being a good corporate citizen and we aim to improve the quality of life in the communities we serve.	We help consumers and small businesses achieve economic success and financial security by maintaining mutually beneficial relationships based on trust and integrity.

The following graphic highlights how we manage the breadth and scope of our ESG strategies and plans which favorably impact our various stakeholders:

Scope of F.N.B.’s Strategies and Initiatives

4 F.N.B. Corporation

Summary

F.N.B.’s systematic ESG framework is designed to provide oversight of the execution of ESG strategies and initiatives, while remaining committed to driving shareholder value:

ESG GOVERNANCE STRUCTURE

Additional information about our corporate sustainability efforts will be further detailed in our 2023 Corporate Responsibility report that will be available at a later date in 2023. You may access the F.N.B. Corporation 2022 Corporate Responsibility Report under Resources.

2023 Proxy Statement 5

Proposal 1. Election of Our Board of Directors

PROPOSAL 1. ELECTION OF OUR BOARD OF DIRECTORS

We are asking shareholders to elect the 2023 nominees named in this Proxy Statement and listed in the “Nominees for Election” table to serve on the F.N.B. Board of Directors until the 2024 Annual Meeting of Shareholders or until each of their successors have been duly elected and qualified. In addition to all our outside directors being independent, our director-nominee candidates for election at our 2023 Annual Meeting are a highly-qualified group of individuals who collectively possess diverse backgrounds and perspectives, skills and experience consistent with our Board Composition Criteria (described under Criteria and Considerations for Recommending Director - Nominees), and the requisite leadership, risk management and strategic planning qualifications uniquely aligned with F.N.B.’s business and risk management strategies necessary to oversee F.N.B.’s management, financial performance and business operations. Our Board has determined to fix the number of directors, as of the 2023 Annual Meeting, at 11.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES

In assessing a director’s experience on, and potential contributions to, the Board, the Nominating and Corporate Governance Committee avoids utilizing an overly mechanistic approach that potentially could deprive F.N.B. of directors who possess valuable and, oftentimes, deeper and irreplaceable knowledge and experience gained from varying economic cycles and challenging regulatory landscapes that have impacted the financial services industry and that the Company has encountered over an extended period of time. Moreover, the Board and Nominating and Corporate Governance Committee consider important, intangible attributes, such as proactive engagement, judicious foresight and understanding of F.N.B.’s culture and values, that enable a director to contribute to the Board’s cohesiveness, as well as prudent governance and decision-making process. Consequently, the Board and Nominating and Corporate Governance Committee believe that under certain circumstances, longer-tenured directors may possess a unique perspective regarding emerging challenges and risks because they have a broader perspective and understanding of the Company’s historical challenges. The Board and the Nominating and Corporate Governance Committee believe that establishing director term limits could deprive the shareholders of directors whose broader experience on the Board places them in a superior position to challenge management and understand the potential implications of corporate decisions.

While recognizing the values, perspectives and experience of certain longer-tenured directors, the Board understands that a static board lacking periodic refreshment of its composition is not in the best interests of shareholders. Notably, in the prior ten years, 16 F.N.B. directors have left the Board. The Nominating and Corporate Governance Committee and the Board engage in a careful, deliberate discussion and analysis of balancing the advantages of a robust refreshment process with the various benefits offered by a longer-tenured director.

The Board’s nomination of longer-tenured directors reflects the determination that their respective tenures on the Board provide them with unique perspectives and insight that complements the fresher perspectives of the lesser tenured Board members, resulting in a more balanced Board from a succession planning and tenure perspective. While cognizant of the notion that longer term directors could be at risk of becoming less independent, the Board and Nominating and Corporate Governance Committee carefully and objectively consider whether a longer-tenured director continues to consistently exhibit the requisite attributes and commitment required to objectively oversee and, when necessary, challenge management in order to best serve the interests of shareholders.

Our Nominating and Corporate Governance Committee and our Board have identified the skills, experience and background criteria discussed herein as key necessary qualifications, criteria and attributes that enable our Board to effectively discharge its oversight and fiduciary responsibilities. The Director-Nominee Profile and Director Skill Matrix (Director Skill Matrix), as well as the Criteria and Considerations for Recommending Director - Nominees, highlight the collective expertise, expectations, experience and skills of our directors that are uniquely aligned with F.N.B.’s strategies, risks and shareholder and other important stakeholder interests.

6 F.N.B. Corporation

Proposal 1. Election of Our Board of Directors

We do not know of any reason why any nominee named in this proxy statement would be unable to serve as a director if elected. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as may be nominated in accordance with our bylaws. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. Each of the nominees for election as a director was elected as a director at our 2022 Annual Meeting. No director or nominee has a family relationship to any other director-nominee for director or executive officer.

2023 Proxy Statement 7

Criteria and Considerations for Recommending Director-Nominees

The Nominating and Corporate Governance Committee assists the Board with reviewing and evaluating individuals who are qualified to become F.N.B. Board members. The committee’s evaluative process entails consideration of our Board-approved director qualification criteria set forth in our F.N.B. Corporation Corporate Governance Guidelines, application of our Director Skill Matrix (see Director - Nominee Profile and Director Skill Matrix), and “Board Composition Criteria” described below to make its determinations relative to recommending director-nominees at Annual Meetings and filling vacancies on the Board. Directors chosen to fill vacancies will hold office for a term expiring at the end of the next Annual Meeting.

The Nominating and Corporate Governance Committee will evaluate all candidates suggested by the Board Chair, other directors or third-party search firms, which the Company may retain from time to time to help identify potential new director candidates, or any persons recommended for nomination by a shareholder made in accordance with the Company’s advance notice bylaw provision. For information about recommending a candidate for nomination as a director, see Shareholder Proposals and Nominations for the 2024 Annual Meeting.

Board Composition Criteria

Commitment to Shareholders’ Interests

The individual’s strong commitment to the diligent pursuit of shareholders’ long-term best interests and understanding of our directors’ fiduciary obligations to our shareholders, including their adherence to the Investor Stewardship Group Principles (see Corporate Governance—Principles).

Professional Background and Experience	The individual’s specific experience, background and education, as they pertain to the Director Skill Matrix under Director-Nominee Profile and Director Skill Matrix.

Leadership Roles

The individual’s sustained record of substantial accomplishments and leadership in executive, C-suite, senior-level management, entrepreneurship and/or policy-making positions in finance, law, business, government, education, technology or not-for-profit enterprises, as well as public company board experience and prior F.N.B. board experience.

Judgement and Gravitas

The individual’s seriousness of purpose in evaluating complex business issues, willingness to confront challenging circumstances and ability to exhibit sound judgments including, when necessary, constructively challenging management’s recommendations and actions.

Diversity

The individual’s contribution to the diversity of the Board including differences of viewpoints, professional experience, education, skills and demographics considerations, such as race, gender and ethnicity, as well as the variety of personal attributes and life experiences that contribute to the Board’s collective strength and perspective.

Character and Integrity

The individual’s commitment to ethical conduct and demonstration of character and integrity, along with the requisite interpersonal skills to work with other directors on our Board and executive management in ways that are effective and beneficial to the interests of the Company and its shareholders, employees, customers and communities.

Time	The individual’s willingness and ability to commit the necessary time and effort required for effective service on our Board and committees.

Independence

The individual’s qualifications as “independent” under the NYSE’s and F.N.B.’s stringent categorical standards, their freedom from conflicts of interest that could interfere with their duties as a director, including, Board tenure, outside board service and other affiliations for actual or perceived conflicts of interest and demonstrated ability to challenge management.

Understands F.N.B.’s Corporate Culture and Values

The individual’s ability to effectively represent F.N.B.’s core values in the communities in which the Company operates, including adherence to Board and Company policies, such as F.N.B.’s Code of Conduct and policies concerning F.N.B. stock ownership and continuing education requirements.

8 F.N.B. Corporation

Proposal 1. Election of Our Board of Directors

Director - Nominee Profile and Director Skill Matrix

As demonstrated by the “Director - Nominee Qualifications, Expertise, and Attributes” profile highlights below, which tracks our Board-approved Director Skill Matrix, our Board is composed of directors who possess the collective skills, background, experience and knowledge that we have determined to be necessary for it to perform at a high level. This is a product of our Board’s careful succession and strategic planning, commitment to diverse and independent representation, and implementation of a dynamic Board refreshment process. The board composition figures (average tenure, age distribution, board diversity, gender diversity and independence) exclude F.N.B.’s Independent Lead Director# and our non-Independent Chairman/CEO.

Director-Nominee Qualifications, Expertise, and Attributes

Accounting / Auditing Understanding of financial institution and audit processes, controls and financial statements.
9

Environmental, Social, Governance Experience with the development and oversight of an effective corporate responsibility strategy.
6

Risk Management Possesses the ability to understand, identify and oversee the various types of risk which challenge financial institutions.
11

Human Capital Management and Succession Planning Can provide insight on how our Company can develop and retain talent, as well as oversee the succession planning of both our Board and management.
9

Cybersecurity / Technology Meaningful understanding of the critical aspects of financial institution technology and the challenges posed by the myriad of cybersecurity risks.
8

Business Has experience across various business lines and business developments that our Company maintains.
8

Public Company Board Service and Corporate Governance Current or prior experience serving on a public company board or counseling such boards on governance and fiduciary matters.
7

Strategic Planning Possesses experience with oversight of our strategic plan development, implementation and execution.
11

Legal / Regulatory / Government Understanding of the highly-regulated environment in which we operate, in addition to the role that the various regulatory agencies play in our industry.
8

#	Our Board has “grandfathered” our Independent Lead Director, William B. Campbell, who has served on our Board since 1975 (shortly after F.N.B. was organized in 1974).

&	Although our Lead Director is not included in this figure, our Lead Director is independent.

2023 Proxy Statement 9

Proposal 1. Election of Our Board of Directors

The Board proposes the election of the following director nominees for a term of one year. Below is information about each nominee, including biographical data for at least the past five years. If one or more of these nominees become unavailable to accept a nomination or election as a director, the individuals named as proxies on the proxy card will vote the shares that they represent for the election of such other persons as the Board may recommend, unless the Board reduces the number of directors.

Nominees for Election at Our Annual Meeting

Name	Age	Director Since	Independent	Principal Background and Relevant Experience

Pamela A. Bena	58	2018	Yes	Finance Executive

William B. Campbell (Independent Lead Director)	84	1975	Yes	Former Owner of Commercial, Aviation and Other Businesses

James D. Chiafullo	65	2012	Yes	Partner — Global Law Firm

Vincent J. Delie, Jr. (Chairman, President and CEO)	58	2012(1)	No	F.N.B. CEO and FNBPA President

Mary Jo Dively	64	2018	Yes	General Counsel — Globally Top Tier Ranked University

David J. Malone	68	2005	Yes	CEO — Investment and Insurance Advisory Firm

Frank C. Mencini	58	2016	Yes	Healthcare Consulting, Accounting

David L. Motley	64	2013	Yes	Consultant — Strategic Planning and Executive Development

Heidi A. Nicholas	68	2015	Yes	Commercial Developer — Housing

John S. Stanik	69	2013	Yes	Former CEO/Director — Public Companies

William J. Strimbu	62	1995	Yes	CEO — Transportation Company

(1)	Chairman Delie was elected to the FNBPA Board on June 16, 2009. Chairman Delie was elected to the F.N.B. Board on January 18, 2012.

10 F.N.B. Corporation

Proposal 1. Election of Our Board of Directors

Biographical Information Concerning Director-Nominees

Pamela A. Bena

Age: 58 Director Since: 2018 Committees: • Audit • Compensation • Nominating and Corporate Governance Other Public Company Directorships: None

Professional Experience

Zoological Society of Pittsburgh (formerly Pittsburgh Zoo & PPG Aquarium)

•	Chief Financial Officer (July 2021-present)
•	Director of Finance (2020-June 2021)

Heeter Printing, printing company

•	Vice President of Finance (2017-2019)

American Bridge, civil engineering company

•	Senior Vice President, Finance (1994-2013)

Reasons for Nomination

•

Extensive and varied background, experience, and skills relative to audit, finance, accounting, regulatory compliance and risk management, including preparation of public company financial statements in accordance with generally accepted accounting principles (GAAP), and SEC disclosure filings and the attendant quarterly Sarbanes Oxley review process.

•	Broad-based experience and thorough understanding of complex audit/accounting principles and disclosures, and regulatory compliance.

William B. Campbell

Independent Lead Director

Age: 84

Director Since: 1975

Committees:

•  Executive

•  Nominating and Corporate Governance

•  Attends Audit, Compensation, Credit Risk, Fair Lending and CRA and Risk Committee meetings as part of his Independent Lead Director responsibilities

Other Public Company Directorships: None

Professional Experience

Shenango Steel Erectors, Inc., commercial building construction company

•	Former owner and retired CEO of commercial construction, transportation, insurance and aviation companies
•	NACD Director of the Year (2017)

Reasons for Nomination

•	Experience offers unique perspective on the various economic, regulatory and industry-related challenges that the financial services industry has confronted during his Board tenure.
•

Committed to promoting a Board culture that fosters ethical business practices, challenges management when appropriate and sets the tone at the top for maintaining prudent risk management and sound corporate culture.

•	Thorough understanding of Board responsibilities, along with his ability to proactively act as an effective liaison to promote a cohesive, collegial and highly functioning Board.
•

Adherence to sound corporate governance principles, high ethical standards and a strong commitment to maintaining an indivisible and clearly defined independence from management, which enables him to be an effective liaison between the Board and management.

James D. Chiafullo

Age: 65

Director Since: 2012

Committees:

•  Credit Risk, Fair Lending and CRA

•  Nominating and Corporate Governance (Chair)

Professional Experience

Dentons, Cohen & Grigsby, P.C., law firm

•  Partner (1999-present)

Other Public Company Directorships: None

Reasons for Nomination

•

Corporate transactional governance and legal experience, along with his particular focus in the areas of fiduciary duties and responsibilities, regulatory compliance and finance, provide him with the necessary background to assist the Board with its oversight of F.N.B.’s governance responsibilities, corporate risk strategies and Board succession process.

•	Prior experience serving as a board member of a public company providing environmental and specialty contracting service.
•	Hands-on experience working with sophisticated technology systems and his legal work involving a major U.S. retailer in connection with cybersecurity threats and breaches.
•

Mr. Chiafullo holds a Certificate in Cybersecurity Oversight from Carnegie Mellon University’s (CMU) Community Emergency Response Team (CERT) Division of Software Engineering Institute. The Certificate attests to the recipient’s knowledge, understanding and proficiency regarding critical best practice cybersecurity principles, including governance, risk and resilience practices, threat and vulnerability considerations, as well as incident response, business continuity and disaster recovery strategies.

2023 Proxy Statement 11

Proposal 1. Election of Our Board of Directors

Vincent J. Delie, Jr.

Chairman Age: 58 Director Since: 2012 Committees: • Credit Risk, Fair Lending and CRA (Ex Officio) • Executive (Chair) Other Public Company Directorships: None

Professional Experience

F.N.B. Corporation, financial services corporation

•	President (2011-present)
•	CEO (2013-Present)
•	Board Chairman (December 2017-present)

First National Bank of Pennsylvania

•	Board Member (2009-present)
•	CEO (2011-present)
•	President (2009-2011; 2015-present)

Reasons for Nomination

•	More than 36 years of broad-based experience in the financial services industry which has included executive management roles with F.N.B. and other large financial institutions.
•

Under Mr. Delie’s tenure as an executive leader, F.N.B. has grown from $8.7 billion in assets in 2009 to approximately $43.7 billion in assets by the end of 2022, inclusive of the UB Bancorp acquisition (which closed on December 9, 2022).

•	F.N.B. has produced significant expansion in terms of scale, geographic markets, complexity of operations, revenue, earnings, capital growth and the breadth of its available products and services.
•

F.N.B. has completed and integrated numerous acquisitions and experienced record profitability. FNBPA has been recognized by various regional and national publications and firms which evaluate employee satisfaction, commitment to diversity, inclusion and ESG, the quality of bank products and services and deployment of innovative technology.

•	Built a strong risk management framework which enables F.N.B. to continue its trajectory to remain a successful financial services company in the U.S.

Mary Jo Dively

Age: 64 Director Since: 2018 Committees: • Audit • Credit Risk, Fair Lending and CRA • Risk Other Public Company Directorships: None

Professional Experience

Carnegie Mellon University, private, non-profit, research-based university

•	Vice President and General Counsel (2002-present)

Reasons for Nomination

•

Unique legal background and experience with respect to challenges being confronted by the financial services industry, especially with respect to emerging risk management issues, such as business technology, cybersecurity, and the attendant regulatory environment.

•	Significant international experience in opening and maintaining operations around the world, including in Europe, Africa, Asia, Australia, South America and the Middle East.
•

Ms. Dively holds a Certificate in Cybersecurity Oversight from CMU’s CERT Division of Software Engineering Institute. The Certificate attests to the recipient’s knowledge, understanding and proficiency regarding critical best practice cybersecurity principles, including governance, risk and resilience practices, threat and vulnerability considerations, as well as incident response, business continuity and disaster recovery strategies.

David J. Malone

Age: 68 Director Since: 2005 Committees: • Audit • Compensation (Chair) Other Public Company Directorships: None

Professional Experience

Gateway Financial Group, Inc., financial services group

•	Chairman and CEO (2005-present)

Reasons for Nomination

•	Extensive broad-based experience assessing, analyzing and understanding the alignment of long-term interest of shareholders and executive compensation strategies.
•	Experience as a CEO of a financial services firm, which specializes in providing financial, investment and insurance advice to businesses and high net worth individuals.
•

Board position with a major health care provider provides him with the requisite background and appropriate perspective for assisting our Board with confronting complex regulatory compliance challenges and issues attendant to a financial services organization operating in a heavily regulated industry.

12 F.N.B. Corporation

Proposal 1. Election of Our Board of Directors

Frank C. Mencini

Age: 58 Director Since: 2016 Committees: • Audit (Chair) • Executive • Nominating and Corporate Governance • Risk Other Public Company Directorships: None

Professional Experience

Inova Medical Group (Inova Health System), non-profit health organization in Northern Virginia

•	Chief Financial Officer (2017-present)

Mencini Healthcare Associates, health care consulting firm

•	President and CEO (2002-present)

Reasons for Nomination

•	Extensive experience as a certified public accountant (CPA) who possesses high-level public company audit, regulatory compliance, technology and business consulting experience.
•	Significant experience guiding successful entrepreneurial business enterprises, including developing strategies to grow customers and profits.
•

In-depth experience providing direction to heavily-regulated industries relative to assessing data and cybersecurity risks and developing effective response and remediation plans relative to risk management issues.

David L. Motley

Age: 64 Director Since: 2013 Committees: • Compensation • Credit Risk, Fair Lending and CRA • Risk

Other Public Company Directorships

•	Koppers, global wood treatment solutions company (2018–present)
•	Deep Lake Capital Acquisition Corporation, a special purpose acquisition company (2021-present)
•	II-VI, Inc., manufacturer of optical materials and semiconductors (2021-present)

Professional Experience

BTN Ventures, venture capital firm investing in seed stage software companies advancing software as a service, artificial intelligence and marketplace-creating business models with founding teams that have African American and diverse representation

•	General Partner (2021-present)

BlueTree Venture Fund, venture fund focused on early-stage life science and IT-related opportunities at the Series B stage of funding

•	General Partner (2014-present)

DDRC327, real estate development company

•	General Partner (2016-present)

MCAPS, LLC, professional services company providing construction management and IT capabilities and services

•	CEO, President (2017–present)

Black Tech Nation Ventures, a venture capital group that invests in and provides support for African American and diverse technology startups.

•	Investor and co-Founder (2022 to present)

Reasons for Nomination

•

Three decades of working and consulting with corporate and business leaders regarding strategic development, implementation and advising executives for more than 40 businesses in the U.S. across multiple industry sectors, including heavily regulated industries.

•	Provides unique insight with respect to F.N.B.’s diversity, equity and inclusion initiatives.
•	Recognized leader in promoting increased Board and C-suite diverse representation at U.S. public companies and promotion of opportunities for minorities in the technology industry.
•	Public company board experience, including with respect to enterprise-wide risk management matters.

2023 Proxy Statement 13

Proposal 1. Election of Our Board of Directors

Heidi A. Nicholas

Age: 68 Director Since: 2015 Committees: • Audit • Executive • Risk (Chair) Other Public Company Directorships: None

Professional Experience

Nicholas Enterprises, firm that engages in the development and management of commercial and multi-tenant residential real estate in Central Pennsylvania

•	Principal (2001-present)

Reasons for Nomination

•	Investment banking experience including, financial institution and telecommunication industry analysis and transaction work.
•	Unparalleled understanding of, investment in, and risk management of the commercial real estate industry.
•	Understanding of the housing markets and economic conditions, including financing of complex multi-family and lower income residential developments.
•	Significant and comprehensive finance and complex transaction experience.
•	Extensive experience with financial services risk management challenges.

John S. Stanik

Age: 69 Director Since: 2013 Committees: • Credit Risk, Fair Lending and CRA • Risk Other Public Company Directorships: None

Professional Experience

Retired CEO

Ampco-Pittsburgh Corporation, publicly held international company, specializing in manufacturing forged and cast rolls for the metals industry and other specialty industrial equipment

•	CEO and Director (2015-2018)

Calgon Carbon Corporation, publicly held environmental products and services company

•	Retired CEO, President and Director (2003-2012)
•	Chairman of the Board of Directors (2007-2012)

Reasons for Nomination

•

Extensive CEO, C-suite and public company board experience, which place a premium on his unique combination of leadership, strategic, business planning and risk management skills, as well as an insightful perspective on investor expectations.

•

Extensive experience with investors, risk management, executive compensation and financial disclosures, as well as full understanding of strategic considerations attendant to the Corporation’s expanding business growth opportunities and investment thesis.

•	Extensive experience with respect to developing and integrating environmental aspects into product development.

William J. Strimbu

Age: 62 Director Since: 1995 Committees: • Compensation • Credit Risk, Fair Lending and CRA (Chair) • Executive • Nominating and Corporate Governance Other Public Company Directorships: None

Professional Experience

Nick Strimbu, Inc., trucking company with common carrier authority

•	President (1982-present)

Reasons for Nomination

•

Long-term executive and leadership experience in regional transportation, health care and philanthropic entities, including a strong background in developing logistical and strategic plans for changing economic conditions.

•	Executive, operational, economic development, philanthropic and financial experience.
•	Offers broad-based understanding regarding small and medium business challenges and foresight of emerging economic environments.
•

Familiarity with the financial and credit challenges of medium and small businesses, including workouts, along with a unique perspective on emerging economic trends, including critical insight into the credit environment due to his early insight into emerging macroeconomic and lending trends that are predictive of future challenges and risks confronting the financial services industry.

14 F.N.B. Corporation

Corporate Governance

CORPORATE GOVERNANCE

Principles

The foundation of our corporate governance principles is our commitment to our shareholders, customers, employees, communities and other stakeholders based on the fundamental principles of fairness, transparency, integrity, diversity and accountability. Our corporate governance standards are highlighted in our Corporate Governance Guidelines which are reviewed and, if required, updated annually by our Board. You may view the Corporate Governance Guidelines on our website at: https://www.fnb-online.com/guidelines. These guidelines are designed to adhere to regulatory requirements, including the NYSE corporate governance listing standards, SEC governance standards, other widely accepted best practices promoted by proxy advisory firms, institutional investors and national organizations dedicated to promoting sound governance practices. Most notably, our Corporate Governance Guidelines are specifically modeled after the globally recognized best practice corporate governance framework established by the Investor Stewardship Group (ISG) for U.S. listed companies. They incorporate the exacting principles of the Council of Institutional Investor’s “Corporate Governance Policies,” which we believe assure our governance standards and shareholder voting rights adhere to the highest standards.

The information below highlights the strong alignment of our corporate governance practices with the ISG standards.

ISG Principle 1: Boards are accountable to Shareholders.	• The full Board of Directors is elected annually by a majority of votes cast.

ISG Principle 2: Shareholders should be entitled to voting rights in line with their economic interest.

•  Each shareholder is entitled to one vote for every share they own as of the meeting record date.

•  A special meeting of shareholders may be called by the consent of shareholders holding at least 25 percent of the outstanding shares of our common stock.

•  Shareholders may communicate directly with our Board or any Board Committee or any individual director (please see Communications with Our Board).

ISG Principle 3: Boards should be responsive to shareholders and be proactive in order to understand their perspectives.

•  In 2022-2023, F.N.B. engaged with major proxy advisory firms, as well as multiple shareholders (see Robust Shareholder Engagement Program in Highlights of Superior Governance Practices and Say-on-Pay and Shareholder Engagement in the CD&A) to discuss our executive compensation practices, ESG topics, financial performance and other topics of interest.

ISG Principle 4: Boards should have a strong independent leadership structure.

•  100 percent of our directors, excluding our CEO, are independent under SEC, NYSE and other widely recognized independence standards, which, coupled with an empowered and engaged Independent Lead Director, ensures effective Board oversight of management and strong governance processes.

ISG Principle 5: Boards should adopt structures and practices that enhance their effectiveness.

•  F.N.B.’s governance practices, processes and expectations regarding the qualifications, experience, background and commitment of our Board are designed to meet or exceed the US and globally recognized best practices standards for public companies by both ISG and the Council of Institutional Investors.

ISG Principle 6: Boards should develop management incentive structures that are aligned with the long-term strategy of the company.	• As discussed in the CD&A, F.N.B.’s compensation practices are uniquely aligned with long-term shareholder interests and do not incentivize inappropriate risk taking.

2023 Proxy Statement 15

Corporate Governance

Succession Planning Board, CEO and Management

Board Succession and Refreshment

Our Nominating and Corporate Governance Committee is responsible for leading, in collaboration with our Independent Lead Director and Board Chair, our Board succession and refreshment processes. The F.N.B. director nomination process is designed to nominate a slate of nominees who collectively possess the optimal mix of skills, experience and other Board composition considerations, such as leadership, interpersonal dynamics, strategic foresight and Board tenure, that produce a Board that is capable of prudently overseeing Company management and operations.

Our Board’s succession plan and refreshment practices are the culmination of a thoughtful and methodical process that is carried on throughout the year. The chart below describes in detail our Board succession planning process and objectives:

1.	BOARD COMPOSITION REVIEW

The Board along with the Nominating and Corporate Governance Committee reviews incumbent and other director-nominees’ background, experience and other qualifications, as well as an assessment of Board diversity.

▼

2.	REVIEW AND UPDATE DIRECTOR SKILL MATRIX AND OTHER BOARD COMPOSITION CRITERIA

In view of the ever-changing legal, regulatory, risk and business landscape, our Board and Nominating and Corporate Governance Committee regularly assess and identifies the skills necessary for a high performing board.

When appropriate, the Nominating and Corporate Governance Committee makes changes to the Board Skill Matrix so that our Board’s composition aligns with necessary skills for a fully functioning board.

▼

3.	REGULAR BOARD AND DIRECTOR SELF-ASSESSMENTS AND EVALUATIONS

The results of the annual Board and Board committee and bi-annual director self-assessments are reviewed by an independent outside legal counsel.

These results are then evaluated by the Nominating and Corporate Governance Committee and reported to the Board.

This is one of the considerations used to determine whether to re-nominate incumbent directors.

▼

4.	CONSIDER FEEDBACK FROM SHAREHOLDERS AND PROXY ADVISORY FIRMS	Input provided by shareholders and proxy advisory firms concerning the Board’s composition is reviewed and considered by the Nominating and Corporate Governance Committee.
▼

16 F.N.B. Corporation

Corporate Governance

5.	BOARD RECOMMENDATIONS

The Board and Nominating and Corporate Governance Committee, in consultation with independent outside legal counsel, evaluates the independence of directors, ratifies any related person transactions if appropriate, and recommends director independence determinations and director candidate nominations to the Board. The Board then recommends director nominee candidates for election by the shareholders.

For detailed information on the Board nomination criteria used, please see our Board Skill Matrix and Criteria and Considerations for Recommending Director - Nominees.

▼

6.	ANNUAL ELECTION OF THE BOARD OF DIRECTORS BY SHAREHOLDERS

Each of the members of our Board of Directors is elected by the shareholders at our Annual Meeting.

Directors are assigned to Board Committees and committee leadership positions based on their qualifications, background, skills and experience.

Management and Employee Succession and Refreshment

The CEO, in collaboration with our executive management team, regularly reviews the management and employee succession plan for our CEO, key executives, senior management and other employee positions and annually consults with the Board, which includes formal presentations to the Board regarding the management succession plan.

Succession planning is a priority for the Board and our senior management, with the goal of providing a strong pipeline of emerging and diverse leaders for the future. The chart below describes in detail our management and employee succession planning process objectives and the ways in which those objectives are met throughout the year:

Key Management Succession Objectives:

•	Human Resources, in collaboration with members of senior management, tracks regular updates, ongoing evaluations and strategic considerations with regard to management and employee succession.

•	The management and employee succession plans are formally presented to the full Board on an annual basis.

•	These positions include our key executives, senior and middle management and other positions for employees demonstrating leadership potential.

For additional, detailed information about our human capital program, please see our 2022 Form 10-K and for additional information about our human resources highlights, see the 2022 F.N.B. Corporation Corporate Responsibility Report (see Resources). Our 2023 Corporate Responsibility Report will be issued later in 2023.

2023 Proxy Statement 17

Corporate Governance

Board Attendance and Committees

Under our Board attendance policy, directors are expected to attend all shareholder and Board meetings and those committee meetings of which they are a member. Our Board met six times in 2022, and collectively, our directors attended 98 percent of our Board and committee meetings. All our directors attended our 2022 Annual Meeting. Our Board is required to annually conduct at least two independent director Board executive sessions to discuss, among other topics, executive management performance, as well as Company and strategic matters. Our Board conducted four executive sessions in 2022.

Our principal Board committees serve as joint committees for both the Corporation and FNBPA and consist of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Risk Committee (collectively, the Standing Committees). The Board has determined that all directors who served as members of the Standing Committees (including their Chairs) during 2022 are independent under the applicable NYSE standards and SEC rules and otherwise meet the specific eligibility requirements for these committees. The Corporation also has an Executive Committee. Each member of the Executive Committee has been determined by our Board to be independent except for Board Chairman Delie (current CEO). FNBPA has a Credit Risk, Fair Lending and Community Reinvestment Act (CRA) Committee. Each member of FNBPA’s Credit Risk, Fair Lending and CRA Committee has been determined by our Board to be independent. The composition and qualifications of the Credit Risk, Fair Lending and CRA Committee is consistent with federal bank regulatory standards. Board Chairman Delie is an ex officio member of the Credit Risk, Fair Lending and CRA Committee. We identify the current members and chairs of our Board and FNBPA committees in the table titled “Biographical Information Concerning Director-Nominees”.

Each of these committees has a written charter, and the charters of the committees of the Company are accessible on our website at https://www.fnb-online.com/governance. We anticipate the Standing Committees and the FNBPA Credit Risk, Fair Lending and CRA Committee will perform additional duties that are not specifically set out in their respective charters as may be necessary or advisable in order for us to comply with certain laws, regulations or corporate governance standards. The Company will provide copies of these documents, without charge, to any person upon written request sent to our Corporate Secretary at F.N.B. Corporation, One North Shore Center, 12 Federal Street, Pittsburgh, Pennsylvania 15212.

Audit Committee (Met 10 times in 2022)

•  Responsible primarily for selecting and overseeing the services performed by our independent registered public accounting firm and Internal Audit Department (Internal Audit), evaluating our accounting policies and system of internal controls and reviewing significant financial transactions and compliance matters.

• Approves all audit services and permitted non-audit services, as well as all engagement fees and terms related thereto.

•  The Board has determined that each member of the Audit Committee qualifies as “financially literate,” and as an “audit committee financial expert” as defined by the SEC. The determination that each of the Audit Committee members qualifies as an “audit committee financial expert” included an evaluation of each person’s qualifications and other relevant experience under applicable SEC rules and definitions, including consideration of each person’s work, financial, business and professional experience and educational background. Each Audit Committee member also meets the additional criteria for independence of audit committee members set forth under the SEC rules, NYSE listing standards, F.N.B. categorical independence standards and applicable federal bank regulatory requirements.

•  Our Board policy provides that Audit Committee members cannot serve on the audit committees of more than two other public companies at the same time.

•  Our Board and committees have access to our external auditors in order to discharge their fiduciary and legal duties and responsibilities.

•  Receives reports regarding the Company’s ESG and corporate responsibility initiatives and strategies and reviews and approves disclosures attendant to these matters.

18 F.N.B. Corporation

Corporate Governance

Compensation Committee (Met seven times in 2022)

•  Responsible primarily for structuring, reviewing and monitoring the compensation arrangements for our executive officers, including the CEO; administering our equity compensation plans and reviewing and approving the compensation of the Board for the purposes of establishing alignment with long-term shareholder interests.

•  Works directly with our independent consultant to achieve the Committee’s objectives.

•  The Board has affirmatively determined that each member of the Compensation Committee qualifies under the NYSE, F.N.B. categorical and Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 “independence” standards.

•  Considers shareholders/proxy advisors’ engagement feedback relative to our compensation practices and disclosures.

•  Oversees the Company’s human capital strategies, initiatives and practices.

For a more detailed description of the Compensation Committee’s processes and procedures, including the roles of our independent compensation consultant in the Compensation Committee’s decision-making process, we refer you to our CD&A.

Credit Risk, Fair Lending and CRA Committee (Met seven times in 2022)

•  Oversight of credit, lending and credit risk management and strategies, including review of quality and performance of our loan portfolio, approval of loan loss reserves and internal credit policies and establishment of loan portfolio concentration limits.

•  Approval of intercompany and insider loans subject to Regulation W, and Regulation O, respectively, in accordance with applicable regulatory requirements.

•  Oversight of the Bank’s Community Reinvestment Act (CRA) responsibilities, including the monitoring of FNBPA’s community lending and investment activities relative to CRA and federal fair lending laws and regulations, our CRA Policy and our community development activities and collaborations with national, regional and local community development organizations.

•  Reviews and monitors the Bank’s lending strategies as it relates to risk management considerations relative to ESG-related risks.

Nominating and Corporate Governance Committee (Met seven times in 2022)

•  Leads our Board governance processes regarding the development of standards concerning the qualifications and composition of our Board, including diversity considerations, development of Board Composition Criteria and the Director Skill Matrix.

•  Conducts annual Board and Committee succession planning and Board and director self-assessment processes, evaluates results and reports results to the Board.

•  Oversees the Company’s overall ESG and corporate responsibility strategies, initiatives and practices and recommends public disclosures regarding these matters.

•  Reviews feedback from shareholders/proxy advisor firms’ engagement feedback and makes recommendations to Board based on such feedback.

Risk Committee (Met five times in 2022)

•  Assists the Board with review and oversight attendant to Company management of its enterprise-wide risk management program (see discussion under Oversight of Risk), including establishing, in consultation with the Chief Risk Officer and senior management, an appropriate risk management framework and acceptable risk tolerance levels for the Company and its compensation practices, and reports this information to the Board.

•  Oversees the Company’s climate-related risk management, policies, procedures and processes and advises regarding public disclosures of such matters.

•  Reviews and approves risk tolerance with respect to executive compensation.

Executive Committee (Met two times in 2022)

•  Assists the Board by offering an efficient means of considering matters and issues requiring immediate attention during intervals between regular meetings of our Board or considering specific responsibilities which may be delegated to it from time to time by the Board, including acquisitions.

2023 Proxy Statement 19

Corporate Governance

Oversight of Risk

Enterprise-Wide Risk Management Structure

Our Board oversees risk management through multiple layers of defense and receives reports regarding F.N.B.’s risk management processes, challenges and issues from our Audit, Compensation, Risk and Credit Risk, Fair Lending and CRA Committees (each of which is composed entirely of independent directors who qualify under the requirements of the SEC and NYSE), executive management, internal information security and compliance departments, and our Chief Risk Officer.

F.N.B.-FNBPA Board

Board of Directors

▶   Ultimately identifies, understands and prudently and proactively oversees risks attendant to our businesses and operations:

▶   Receives regular update reports from the Audit, Risk, Credit Risk, Fair Lending and CRA and Compensation Committees, and reviews strategic risks annually at a designated strategy meeting as well as on an ongoing basis throughout the year.

▶   Delegates responsibility for managing certain types of risk to its committees, which report regularly to the Board on activities in their individual areas of oversight.

Risk Committee	Audit Committee	Credit Risk, Fair Lending and CRA Committee	Nominating and Corporate Governance Committee	Compensation Committee
Oversees enterprise-wide risk management policies, processes and practices, including reviewing and approving the Company Statement of Risk Appetite.

Oversees management’s process for emerging business and operational risks that could have a material impact on capital or financial reporting, such as those related to internal controls, liquidity and regulatory, operational and legal matters.

Oversees and reviews Company’s credit policies, strategies, internal lending and portfolio concentration limits, geographic and industry loan segments, and compliance with CRA and fair lending requirements.

Oversees the architecture within which the Company and Board governance processes enable the Board and management to effectively work together to manage enterprise-wide risks.

Reviews the annual risk assessment conducted by the Chief Risk Officer, which reviews the structure and framework, including relevant policies and potential payouts, of all the Company’s compensation and incentive plans, particularly with respect to the avoidance of inappropriate risk taking or business behavior.

Executive Leadership Risk Management Accountability

Our CEO and his executive and senior management team are accountable for maintaining a strong risk culture and for managing and overseeing risks across our Company, including, but not limited to, strategic, market, credit, legal, compliance, audit, liquidity, operational, model, human capital and reputational risk matters.

Three Lines of Defense

•  F.N.B.’s enterprise-wide risk management system deploys a three-lines-of-defense model which is designed to:

(i)   make each of our businesses principally responsible for owning and managing the day-to-day risks attendant to their operational activities;

(ii)    deploy rigorous risk and compliance management oversight structure to attempt to ensure all business functions are in accordance with our risk management policies, as well as identify emerging risks in the daily operation of our businesses;

(iii)   obtain independent assurance from our internal auditors regarding the effectiveness of the Company’s first- and second-line functions and appropriately report the effectiveness of the Company’s risk management, compliance and control culture to our Audit and Risk Committees and Board, as well as our regulators and external auditors.

Our primary risk exposures, as well as our risk management framework and methodologies, are discussed more fully under Item 1A-Risk Factors (pages 23-37) and the Risk Management discussion (pages 73-74) in the 2022 Form 10-K. Also see Compensation Governance and Risk Management in the CD&A for a discussion of risk assessment as it relates to our compensation program.

20 F.N.B. Corporation

Corporate Governance

Our decisions and strategies are evaluated through the lens of our risk appetite. The Board, in collaboration with executive management, has established a dynamic enterprise risk management framework which encompasses the full range of risks that we encounter as part of the normal course of operating our businesses, as well as our proactive strategy regarding bank regulatory governance and risk management “heightened standards” guidelines applicable to financial institutions with greater than $50 billion in total assets. Our enterprise risk management program is aligned with our long-term shareholder value strategy, while also supporting our employees, customers and communities. F.N.B continues to build out its first line of defense as our Company becomes larger and more complex.

Key components of our enterprise risk appetite statements encompass the following overriding principles:

•

Business strategies, plans and decisions are assessed with the perspective of potential impacts of the various economic cycles for the purpose of protecting our reputation and brand by effectively and prudently managing risks that are quantifiable, understood and properly evaluated.

•

We engage in proactive and prudent capital allocation, liquidity monitoring, credit underwriting, compliance oversight, fraud/cyber security mitigation and financial management practices so that we can effectively operate in all economic cycles. This analysis includes regular monitoring of loan and deposit concentrations.

•	Our compensation practices are aligned with our business and strategic objectives while avoiding incentivizing excess risk or inappropriate business behavior.

•	We continue to strengthen relationships with employees, customers, communities and shareholders.

A critical component of our compensation philosophy is the incorporation of F.N.B.’s risk appetite and risk management culture into the performance evaluation process. F.N.B.’s compensation program is designed to promote prudent and effective risk management practices aligned with our risk appetite, while also disincentivizing undue or inappropriate risk-taking at all levels of the organization. By effectively communicating our risk appetite in advance, we seek to manage and control the risks that employees can take or influence, consistent with their roles and responsibilities. Annual incentive awards are based on assessments of various quantitative and qualitative performance measurements, both on an absolute and a relative basis. In addition to other performance considerations, our compensation decisions allow for appropriate discretion to evaluate the effectiveness of the employee’s performance of risk management practices, as well as adherence to compliance with controls attendant to such employee’s job responsibilities. We also have a clawback policy as described in the CD&A.

We have developed a standardized governance framework for our incentive compensation plans to help assess, monitor and validate that our plans balance risk and reward, comply with applicable laws and regulations, demonstrate fiscal responsibility and maintain an appropriate customer focus. Our dynamic compensation philosophy enables us to regularly assess and, where appropriate, modify our incentive compensation plans in accordance with this framework to help our plans to appropriately reflect risk considerations, including the management of identified issues, the duration of the risks and the prospective alignment with our desired risk appetite.

Based on the alignment of our risk management and governance framework with our compensation and incentive practices, we believe that the risks arising from our compensation plans, policies and practices are not reasonably likely to have a material adverse effect on F.N.B.

Cybersecurity Risk Management Protocols

As part of our business, we collect, process and retain sensitive and confidential Company, employee and customer information in both paper and electronic form and rely heavily on communications and information systems to carefully manage these functions. This information includes sensitive non-public, personally identifiable information that is protected under applicable federal and state laws and regulations. Additionally, certain of these data processing functions are not handled by us directly but are outsourced to qualified and verified third-party providers.

Cybersecurity risks for financial institutions continue to evolve as a result of the increased interconnectedness of operating environments and the use of new technologies, devices and delivery channels to transmit data and

2023 Proxy Statement 21

Corporate Governance

conduct financial transactions. The adoption of new products, services and delivery channels contribute to a more complex operating environment, which enhances operational risk and presents the potential for additional structural vulnerabilities. We devote resources, technology and management focus to ensuring the confidentiality, integrity and availability of our systems. This includes the adoption of policies and procedures that involve our third-parties to prevent, detect, monitor, deter and respond to cyber-related crimes and intrusions that are intended to infiltrate our networks; access customer accounts and information; capture sensitive Company, employee, client and customer information; deny service to customers or harm electronic processing capabilities. If and when necessary, these policies and procedures ensure we are ready to provide required notices to affected persons and entities.

F.N.B. deploys cybersecurity risk management policies, procedures, practices, protocols and plans, as well as cybersecurity insurance coverage, designed to mitigate risk of unauthorized access to, or unauthorized use, disclosure, disruption, capture, modification or destruction of, our or our client’s information or information systems. Below is an overview of the oversight measures taken at the Board and management levels of the organization:

Qualified Cybersecurity Board Oversight and Management	⬛

∎  Experienced and skilled Chief Information Security Officer (CISO) and team capable of managing our cybersecurity risk management processes and systems.

∎  Two of our Board members hold a Certificate in Cybersecurity Oversight from CMU’s (CERT) Division of Software Engineering Institute.

Prudent Cybersecurity Reporting and Governance Processes	⬛

∎  Our Business Continuity Reporting process requires immediate notification of significant cyber events or threats to senior management and the Board.

∎  Additionally our CISO provides quarterly detailed cybersecurity risk management updates to our management’s Risk Management Committee and Board Risk Committee and obtains approvals regarding cyber risk management policies and processes.

Comprehensive Cybersecurity Risk Management Protocols	⬛

∎  Our cybersecurity risk management program includes industry “best practices” to detect internal and external threats and cyber exposure, including

(i)  Enterprise level continuous monitoring;

(ii)   User behavior and threat analytics;

(iii)  Application of continually evolving correlation rules for rapid identification of the threat landscape;

(iv)  Robust and extensive testing protocols, including penetration, routine vulnerability scans and system compliance validations;

(v)   Board training and mandatory annual training of all employees and routine phishing tests; and

(vi)  Annual risk assessment testing in accordance with the stringent National Institute of Standards and Technology cybersecurity framework requirements.

Tested and Proven Cyber Continuity and Recovery Plan	⬛

∎  Multiple disaster recovery tests are conducted annually to evaluate our ability to recover to our alternate facility and continue to effectively operate.

∎  Additionally, for ensuring business and operational security, we regularly conduct such simulations involving cyber attacks, intrusions and other scenarios to test preparedness and our ability to promptly and effectively respond and recover.

22 F.N.B. Corporation

Corporate Governance

Code of Conduct and Code of Ethics

The Code of Conduct reflects F.N.B.’s policy of responsible and ethical business practices and states that the Company’s reputation for integrity depends on the conduct of its representatives. The Company annually requires all directors and employees to review and affirmatively certify that they understand their responsibilities under the Code of Conduct and agree to abide by the Code of Conduct standards. Company directors and employees are required to participate in annual training relative to the standards set forth in the Code of Conduct. The Company will disclose any changes in or waivers from its Code of Conduct by posting the revised Code or other related information on its website. You may view the Code of Conduct on our website at https://www.fnb-online.com/conduct.

The Code of Ethics applies to the Company’s senior officers and employees. The Code of Ethics advocates for, among other things, honest behavior, integrity, compliance with statutes, rules and regulations of any federal, state and local government that are applicable to the Company’s operations and acting in order to maintain the Company’s reputation. The Company’s directors and employees are required to participate in annual training relative to the standards set forth in the Code of Ethics. The Company will disclose any changes in or waivers from its Code of Ethics by posting the revised Code or other related information on its website. You may view the Code of Ethics on our website at https://www.fnb-online.com/ethics.

Director Independence

Applicable Standards for Determining Director Independence.

The NYSE listing standards and governance requirements require a majority of our directors and each member of our Audit, Compensation, and Nominating and Corporate Governance Committees to be independent. The standards can be found in the “NYSE Listed Company Manual,” located at nyse.com/listings/resources. In addition, our Corporate Governance Guidelines require a substantial majority of our directors to be independent. Our Board has adopted Director Independence Categorical Standards (Categorical Standards), which are contained in our Corporate Governance Guidelines, to assist it in determining each director’s independence. The Categorical Standards allow for the assessment of independence based upon the specified categories and types of transactions which conform to, or, in part, are more rigorous than, the independence requirements of the NYSE.

F.N.B. Director Independence Determinations.

In early 2023, the independent directors on our Board, in coordination with our Nominating and Corporate Governance Committee, evaluated the relevant relationships between each director/director-nominee (and his or her immediate family members and affiliates), F.N.B. and its subsidiaries under the NYSE, and F.N.B. categorical independence standards (collectively, “F.N.B. Independence Standards”), which are described more fully in our Corporate Governance Guidelines. It was affirmatively determined that all our directors/director-nominees are independent, except for Mr. Delie, due to his position as CEO of our Company. Specifically, the independent members of our Board have affirmatively determined that the following 10 of our 11 directors/director-nominees are independent under the F.N.B. Independence Standards: Ms. Bena, Mr. Campbell, Mr. Chiafullo, Ms. Dively, Mr. Malone, Mr. Mencini, Mr. Motley, Ms. Nicholas, Mr. Stanik and Mr. Strimbu.

2023 Proxy Statement 23

Corporate Governance

In making their independence determination, the independent directors of our Board considered the F.N.B. Independence Standards relative to the ordinary course, non-preferential relationships that existed during the preceding three years, including those transactions reported under Related Person Transactions, and determined that none of the relationships constituted a material relationship between the director/director-nominee and our Company:

Relationship	Director Relationship in 2022

Material-Related Party Transactions with Directors	• None

Family Relationships Among Directors and Executive Officers	• None

Customer Relationships

No director has engaged in a transaction with the Company or its affiliates, and under our applicable policies such transactions are required to be approved by the disinterested directors and be in the ordinary course of business and not preferential.

• None

Credit Relationships Loans are not preferential and comply with the Federal Reserve’s Regulation O governing insider loan transactions.	• None

Business/Law Firm Relationships Exceeds the greater of $1,000,000 or 2 percent of annual revenue.	• None

Certain Charitable Contributions Exceeds the greater of $250,000 or 2 percent of the charitable organization’s total annual receipts.	• None

Related Persons Transactions

We have a written policy formalizing our protocols for reviewing a proposed transaction involving the Company and any of our directors, any director-nominees, any executive officers, any 5 percent or greater shareholder or any immediate family member of the foregoing (related persons) because of the possibility of a conflict of interest. A related persons transaction is generally defined as a transaction arrangement or relationship, or any series of similar transactions, arrangements or relationships, exceeding $120,000 in which the Company or any of its subsidiaries was, is or will be a participant, and in which a related person had, has or will have a direct or indirect material interest. A copy of the Related Persons Transactions Policy is posted on our website. Under our policy, all proposed related person transactions, except for (i) transactions generally available to all employees or shareholders of the Company, and (ii) compensatory transactions consistent with the plans, policies and decisions approved by the Company’s Board of Directors or Compensation Committee, must receive the prior approval of the Nominating and Corporate

Governance Committee of our Board before we can take part in the transaction, and if such transaction continues for more than one year, the Nominating and Corporate Governance Committee and Board must annually approve the transaction.

In 2022, no Company directors, director nominees, executive officers, or immediate family members of the foregoing persons, or any entity owned or controlled by the foregoing persons, conducted any related person transactions with the Company that required disclosure pursuant to SEC rules. Personal loans made to any Director or executive officer or their related interests must comply with Sarbanes-Oxley, Regulation O, our Code of Conduct and our Related Persons Transaction Policy.

In 2022, no Company directors, director-nominees, executive officers, nor immediate family members of the foregoing persons, nor any entity owned or controlled by the foregoing persons conducted, any related persons transactions with the Company. BlackRock, Inc. (BlackRock), the Vanguard Group

24 F.N.B. Corporation

Corporate Governance

(Vanguard), Fuller & Thaler Asset Management, Inc., and Dimensional Fund Advisors LP indicated that they beneficially owned more than five percent of our outstanding shares of common stock (including through certain of their subsidiaries) as of December 31, 2022 (see Security Ownership of Certain Beneficial Owners). We may in the ordinary course of business, engage in transactions with BlackRock and Vanguard mutual funds, including selling BlackRock and Vanguard investment products to our customers, placing our customer funds in BlackRock and/or Vanguard mutual and exchange traded funds, and using Vanguard funds as an investment vehicle for the F.N.B. 401(k) accounts.

You may view the Related Persons Transactions Policy on our website at: https://www.fnb-online.com/related-person-policy.

Communications with our Board

Shareholders or other interested parties may send communications to our Board, the independent directors as a group, the Board Chairman, any committee chair, and/or any individual director, including our Independent Lead Director, by addressing such communications to the Board, c/o Corporate Secretary, F.N.B. Corporation, One North Shore Center, 12 Federal Street, Pittsburgh, Pennsylvania 15212. Our Corporate Secretary is

authorized to open and review any mail that is addressed to the Board or individual director(s) unless the envelope is marked “Confidential” or “Personal.” If so marked, it will be delivered, unopened, to the Chairman of the Board (addressed to the Board) or to the individual director addressee. If the Corporate Secretary opens an unmarked envelope which contains a magazine, solicitation or advertisement, the contents may be discarded.

2023 Proxy Statement 25

Stock Ownership

STOCK OWNERSHIP

Security Ownership of Directors and Executive Officers

Our Board has implemented minimum stock ownership policies for our Board, NEOs and other members of senior management that are designed to require that their interests are meaningfully aligned with shareholders’ interests, as is more fully detailed in our Corporate Governance Guidelines. Directors, executive officers and other employees of F.N.B. are prohibited from engaging in pledging and hedging strategies involving F.N.B. Stock and other derivative securities transactions based on the value of F.N.B. common stock.

The table on the following page sets forth certain information as of the March 3, 2023, record date with respect to beneficial ownershipa of our common stock by: (i) each director and nominee; (ii) each currently employed NEO listed in the table entitled, 2022 Summary Compensation Table; and (iii) all directors and executive officers as a group. As of the March 3, 2023, record date, we had 361,168,025 shares of common stock issued and outstanding. All persons named as beneficial owners of the Company’s common stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned. Otherwise, we include a notation where the director or executive officer has shared voting or investment power with other personsb. Footnotes to the table include the shares of the Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E (held through depositary shares, hereinafter “Preferred Stock Depositary Shares”) held by such individual.

26 F.N.B. Corporation

Stock Ownership

Director and Executive Officer Stock Ownership

Name of Beneficial Owner	Shares Beneficially Owned		Percentage Owned

Pamela A. Bena	57,361		*

William B. Campbell	122,572	(1)	*

James D. Chiafullo	108,553	(2)	*

Vincent J. Delie, Jr. #+	1,330,063	(3)	*

Mary Jo Dively	54,117		*

David J. Malone	83,509		*

Frank C. Mencini	71,190		*

David L. Motley	54,000		*

Heidi A. Nicholas	267,182	(4)	*

John S. Stanik	68,956	(5)	*

William J. Strimbu	127,300	(6)	*

Vincent J. Calabrese, Jr. #+	647,539	(7)	*

Gary L. Guerrieri #+	273,082	(8)	*

David B Mitchell #+	59,893		*

Barry C. Robinson #+	227,904		*

All executive officers and directors as a group (17 persons)+	3,722,546	(9)	1.03%

a

The term “beneficial ownership” means any person who, directly or indirectly, through any contract, agreement, arrangement, understanding, relationship or otherwise, has or shares voting or investment power with respect to F.N.B. common stock.

b

Includes shares held or obtainable by the person within 60 days of March 3, 2023, and shares related to dividend equivalents accrued on such shares. This figure does not include time-based and performance-based restricted stock units (RSUs) granted to NEOs that do not vest within such sixty (60) day period (see footnote + below).

#	Denotes a person who served as an executive officer of the Corporation during 2022.

*	Unless otherwise indicated, represents less than 1% of all issued and outstanding common stock.

+

The table does not include time-based or performance-based RSUs granted to NEOs, except to the extent that any of the same will vest within 60 days of March 3, 2023. Upon vesting, shares of common stock are issued on a one-for-one basis for such units. The amount of RSUs presently held by each NEO and not otherwise included in the table (with the performance-based RSUs being presented at target level) is as follows: Mr. Delie, 606,009 units; Mr. Calabrese, 164,552 units; Mr. Guerrieri, 100,741 units; Mr. Mitchell, 77,155 units; Mr. Robinson, 76,296 units; and all executive officers and directors as a group, 1,114,828 units. The number of shares actually issued upon the vesting of the units may be different based upon the Company’s performance. The disclosed units also include shares related to dividend equivalents accrued on such units.

(1)	Includes 2,072 shares owned by Mr. Campbell’s wife. Mr. Campbell also owns 1,000 Preferred Stock Depositary Shares.

(2)	Includes 600 shares held in a custodial account for Mr. Chiafullo’s grandsons. Mr. Chiafullo also owns 2,000 Preferred Stock Depositary Shares.

(3)	Mr. Delie also owns 1,000 Preferred Stock Depositary Shares.

(4)	Includes 121,936 shares owned by the Nicholas Family Trust (Ms. Nicholas is Sole Trustee) and 91,914 shares owned by Nicholas Family Limited Partnership.

(5)	Includes 15,805 shares jointly held with Mr. Stanik’s wife.

(6)	Includes 400 shares held in a custodial account for Mr. Strimbu’s children.

(7)	Mr. Calabrese also owns 800 Preferred Stock Depositary Shares.

(8)	Includes 8,033 shares held in a custodial account for Mr. Guerrieri’s daughter. Mr. Guerrieri also owns 400 Preferred Stock Depositary Shares.

(9)	Includes the number of shares beneficially owned by Corporate Controller and Principal Accounting Officer, James L. Dutey, and Chief Legal Officer and Corporate Secretary, James G. Orie.

2023 Proxy Statement 27

Executive Officers

EXECUTIVE OFFICERS

The table below lists the names of our current Executive Officers with their positions and ages. The table below does not include this information for CEO Vincent J. Delie, Jr. whose information is in the section of this Proxy Statement entitled Biographical Information Concerning Director-Nominees.

Name	Position with Company	Age as of Annual Meeting

Vincent J. Calabrese, Jr.	Chief Financial Officer	60
James L. Dutey	Corporate Controller and Principal Accounting Officer	49
Gary L. Guerrieri	Chief Credit Officer	63
David B. Mitchell II	Chief Wholesale Banking Officer	65
James G. Orie	Chief Legal Officer and Corporate Secretary	64
Barry C. Robinson	Chief Consumer Banking Officer	60

Vincent J. Calabrese, Jr. has served as our Chief Financial Officer since 2009. Mr. Calabrese joined the Company in 2007, serving as our Corporate Controller from 2007 to 2009. Prior to joining the Company, Mr. Calabrese was Senior Vice President, Controller and Chief Accounting Officer of People’s Bank, Connecticut, from 2003 to 2007. During his 19-year tenure at People’s Bank, Mr. Calabrese’s principal responsibilities included financial planning and reporting, accounting policies, general accounting operations and investor relations.

James L. Dutey joined our Company in January 2017 and has served as our Corporate Controller and Principal Accounting Officer since March 2017. Mr. Dutey has more than 27 years of accounting experience in the banking and financial services sectors. During his 12 years at Huntington Bancshares, Inc., Mr. Dutey served in various senior management roles, including Assistant Corporate Controller, with a primary focus on SEC and bank regulatory financial reporting requirements. Prior to joining Huntington Bancshares, Inc., Mr. Dutey was employed at KPMG LLP, ending his tenure there as senior manager for the assurance practice, primarily serving the banking industry. Mr. Dutey is a licensed Certified Public Accountant in the Commonwealth of Pennsylvania.

Gary L. Guerrieri became Chief Credit Officer of F.N.B. in April of 2011 and has been an Executive Vice President and Chief Credit Officer of FNBPA since 2005. In his role as Chief Credit Officer, Mr. Guerrieri is responsible for managing the entire credit function for the Company, including commercial and retail underwriting, credit administration, credit policy and credit risk management. He also has oversight of FNBPA’s special assets, loan servicing and indirect lending functions. Prior to joining FNBPA in 2002, Mr. Guerrieri was an Executive Vice President of

Commercial Banking with Promistar Financial Corporation, a bank holding company acquired by F.N.B. in 2002.

David B. Mitchell II became our Chief Wholesale Banking Officer in January 2021. As Chief Wholesale Banking Officer, Mr. Mitchell oversees commercial lines of business and functional areas across FNBPA’s market footprint including Commercial Banking, Capital Markets and the Wealth Management group. Prior to his position as Chief Wholesale Banking Officer, Mr. Mitchell served as Executive Vice President of FNBPA’s Capital Markets and Specialty Finance businesses. Mr. Mitchell joined FNBPA in January 2018 after more than 36 years with The PNC Financial Services Group, Inc (PNC). During his tenure with PNC, Mr. Mitchell served in various bank officer positions and, most recently, in the following leadership roles: Executive Vice President with responsibility over the company’s national large corporate, energy, metals and mining businesses and Executive Vice President, Public Finance, where he led the company’s banking and capital markets activities in the government, higher education and non-profit spaces.

James G. Orie has been our Chief Legal Officer since 2004 and became Corporate Secretary in January 2015. Mr. Orie is principally responsible for advising the Corporation, its Board and executive management team on all legal and regulatory affairs impacting the Corporation, corporate governance, legal risk mitigation, litigation management, merger and acquisition and other critical transaction matters, and for providing compliance guidance on business and corporate strategies and activities. Prior to joining F.N.B. as Corporate Counsel in 1996, Mr. Orie began his 36-year career in financial services with the Office of the Comptroller of the Currency. Later, he served as counsel with the Federal Home Loan Bank of

28 F.N.B. Corporation

Executive Officers

Pittsburgh and Office of Thrift Supervision during the “thrift crisis,” and also led the Financial Services Practice Group of a regional Pittsburgh-based law firm.

Barry C. Robinson has served as our Chief Consumer Banking Officer since August 2015. As Chief Consumer Banking Officer, Mr. Robinson is responsible for leading the team that provides our full range of consumer financial products and services to our customers. Mr. Robinson joined our Company in July 2010 as Executive Vice President of our

Consumer Banking operations, for which he had principal responsibility for strategic planning and oversight of the Company’s consumer retail operations, including leading the development of our digital banking platform. Prior to joining the Company, Mr. Robinson held several key leadership and executive positions with large regional banks, including as Regional Leader of Wealth Management and Private Banking in Cleveland, Ohio for PNC and National City Bank, and as Head of Corporate Banking in Kentucky and Tennessee for National City Bank.

2023 Proxy Statement 29

Security Ownership of Certain Beneficial Owners

Security Ownership Of Certain Beneficial Owners

We are not aware of any shareholder who was the beneficial owner of more than five percent of our outstanding common stock as of December 31, 2022, except for the entities identified in the table below:

Name and Address	Amount and Nature of Beneficial Ownership(1)	Percent of Outstanding Common Stock Beneficially Owned(2)
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	43,237,170(3)	12.3%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	38,064,193(4)	10.6%
Fuller & Thaler Asset Management, Inc 411 Borel Avenue, Suite 300 San Mateo CA 94402	29,439,786(5)	8.4%
Dimensional Fund Advisors LP 6300 Bee Cave Road Building One Austin, TX 78746	20,174,520(6)	5.6%

(1)

Under the regulations of the SEC, a person who has or shares voting or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares.

(2)	Based on the Corporation’s common stock outstanding as of December 31, 2022.

(3)

According to Schedule 13G filed under the Exchange Act on January 26, 2023, by BlackRock, Inc. The Schedule 13G states that BlackRock, Inc. has sole voting power as to 40,707,434 shares and sole dispositive power as to 43,237,170 shares.

(4)

According to Schedule 13G filed under the Exchange Act on February 9, 2023, by The Vanguard Group. The Schedule 13G states that The Vanguard Group has shared voting power over 198,480 shares, sole dispositive power over 37,524,232 shares, and shared dispositive power over 539,961 shares.

(5)

According to Schedule 13G filed under the Exchange Act on February 14, 2023, by Fuller & Thaler Asset Management, Inc. The Schedule 13G states that Fuller & Thaler Asset Management, Inc has sole voting power over 28,970,489 shares and sole dispositive power over 29,439,786 shares. Fuller & Thaler Asset Management, Inc. states in its Schedule 13G that it is deemed to be the beneficial owner of certain of the securities reflected in the Schedule 13G pursuant to separate arrangements whereby it acts as investment adviser to certain persons. Each person for whom Fuller & Thaler Asset Management, Inc. acts as investment adviser has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Common Stock. The Undiscovered Managers Behavioral Value Fund, an open-end management investment company, has an economic interest in more than 5% of the subject securities reported in the Schedule 13G.

(6)

According to Schedule 13G filed under the Exchange Act on February 10, 2023, by Dimensional Fund Advisors LP. The Schedule 13G states that Dimensional Fund Advisors LP has sole voting power over 19,990,604 shares and sole dispositive power over 20,174,520 shares. Dimensional Fund Advisors LP states in its Schedule 13G that it is an investment adviser, furnishes investment advice to four investment companies, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the issuer held by the Funds. However, all securities reported in the Schedule 13G are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

30 F.N.B. Corporation

Security Ownership of Certain Beneficial Owners

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires that directors and officers of the Company and beneficial owners of more than 10 percent of its Common Stock file reports with the SEC with respect to changes in their beneficial ownership of equity securities of the Company. Based solely upon a review of the copies of such reports furnished to the Company and written representations by certain persons that reports on Form 5 were not required, Chief Legal Officer James G. Orie had one late Form 4 filing for shares sold due to his broker/financial advisor’s failure to provide timely notice of confirmation of the F.N.B. stock trade. Accordingly, the required Form 4 filing for Mr. Orie’s sale of Company stock was filed one-day after the required filing deadline.

2023 Proxy Statement 31

Executive Compensation and Other Proxy Disclosure

EXECUTIVE COMPENSATION AND OTHER PROXY DISCLOSURE

Compensation Committee Interlocks and Insider Participation

Compensation Committee Members

The members of the Compensation Committee (Committee) were Committee Chair Malone and Directors Bena, Hormell1, Motley and Strimbu2.

Neither we nor FNBPA have ever employed any member of the Committee. No such member has, during our last fiscal year, any relationship with us requiring disclosure under Item 404 of Regulation S-K or under the Compensation Committee Interlocks disclosure requirements of Item 407(e)(4) of Regulation S-K. We have determined that the Committee members are independent under both the NYSE corporate governance standards and Section 952 of the Dodd-Frank Act and are non-employees under the meaning of Rule 16b-3 under the Exchange Act. Our Board has delegated to the Committee the responsibility of setting the compensation of our directors and all Section 16 officers, including our CEO and Chief Financial Officer (CFO). The Committee met seven times in 2022.

Authority and Responsibilities

The Committee administers our F.N.B. Corporation 2022 Incentive Compensation Plan, including any predecessor or successor plans (F.N.B. Incentive Plan) and our executive compensation programs, as well as the oversight of executive compensation policies and decisions applicable to our Section 16 officers. Additionally, the Committee oversees and interprets our qualified and non-qualified benefit plans, establishes guidelines, approves participants in the non-qualified plans, approves grants and awards, and exercises other power and authority required and permitted under the plans and the Compensation Committee Charter (Charter). The Committee also reviews and approves executive officer, including CEO, compensation, including, as applicable, salary, short-term incentive and long-term incentive compensation levels, perquisites and equity ownership. The Committee reviews the Charter annually and recommends any proposed changes to the Board3.

Delegation

From time to time, and subject to statutory and regulatory limitations, the Committee may delegate authority to fulfill various administrative and ministerial functions attendant to the Company’s plans to our employees. Currently, it delegates administration of our qualified plans to the Pension Committee, a committee comprised of our senior officers who have the appropriate expertise, experience and background in handling defined benefit and defined contribution plans.

Role of Independent Compensation Consultant

The Committee engaged an independent compensation consultant, Aon’s Human Capital Solutions practice (Aon), a division of Aon plc, to assist with evaluating our compensation practices and to provide ongoing advice and recommendations regarding CEO, NEO, Section 16 officer and director compensation practices that are consistent with our business goals and compensation philosophy, assist with benchmarking Board and executive officer compensation, offer input regarding our proxy statement compensation-related disclosures and consult with the Committee on our shareholder outreach engagements.

The Committee selected Aon for, among other reasons, its reputation for providing comprehensive solutions to complex compensation challenges facing companies and specific expertise in the financial services industry.

[1]

Mr. Hormell did not stand for re-election to the Board at the May 10, 2022 Annual Meeting, since he reached the mandatory board retirement age and ceased being a Board and Committee member effective on that date.

[2]

For additional information regarding the qualifications of the Committee members, please see Biographical Information Concerning Director-Nominees and Director - Nominee Profile and Director Skill Matrix.

[3]	A copy of the Charter is available on our website (https://www.fnb-online.com/governance).

32 F.N.B. Corporation

Executive Compensation and Other Proxy Disclosure

In performing its duties, Aon reported directly to the Chairman of the Committee, and regularly interacted with the Chairman and other members of the Committee, in addition to attending Committee meetings on an as-needed basis. While performing its duties as directed by the Committee, our independent compensation consultant interacted with our CEO, CFO, Executive Vice President of Human Resources and Corporate Services, Chief Legal Officer and other F.N.B. employees. In addition to our Independent Lead Director, our CEO regularly attended Committee meetings and discussed with Aon and the Committee members, both during and outside of meetings, his perspective regarding the appropriate base salary and short-term and long-term compensation for the other Section 16 officers. Our CFO regularly attended meetings of the Committee for the limited purpose of discussing the Company’s performance relative to the short-term and long-term incentive plans versus peers. Executive officers are not involved with setting the amount or structure of their own compensation and are not present during deliberations regarding their own compensation. The Committee and independent compensation consultant consider our CEO’s insight and recommendations before approving compensation for our Section 16 officers.

The Committee annually evaluates Aon’s independence and performance under the applicable NYSE listing standards. The Committee believes that working with Aon furthers the Company’s objectives to recruit and retain qualified executives, align their interests with those of shareholders and ensure that their compensation packages will appropriately motivate and reward ongoing achievement of business goals. In 2022, the Committee determined that Aon is independent under applicable SEC and NYSE listing independence criteria and retained them to advise the Committee with respect to compensation of the CEO and other executive officers.

2023 Proxy Statement 33

Compensation Discussion and Analysis

COMPENSATION DISCUSSION AND ANALYSIS

The following CD&A section describes the philosophy, objectives and structure of our 2022 executive compensation program for our NEOs, whose compensation is noted in the 2022 Summary Compensation Table and other compensation tables contained in this Proxy Statement. This CD&A is intended to be read in conjunction with the tables which follow this section which provide further historical compensation information for our NEOs as identified below.

Name	Position

Vincent J. Delie, Jr.	Chairman, President and CEO

Vincent J. Calabrese, Jr.	Chief Financial Officer

Gary L. Guerrieri	Chief Credit Officer

David B. Mitchell II	Chief Wholesale Banking Officer

Barry C. Robinson	Chief Consumer Banking Officer

Executive Summary

Introduction

In 2022, the execution of F.N.B.’s targeted business strategy and distinctive long-term strategic initiatives enabled us to navigate a highly uncertain economic environment to achieve record financial performance and peer-leading total shareholder return (TSR) metrics with a positive 11.7% TSR4 for a number 1 TSR rank5 versus our peers6, placing us 21 full percentage points ahead of the peer median returns of negative 9.0%. Our three-year TSR of 17.5% and five-year TSR of 16.7% were also above peer6 median TSR levels of 15.0% and 11.4%, respectively.

We are proud of this year’s achievements and are confident in our Company’s continued ability to execute on our strategic plan in the future. We have proven that we are well positioned to manage through economic volatility given our diversified loan portfolio, investments in technology, strong liquidity position, capital flexibility, strong historical credit performance and experienced leadership team. These tenets have served F.N.B. well since the global financial crisis and through the global pandemic and F.N.B. consistently outperformed other financial institutions who have experienced a similar growth journey.

F.N.B. has focused its strategic planning efforts around six pillars designed to increase shareholder value over the long term as more particularly detailed on the following page. The following CD&A is organized around three facets for stakeholders to consider:

•	Strategic and Financial Highlights
•	Compensation Philosophy and Objectives
•	Compensation Plan Structure and Outcomes

[4]	Measured December 31, 2021 to December 30, 2022.
[5]	Excludes FHN, due to its pending acquisition by TD Bank.
[6]	Relative to F.N.B.’s Incentive compensation peers as set forth under Competitor Peer Set (please see “Competitor Peer Set Determination for the 2022 STI Plan and 2022-2024 LTI Plan”).

34 F.N.B. Corporation

Compensation Discussion and Analysis

2022 Performance in Review

The charts below highlight the positive compound annual growth rate (CAGR) and basis point (bps) changes from 2020 to 2022 for key fundamentals and incentive compensation measures that underlie our compensation programs, demonstrating the strength of our 2022 financial performance.

Fundamentals
Incentive Comp Metrics
TOTAL OPERATING REVENUE*
($M)
8% CAGR
$1,232
$1,237
$1,443
2020
2021
2022
OPERATING NET INCOME AVAILABLE TO COMMON SHAREHOLDERS*
($M)
26% CAGR
$314
$400
$495
2020
2021
2022
OPERATING EARNINGS PER SHARE*! ($)
20% CAGR
$0.96
$1.24
$1.40
2020
2021
2022
OPERATING PPNR/AVG TCE*
(%)
+233 bps
20.9%
19.4%
23.2%
2020
2021
2022
OPERATING EFFICIENCY RATIO*
(%)
56.1%
57.2%
+398 bps
52.1%
2020
2021
2022
OPERATING ROATCE*
(%)
+440 bps
13.1%
15.7%
17.5%
2020
2021
2022
INTERNAL CAPITAL GENERATION GROWTH*
(%)
16.0%
14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
11.1%
15.0%
10.9%#
1.9% &
2020
2021
2022

* Non-GAAP measures

\# Excludes accumulated other comprehensive income (AOCI) impact.

& The ICG Growth metric is lower relative to previous years due to the year 1 impacts of the Howard and Union Bancorp acquisitions, and the 2022 AOCI impact.

! Represents operating earnings per diluted common share.

* Non-GAAP measures are used by management to measure performance in operating the business that management believes enhances investors’ ability to better understand the underlying business performance and trends related to core business activities. In this Proxy Statement, the following are references to non-GAAP measures: Operating Net Income Available to Common Shareholders; Operating Earnings per Diluted Common Share (EPS); Tangible Book Value (TBV) per Common Share; TBV per Common Share Excluding Accumulated Other Comprehensive Income (AOCI) Impact; Operating Return on Average Tangible Common Equity (Operating ROATCE); Total Operating Revenue; Total Operating Leverage; Efficiency Ratio; Internal Capital Generation (ICG) Growth; Operating Pre-Provision Net Revenue (Operating PPNR) / Average TCE (Avg TCE); and Operating PPNR / Average TCE (Avg TCE) excluding AOCI Impact. Please refer to Annex A (non-GAAP to GAAP Reconciliations) to this Proxy Statement, where we include information to reconcile the non-GAAP measures to GAAP. The * is a non-GAAP designation used throughout this Proxy Statement to identify non-GAAP measures.

2023 Proxy Statement 35

Compensation Discussion and Analysis

2022 CD&A SNAPSHOT AT A GLANCE

I.	Strategic and Financial Highlights

2022 Business Results:

$44 Billion Total Assets	$1.44 Billion Record Revenue	$1.40 Operating EPS*

h +11%	h +17%	h 13%

Incentive Compensation Plan Metric Results:

STI[1]	Operating EPS*		Operating PPNR (Operating/Avg TCE*)		Efficiency Ratio*
	$1.40	+13% Year over Year	23.2%	50th Percentile	52.1%	80th Percentile

LTI[1]	Operating ROATCE* (1 Yr)		ICG Growth* (1 Yr)		1-Year TSR[2]
	17.5%	55th Percentile	1.9%	80th Percentile	21.0%	100th Percentile
	Operating ROATCE* (3 Yr)		ICG Growth* (3 Yr)		3-Year TSR[3]
	15.5%	80th Percentile	9.3%	75th Percentile	32.1%	85th Percentile

[1]   See Short-Term Incentive (STI) and Long-Term Incentive (LTI) program sections for detailed discussion on performance metrics.

[2]   The 1-Year TSR is based on the 2022-2024 LTI plan which measures return using an average of 20 days from 12/3/21 to 12/31/21 through an average of 20 days from 1/18/23 to 2/14/23.

[3]   The 3-Year TSR is based on the 2020-2022 LTI plan which measures return using an average of 20 days from 1/17/20 to 2/14/2020 through an average of 20 days from 1/18/23 to 2/14/23.

(*)   non-GAAP

Financial	Highlights:

✓	Record revenue of $1.44 billion and record operating net income available to common shareholders* of $494.9 million, leading to Operating EPS* of $1.40.

✓	Spot loan growth of over 20%, driving total assets to approximately $44 billion.

✓	Achieved an 8% CAGR in deposit market share over the last five years and hold a top five rank in nearly 50% of the metropolitan statistical areas (MSAs) in which we operate.

✓	More than $323 million of non-interest income, which represents 22% of total revenue.

✓	Achieved approximately $9 million of cost savings in 2022 and $66 million since 2019.

✓	Strong credit quality, liquidity, allowance for credit loss percentage and Common Equity Tier 1 (CET1) levels.
✓

Grew TBV per share excluding accumulated other comprehensive income* 5.5% year over year, while returning over $200 million directly to shareholders through $171 million in dividends and $43 million in share buybacks.

✓	Delivered peer-leading performance on Operating ROATCE* and ICG* metrics.

F.N.B. has a history of generating consistent sustainable long-term performance.

Strategic Pillars

Drive Organic Growth

Maintain Efficiency and Expense Control

Optimize the Retail Bank

Build a Durable, Scalable Infrastructure

Build a Strong, Differentiated Brand

Promote Core Values, Including Diversity & Inclusion and other ESG Initiatives

Strategic	Highlights:

✓	Completed both the Howard Bancorp, Inc (Howard) and Union Bancorp (Union) acquisitions.

✓	Continued growth to $44 billion in assets (including Howard/Union acquisitions) — achieving more than 13% CAGR in total assets since 2009 when our Board promoted our current CEO to the position.

✓	More than 8% compound annual growth in our diversified fee-based businesses since 2016.

✓

Continued expansion of differentiated and comprehensive omni-channel banking solutions via our mobile eStore, the addition of new features in our highly rated mobile app, and 102% growth in our ATM network since 2020.

✓	National brand recognition for digital technology, client satisfaction, employee experience, diversity, inclusion and community impact.

✓	Remained focused on our corporate responsibility through our environmental stewardship, community investment, business and consumer commitment, and human capital management.

36 F.N.B. Corporation

Compensation Discussion and Analysis

II.	Compensation Philosophy and Objectives

Compensation Philosophy:

✓	Consistent with industry practices, compensation considers shareholder feedback, the advice of Aon and is aligned with shareholder value creation and interests.

✓	Compensation plans support the execution of our strategic plan, as well as the ability to attract top talent and foster a team-based culture.

✓	Use competitor compensation data to establish multiple reference points and appropriate targets.

✓	Evaluate performance using a balanced and diverse set of metrics.

✓	Consider factors such as business and individual performance, scope of responsibility, historical results, relative equity ownership, critical needs and skill sets, and leadership potential.

✓	Maintain strong governance practices and transparency with respect to shareholders.

Compensation Design and Structure:

✓	Uses a diverse and balanced set of six metrics across the STI and LTI plans.

✓

Rewards performance relative to competitors by incorporating peer-relative metrics in both plans, with five of the six metrics directly tied to relative performance versus peers and the sixth measure grounded in relative earnings per share growth expectations versus peers.

✓	Aligns compensation metrics to key strategic initiatives.

✓	Uses metrics focused on profitability, efficiency, productivity and valuation drivers.

✓	Uses TSR and ICG Growth* metrics which are highly correlated to shareholder value.

✓	Adheres to our risk appetite statement and risk management protocols.

Pay Aligned to Performance

✓	56% of our CEO’s target 2022 pay was performance linked, which is commensurate with average peer CEO levels.

✓	48% of our average NEO’s target pay was performance linked.

Response to Shareholder Feedback:

F.N.B. deploys a robust and proactive shareholder engagement program to better understand and address the priorities of our shareholders.

✓	Contacted significant number of shareholders comprising approximately 66% of outstanding shares.

✓	Continually incorporate shareholder comments in our compensation program and proxy disclosures.

✓	Added a “double trigger” provision to all equity awards beginning in 2022.

Other Compensation Actions:

✓

Conducted a robust compensation risk review and assessment to ensure all our compensation programs promote long-term business success that is aligned with shareholders’ interests, without encouraging unnecessary risk taking.

✓	Maintained a consistent structure for our STI and LTI plans, which includes peer-relative metrics.

✓	Refreshed peer set in light of F.N.B. asset growth and prominent mergers and acquisitions (M&A) completed in 2022.

✓

For purposes of calculating incentive compensation under the STI plan, the Committee exercised negative discretion reducing the actual Operating EPS* results by eliminating 50%, or $0.15 per share, of the unplanned margin expansion benefit realized in 2022.

2023 Proxy Statement 37

Compensation Discussion and Analysis

III.	Compensation Plan Structure and Outcomes

✓

After considering F.N.B.’s record financial performance, peer-leading metric performance, top quartile TSR performance for the 1-, 2-, and 3-year periods[7], and the multi-year successful execution of its business strategy, the Board awarded Mr. Delie $6,818,374 in total reported[8] compensation for 2022 which was 3.7% higher than the $6,577,522 awarded in 2021.

✓	Other NEOs had awarded compensation in the range of $1,343,907 to $2,305,265 representing an average increase of 5.6%.

[7]	Based on LTI methodology and calculations laid out in the 2022 LTI Performance and Annual Incentive Awards Discussion section of the Proxy.
[8]	As reported in the 2022 Summary Compensation Table.

38 F.N.B. Corporation

Compensation Discussion and Analysis

STRATEGIC AND FINANCIAL HIGHLIGHTS

Shareholder Return Relative to Banks Following Similar Growth Journey

To fully understand the favorable impact that F.N.B.’s long-term strategic growth plan has had on shareholder value, it is helpful to view it in the broader context and perspective of F.N.B.’s growth from $9 billion in total assets at the approximate beginning of the global financial crisis in 2009 to its current size of $44 billion as of December 31, 2022. An important and long-standing component of F.N.B.’s long-term strategic plan is premised on the understanding that financial institutions with greater size and scale can outperform smaller institutions with more limited capabilities to generate revenue efficiently and profitably. Our strategy has been proven effective over the past decade as multiples and valuations for larger banks have generally risen while smaller bank multiples have compressed.

Notably, since 2009, F.N.B. has significantly enhanced shareholder value by transforming itself from a predominantly western Pennsylvania-based financial institution principally offering traditional bank deposit and loan products to a company that now offers a full array of financial products and digital convenience comparable to those available from the largest U.S. banks, while also strategically increasing geographic diversification by extending its footprint into attractive and fast-growing markets such as Charlotte, Raleigh, Charleston and the Piedmont Triad in the Carolinas, Baltimore and Annapolis, Maryland; and Washington D.C. metro area, including northern Virginia. This geographic diversification has afforded F.N.B. continued growth and scale opportunities that have contributed to a record efficiency ratio and strong operating leverage in 2022.

The success of F.N.B.’s long-term strategy under the leadership of our CEO is demonstrated by the fact that F.N.B.’s total shareholder return has outperformed its peers and other financial institutions which have experienced similar growth trajectories since the global financial crisis. These results span the tenure of our leadership team’s management of the Bank and holding company, during which time they have guided our constituents successfully through the aftermath of the financial crisis and a global pandemic.

Since 2010: F.N.B. Compared to Proxy Peers and Banks who Made Similar Acquisition Journey(#)(&)

Acquisition Peer Banks include banks that had a similar acquisition journey to F.N.B. with less than $15 billion in assets in 2009 and later grew to a current asset size between $30 billion and $60 billion or achieved that level prior to being acquired by another financial institution.

Source: S&P Global Market Intelligence (12/31/2022)

Notes:

(#)	F.N.B. proxy peer set includes ASB, BKU, BOKF, CBSH, CFR, CMA, FHN, HBAN, HWC, NYCB, PNFP, RF, SNV, SSB, UMBF, UMPQ, VLY, WBS, WTFC and ZION.

(&)

Includes banks with less than $15Bn in assets in 2009 and later grown to between $30 – 60Bn in assets prior to sale or currently (COLB, FMBI, FMER, FNFG, HWC, IBKC, ONB, PACW, PB, PNFP, SSB, STL, SUSQ, UBSI, UMPQ, VLY and WAL).

2023 Proxy Statement 39

Compensation Discussion and Analysis

As noted above, our CEO has led F.N.B. through a vast transformation into a much larger multi-state regional financial services company with top market share in a number of key growing metropolitan markets resulting in profitable growth and peer outperformance over a long period of time. Executing on a long-range vision requires the appropriate balance of investment of capital for key initiatives, including technology and facility enhancements that benefit our customers and support the continued annual strong profitable performance and corresponding strong internal capital generation for our shareholders. In addition, F.N.B. has significantly improved its capital and liquidity positioning, including a strong, deposit-oriented franchise with demand deposit accounts (DDAs) now representing 34% of total deposit mix. Our board believes we can continue to execute on such a strategy through the leadership of our CEO and NEOs, and their leadership and success should be properly rewarded in both the short-term and long-term. The combination of strong long-term shareholder returns, and stable, long-tenured leadership has a direct impact on realized pay that is fully aligned with shareholder interests.

The successful execution of F.N.B.’s Strategic Plan required an extraordinary range of skills from our CEO, including mergers and acquisitions, risk management, and the turnkey development of a number of complex business units and technologically advanced digital banking products and services necessary to drive growth in loans, deposits, non-interest income and overall revenue. These attributes are proven and are unique in our CEO and are of high value to our shareholders.

40 F.N.B. Corporation

Compensation Discussion and Analysis

2022 Strategic Initiatives and Financial Performance

Our performance results in 2022 represent the continued success of our journey. As shown below, F.N.B. delivered solid fundamental performance with achievement of several records, through the successful execution of our targeted business strategy which has a foundation in: (i) innovation and growth; (ii) excellent customer service and strong employee engagement and culture; (iii) continuous improvement that offers a cost advantage; and (iv) disciplined credit management.

2023 Proxy Statement 41

Compensation Discussion and Analysis

Pillar 1: Dynamic Organic Growth

Key Strategic Themes & Outcomes:

•  Over 1 million households across a diversified geographic footprint spanning seven states and the District of Columbia with market coverage in 58 MSAs

•  Top quartile loan growth versus peers in 2022

•  Dynamic fee platform with a comprehensive offering of products and services

•  13% year-over-year growth in mobile banking users

•  Total eStore interactions for 2022 grew 104% versus 2021

•  High quality deposit base with nearly 50% of our MSAs having top five market share position

•  Grew non-interest-bearing deposits to 34% of total spot deposit base

Key 2022 Initiatives & Highlights:

• Launch of Physicians First Program supports a 20% year-over-year increase in households with physicians

• Established Commercial LPO in Richmond

• Builder Finance grew 20% year-over-year in outstanding loan balances

• Executed on strategy to grow high credit quality large corporate outstanding loan balances and fostering continued cross-sell opportunities with larger clients

• 33% year-over-year growth in eStore® interactions at December 2022

• Market outperformance in mortgage due to positioning in the home purchase and construction space and focus on affordable lending and physicians’ mortgages

• Record Wealth Management fees leading to 5% year-over-year growth

• Treasury Management fees increased more than 23% year-over-year, supported by strong interchange, merchant and Treasury Management deposit fees

• Expanded mortgage relationship pricing to private banking

42 F.N.B. Corporation

Compensation Discussion and Analysis

Pillar 2: Efficiency & Expense Control

Key Strategic Themes & Outcomes:

•  Record Efficiency Ratio* of 52.1%

•  Achieved 10.5% positive operating leverage* in 2022

•  Continued investment in digital channels to scale the organization

•  Progressing on the buildout of F.N.B. Financial Center in the Hill District in Pittsburgh, which will consolidate regional operations and create efficiency

Key 2022 Initiatives & Highlights:

•  Achieved $9 million organic gross cost savings in 2022 through branch optimization, vendor management, and productivity enhancements, increasing total cumulative four-year cost savings to $66 million

• Achieved significant cost savings due to synergies from the Howard acquisition

• To address the rising incidences of fraud seen across the industry, F.N.B. implemented software and strengthened procedures and policies to mitigate losses

• Renegotiated key vendor contracts to extract savings over multiple years

• Averaged over 140,000 mobile deposits per month in 2022 which represented a 10% increase year-over-year

• Completed the roll out of our in-branch eStore kiosks to all locations

• Began the development of the first phase of our unified Online Application which will ultimately allow customers to apply for multiple products in one application

• ~70% of mortgage applications taken digitally in 2022

2023 Proxy Statement 43

Compensation Discussion and Analysis

Pillar 3: Optimize Retail Bank

Key Strategic Themes & Outcomes:

• Continued retail branch optimization strategy • Further development of our investment in Clicks-to-Bricks through our eStores® and digital centers • Growth in digital and mobile adoption

Key 2022 Initiatives & Highlights:

• Expanded ATM network to over 1,200 machines, including branding relationships with Harris Teeter, Spinx, Target, and Royal Farms

• Opened two de novo branches in key markets of Charlotte and Raleigh

• Installed eStores in all F.N.B. branches, which contributed to 104% growth in eStore interactions

• Implemented digital centers in downtown Cleveland, at PPG Paints Arena as part of F.N.B.’s relationship with the Pittsburgh Penguins® NHL team and at Slippery Rock University

•  Partnered with Slippery Rock University to bring banking services, innovative digital technology, and financial education to the university community. This drove a 7% increase in student accounts, making our FNB-U student checking account the fourth most opened consumer checking product in 2022

• Announced customer-friendly policy changes to overdraft practices

• Achieved a 13% year-over-year increase in active mobile banking users in 2022

• Obtained a 4.8-star app rating since release of F.N.B.’s new mobile app

44 F.N.B. Corporation

Compensation Discussion and Analysis

Pillar 4: Durable & Scalable Infrastructure

Key Strategic Themes & Outcomes:

•  F.N.B.’s Click-to-Bricks omnichannel strategy uses digital and traditional physical (branch and ATM) channels to serve F.N.B.’s stakeholders

•  Closed and converted the Howard and Union acquisitions

•  Continue to grow and invest in data science and analytics

•  Leveraged scalable expense base to achieve a 52% Efficiency Ratio* in 2022 and 10.5% operating leverage*

•  Added new offerings to our fee income platform to take advantage of scale

Key 2022 Initiatives & Highlights:

• Operations leveraged new digital workflows and application programming interfaces to automate multiple administrative processes, streamlining consumer and small business loan processing timelines

• Continued investment in our Enterprise Data Warehouse program

• Expanded support and heavy emphasis on data science and market analytics to support strong lead generation and increased cross-sell opportunities

• Executed on the timely delivery of both the Howard and Union acquisitions

• Integration of our new teller transaction processing system

•  Expanded digital functionalities including the launch of online applications for multiple consumer lending and business deposit products and the addition of online insurance quotes and FNB Xpress Deposit™.

2023 Proxy Statement 45

Compensation Discussion and Analysis

Pillar 5: Strong & Differentiated Brand

Key Strategic Themes & Outcomes:

•  Growing a diversified bank with comprehensive array of products and services

•  Experienced and consistent executive leadership

•  Disciplined credit management

•  Omni-channel presence

•  Exceptional customer service and differentiated culture

•  Multiple national and regional workplace awards

•  Inclusion in Standard and Poor’s MidCap 400 Index and Russell 1000 Index

Key 2022 Initiatives & Highlights:

• Enhanced internal talent growth programs, including our emerging leaders program, rotational program for recent graduates, mentor program and a comprehensive retail management program

• Achieved charge-off below historical levels, top-quartile allowance for credit losses (ACL) coverage ratio versus peers, and low delinquency levels

• Named one of the World’s Best Banks by Forbes

•  Ranked as a top five bank by American Banker/RepTrak for reputation by non-customers based on factors such as service and innovation; listed on GoBankingRates.com’s 2023 Best Regional Banks and Best Checking Accounts lists

• Granular and diversified loan and deposit portfolios

46 F.N.B. Corporation

Compensation Discussion and Analysis

Pillar 6: Promote Core Values Including Diversity and Inclusion and other ESG Initiatives

Key Strategic Themes & Outcomes:

•  F.N.B. Financial Center, one of the largest, most socially responsible urban development initiatives taking place in the country, is in development and on track for completion

•  Invested more than $7.2 million in grant funds, impact investment funds and community development financial institutions

•  Significant supporter of the United Way in F.N.B. communities

Key 2022 Initiatives & Highlights:

•  Progress made on the buildout of F.N.B. Financial Center in the historically-underserved Hill District in Pittsburgh, which is one of the largest, most socially responsible urban development initiatives taking place in the country

• Repeatedly ranked on a list of America’s Most Just Companies (JUST Capital 2023)

• Appointed a Director of Corporate Responsibility and Manager of Diversity and Inclusion

• Rolled out industry-leading homeownership and home improvement programs to support low-to-moderate income and majority minority census tracts across our footprint

• Received numerous gender-based awards by 50/50 Women on Boards, Professional Woman’s Magazine and WomenCertified

• Named to Coalition Greenwich’s inaugural list (2022) of Standout Commercial Banks for demonstrating commitment to environmental, social and governance principles and values

•  Nationally recognized as one of America’s Greatest Workplaces for Diversity 2023 by Newsweek and as a Top Workplace USA by Energage, with approximately 50 total national and regional honors as a leading workplace

2023 Proxy Statement 47

Compensation Discussion and Analysis

COMPENSATION PHILOSOPHY AND OBJECTIVES

Governance Role of the Compensation Committee

We regularly evaluate all of our compensation programs for our CEO and NEOs and believe a strong compensation program is rooted in a pay-for-performance philosophy. The Committee’s goal is to reward long-term results that are aligned with shareholder interests by regularly evaluating all of our compensation programs for reasonableness, competitiveness to the market for both retention of our existing talent and attraction of diverse top talent, and to ensure appropriate alignment and risk taking. The Committee meets regularly during the year and continually reviews any developments that occur related to all aspects of executive compensation, including developing trends, shareholder and proxy advisory service pronouncements, adherence to our risk appetite statement, the structure of our compensation programs and their effectiveness and our financial performance and its relationship to compensation. The Committee’s decisions detailed in the CD&A and accompanying tables below result from its, in conjunction with its independent compensation consultant, ongoing review of compensation-related considerations.

48 F.N.B. Corporation

Compensation Discussion and Analysis

Compensation Committee’s Systematic Approach to Oversight of Compensation Matters

Category	Actions/Responsibilities

Governance	Q1	Q2	Q3	Q4
• Review and approve STI and LTI guidelines. • Review and approve Compensation Committee eligibility. • Review and approve the CD&A and Compensation Committee Report.
	Q1	Q2	Q3	Q4

•  Review the Committee’s compensation philosophy statement and overall effectiveness of the program.

•  Review compensation consultant’s report on compensation practices.

•  Review compensation policies including stock ownership.

•  Review Say-on-Pay voting recommendations from proxy advisors and Annual Meeting voting results.

	Q1	Q2	Q3	Q4

•  Review and reassess Committee Charter and advise the Nominating Committee of the Board of any recommended changes, as needed.

•  Review the performance of the Committee’s compensation consultant and related contract.

	Q1	Q2	Q3	Q4

•  Review the annual market compensation evaluation of executive officer positions, including the CEO, together with compensation consultant’s opinion on the reasonableness and appropriateness of the total compensation program.

Market & Risk Assessment	Q1	Q2	Q3	Q4
• Consider risks arising from incentive plans and compensation programs. • Review compensation consultant’s industry and market updates.
	Q1	Q2	Q3	Q4
• Receive Compensation Risk Assessment report of Chief Risk Officer.
	Q1	Q2	Q3	Q4
• Receive annual and ongoing trends and developments, and education session from compensation consultant.

Shareholder Feedback	Q1	Q2	Q3	Q4
• Receive and review feedback from shareholder engagement.
	Q1	Q2	Q3	Q4
• Discuss with management proxy publication shareholder outreach.

Target Setting	Q1	Q2	Q3	Q4
• Review and approve corporate performance measures and goals for short-term and long-term incentives.
	Q1	Q2	Q3	Q4
• Review annual and LTI performance measures and goals.

Performance Assessments and Compensation Determinations	Q1	Q2	Q3	Q4
• Review Company performance for prior year against corresponding objectives in the STI and LTI. • Review corresponding peer results.
	Q1	Q2	Q3	Q4
• Receive management’s report on corporate performance and corresponding plan compensation payouts for all outstanding plans.
	Q1	Q2	Q3	Q4
• Certify achievement of performance results for the STI and LTI in previous year. • Determine STI awards payable to executive officers for prior year.

2023 Proxy Statement 49

Compensation Discussion and Analysis

Compensation Philosophy and Pay Structure

Pay for Performance

Pay Component	Rationale	Design Element

• Majority of our NEOs’ target pay is variable and long term.	• Ensures that target pay has strong alignment between pay and performance and this balance emphasizes the importance of long-term results on total compensation.	• 52% of NEOs’ target pay is performance-based. • 71% of NEOs’ pay is long-term and performance-based.

• Our LTI awards are divided into time and performance awards.	• Addresses executive retention with the need for performance-based incentive structures.

•  60% of LTI awards are performance-based awards and are measured over a three-year performance period.

•  These performance-based LTI awards will not vest if we do not achieve the threshold performance level.

•  40% of LTI awards are time-based.

• Substantial portion of compensation has performance-linked components for our CEO and NEOs.	• Performance versus peers measures effectively tie pay and performance. • Based on meeting performance goals, utilizing a best-in-class plan design.

•  Use of a balanced and diversified set of six metrics, five of which are peer relative in our STI and LTI plans, including TSR and ICG Growth*, and are directly tied to shareholder value and Operating ROATCE.*

•  Use of a balanced and diversified set of absolute and peer-relative metrics, including total shareholder return and ICG Growth*, which are directly tied to shareholder value and ROATCE*.

•  We use six metrics, five of which are peer relative. Conversely, most peers do not use peer relative metrics in their STI plan.

•  Conversely, most peers do not use peer relative metrics in their STI plan.

• Direct compensation, including salary, STI and LTI, are within a reasonable range of peer median.	• Aimed at offering a market competitive executive compensation package.

•  When performance is above or below median, our NEOs’ realized pay is targeted to move similarly.

•  Considers peer group compensation practices.

•  Considers recommendations of the independent compensation consultant.

50 F.N.B. Corporation

Compensation Discussion and Analysis

Competitor Peer Set

Along with our compensation consultant and in order to define an appropriate peer set for determining 2022 compensation levels and for performance comparison metrics for use in incentive compensation plans, we screened all 2021 peers and financial institutions included in the KBW regional banking composite index, using several quantitative and qualitative criteria, including those listed in the table below: “Competitor Peer Set Determination for the 2022 STI Plan and 2022-2024 LTI Plan”.

The Committee seeks peers that have a meaningfully diversified focus on retail, consumer and corporate banking and believes that peer group construction requires a balance between including companies that match in size, focus, business model similarity, competitive dynamics, including similar geographic and demographic footprints, and the competition for talent.

Based on this process and philosophy, the Committee determined that the 2022 peer group represented an appropriate comparative reference for both determining executive compensation and establishing appropriate relative peer benchmarks for use in incentive compensation plans.

For purposes of 2022 base salary and incentive compensation, the Committee made the following changes to the peers as detailed in the chart below (those in red represent prior peers removed for 2022 and those in green represent peers added for 2022).

Competitor Peer Set Determination for the 2022 STI Plan and 2022-2024 LTI Plan

2023 Proxy Statement 51

Compensation Discussion and Analysis

Say-on-Pay Support and Shareholder Engagement

In 2022, F.N.B. received a strong support for our Say-on-Pay Proposal at 90%. The structure, compensation metrics and program in 2022 were materially the same as in prior years, except in response to shareholder feedback, the Committee modified the change-in-control provisions of the LTI award agreements by eliminating the single “trigger” and including a “double trigger” provision in the shareholder-approved F.N.B. Incentive Plan.

# of Shareholders contacted in Fall 2022	% of outstanding shares	Engagement Participants
60	66%	C-Suite Executives, members of our Investor Relations, Legal and Human Resources Departments

Highlights of Our Shareholder Engagement Program:

What We Heard From Shareholders	What We Did in Response

Continued enhancement of the compensation metrics and year-over-year changes.	Provided robust discussion of the specific metrics and targets in our pay program, as well as specific rationales for any changes to the program.

Further explanation of setting compensation targets at median.	Reviewed peer practices and confirmed median targets for incentive compensation is consistent with two-thirds of peers.

Explanation of any adjustments to our STI and LTI metrics or plans due to macro-economic factors causing the AOCI impact that reduced TBV*.	After careful consideration, the Committee decided not to make any adjustments for AOCI impact.

Rationale for using Operating ROATCE* metric instead of PPNR metric in our STI plan for 2023.	Operating ROATCE* strongly aligns short-term and long-term plans to account for the effect of provision for loan losses on earnings.

Questions on the details on peer selection process and final peer group.	Reviewed and refined our disclosure to ensure that we are using suitable comparisons for pay decisions.

Consider elimination of single-trigger vesting change in control vesting.	Effective for 2022, all of our LTI awards are subject to double-trigger vesting, as described in the 2022 F.N.B. Corporation Proxy Statement.

Provide additional disclosure showing our pay-for-performance linkage over time.

Our CEO Realized Pay disclosure, as well as our pay outcomes discussions, provide perspective on our performance, executive compensation, and how the long-term design of the program aligns with our strategy and addresses short-term variances in market conditions year to year.

For topics related to corporate governance and ESG, please see “Outcomes of Shareholder Engagement” under Robust Shareholder Engagement Program.

52 F.N.B. Corporation

Compensation Discussion and Analysis

Ongoing Compensation Review

Consistent with F.N.B.’s long-term strategy of creating sustainable shareholder value, the Committee, in collaboration with our independent compensation consultant, continually reviews and analyzes our compensation plans and programs to explore ways to best align them with shareholder interests and, when appropriate, develop and enhance our program, its components and performance metrics. The following table illustrates the results of that review over the period covered by this Proxy Statement, as well as for changes for our short-term plan in 2023.

Results of Ongoing Compensation Review 2020-2023

Year	Focal Point	Rationale	Result

2020	• COVID-19 LTI plan and STI plan modifications.	• Consideration of pandemic impact on financial results.

•  Maintained consistent use of diversified and peer-based STI and LTI plan metrics.

•  Adjusted performance results in STI awards due to uncontrollable pandemic effects and management leadership throughout the pandemic.

2021	• No change to metrics due to peer-based nature of LTI and STI plans. • Review STI and LTI Program. • NEO LTI target adjustments.	• To ensure appropriate incentive opportunities.	• Negatively adjusted STI metrics results. • Maintained consistent use of diversified and peer-based STI and LTI plan metrics. • Reduced CFO’s LTI target.

2022	• Review vesting provision in our award agreements.	• Balance compensation for executives with shareholder interests.	• Replaced a “single trigger” with a “double-trigger” payment provision upon a change-in-control.

2023	• Ensure plan metrics account for current macroeconomic conditions.	• Ensure proper link between shareholder interests, risk and compensation.	• Negatively adjusted STI metrics results. • Substituted Operating ROATCE* for Operating PPNR/Avg TCE* in the STI Plan[9].

[9]	Please see STI Plan Modifications for additional detail.

2023 Proxy Statement 53

Compensation Discussion and Analysis

COMPENSATION PLAN STRUCTURE AND OUTCOMES

Our NEOs receive compensation through the following mix of elements: base salary, cash and equity-based awards, including time- and performance-based equity awards. A detailed overview of each element of compensation is provided below:

Mix of Compensation Elements

Description	Rationale
Base	▪ Fixed component of pay. ▪ Targeted within a reasonable range of the median of our market peer set.	▪ Provides fixed compensation for executives to provide each employee with a degree of financial certainty.
STI Plan	▪ Paid in cash annually. ▪ Tied to achievement of financial and peer-relative metrics. ▪ Executives can earn between 0 - 200% of their target award based upon performance relative to three key metrics. ▪ 70% of the weighting is based on industry and peer considerations, and 30% of the weightings are peer-relative metrics.	▪ Rewards achievement of key drivers of our annual operating plan. ▪ Rewards performance relative to peers.
LTI Plan	▪ Makes use of 60% performance-based restricted stock unit (RSU) awards and 40% time-based RSUs. ▪ Performance-based RSUs are tied to achievement of three financial peer-relative metrics. ▪ Time-based RSUs vest in equal annual installments over 3 years provided the executive remains continually employed. ▪ Executives can earn between 0 - 218.75% of their performance-based target award.	▪ Focuses executives on achievement of Operating ROATCE* and ICG Growth* which are in total alignment with shareholder interests. ▪ Performance RSU results are modified by TSR which is also in total alignment with shareholder interests. ▪ Rewards NEOs for commitment to F.N.B. and assists with their retention. ▪ Time-based vesting period is consistent with market practice and assists with retention. ▪ Encourages stock ownership.
Benefits and Perquisites	▪ Benefits primarily consist of participation in a defined contribution plan and health and welfare benefit plans generally available to all employees. ▪ Includes executive life and long-term disability insurance at the same overall levels. ▪ Some NEOs received perquisites such as club memberships and use of a company vehicle. ▪ The company does not provide tax gross-ups for any form of compensation#.	▪ Consistent with market practices and assists with retention. ▪ Club membership offers some NEOs the ability to engage in business development activities, including entertaining customers, potential customers and various business, community and political contacts, which is an integral part of our industry. ▪ We provide company cars and in some cases transportation for the security of personnel and for business development purposes.

F.N.B. does not allow for tax gross-up in new employment agreements, but it continues to have a legacy employment agreement in place for Mr. Guerrieri.

54 F.N.B. Corporation

Compensation Discussion and Analysis

Short-Term Incentive Compensation Plan Structure and Awards

Introduction

•  The use of peer-relative metrics in F.N.B.’s STI Plan distinguishes it from the compensation plans of most of our peers which
generally do not use peer-relative metrics in short-term plans.

•  For the “Operating EPS* vs. Plan Operating EPS Target” metric, the Board considers many elements of the plan including:

✓ the macroeconomic environment,

✓ the degree of positive operating leverage,

✓ the firm’s risk appetite,

✓ peer performance and industry growth estimates, and

✓ the overall nature of the operating environment.

2023 Proxy Statement 55

Compensation Discussion and Analysis

Short-Term Incentive Compensation Plan Structure

A brief description of each of the 2022 STI metrics is provided below along with why F.N.B. believes they are important to the performance, strategy and investment thesis of F.N.B.

Calculation of Total STI Payout Award

A payout percentage is computed for each metric and then a weighted average is computed using the weightings established. A threshold level of performance must be met before any payout is recognized, and the payout percentage is capped at a maximum level based upon the previously-mentioned targets. Threshold, target and maximum payout levels vary by NEO and are established based on market analysis which may consider role, degree of responsibility, experience, and skillset when making the determination. The chart below presents the threshold, target and maximum payout levels for the operating earnings per diluted common share* versus target measures.

Consistent with industry standards and with the target-setting process utilized by 75% of our peers, target performance is set at 50th percentile of peer performance. This is consistent with our philosophy of paying within a reasonable range of peer median compensation for target performance.

Metric Weighting	70%	20%	10%

Performance Level	Operating EPS* vs Target	Peer-Relative PPNR/Avg TCE*	Peer -Relative Efficiency Ratio*	Vesting Percentage

Threshold	90%	25th Percentile	25th Percentile	50% of Target

Target	100%	50th Percentile	50th Percentile	100% of Target

Maximum	110%	75th Percentile	75th Percentile	200% of Target

56 F.N.B. Corporation

Compensation Discussion and Analysis

2022 Short-Term Incentive Compensation Award Target Opportunities

The CEO and other NEOs have an incentive opportunity expressed as a percentage of each of their base salaries, as shown below, which did not change from 2021 to 2022. We increased base salaries for our CEO and NEOs, as set forth in the chart below, in order to ensure competitive direct compensation relative to the market median. During our review process, we determined our Chief Wholesale Banking Officer’s salary was materially below a reasonable range of the market median, primarily due to his recent promotion to the position, and adjusted his base compensation accordingly.

Name	2022 Salary	2021 Salary	% Increase	Below Threshold	Threshold (50%)	Target (100%)	Maximum (200%)

Vincent J. Delie, Jr.	$1,187,000	$1,158,045	2.5%	0%	50%	100%	200%

Vincent J. Calabrese, Jr.	538,000	524,800	2.5	0	40	80	160

Gary L. Guerrieri	494,000	481,750	2.5	0	30	60	120

David B. Mitchell II	425,000	400,000	6.3	0	30	60	120

Barry C. Robinson	416,000	405,388	2.6	0	30	60	120

2022 STI Performance Results Summary

A summary of the Company’s short-term incentive compensation performance metrics results, STI performance and payout results are shown below.

2022 Operating Plan EPS* Target

F.N.B.’s 2022 operating EPS* target was $1.06. This target (a) was consistent with industry and investor expectations given industry dynamics related to interest rates at the time of Board approval; (b) reflected positive operating leverage in 2022 relative to 2021 on a normalized basis; and (c) was representative of a prudent level of earnings growth given our risk appetite and asset-sensitive position.

The 2022 operating EPS target of $1.06 was set below 2021 actual operating EPS* of $1.24 for three reasons:

•

First, in 2021, F.N.B. recognized over $86 million of pre-tax (or $0.19 EPS) Paycheck Protection Program (PPP) stimulus income. This program ended on May 31, 2021, and effectively phased out. As a result, F.N.B. planned for a significantly reduced amount of PPP fee income in 2022.

•

Second, in 2021, the banking industry at large experienced a more benign credit environment post-pandemic than originally anticipated. As a result, many banks released credit loss reserves established during the pandemic. This resulted in many banks, including F.N.B., taking atypical provision credits in 2021. This caused provision expense to be at historically low levels in 2021. Relative to peers, F.N.B. released reserves to a significantly lower degree than others and maintained an allowance for credit loss coverage ratio well above peers and in the top quartile. Therefore, we determined it was not prudent to plan for continued reserve release and corresponding provision credits in 2022. Furthermore, the Board recognized this dynamic in 2021 for F.N.B. and made a negative discretionary adjustment to F.N.B.’s earnings for the purposes of computing STI payouts[10].

[10]	Please refer to Page 61 of F.N.B Corporation’s 2022 Proxy Statement.

2023 Proxy Statement 57

Compensation Discussion and Analysis

•	Third, we did not plan for interest rate increases for 2022, when setting the operating target, which was consistent with the consensus economists’ forecasts at the time of plan completion.

Normalizing for the items above and the accretive effect of the Howard acquisition, F.N.B.’s 2022 plan target of $1.06 represented 7% planned earnings growth and positive operating leverage.

Performance on Operating EPS* vs. Plan Operating EPS Target

As presented in the table below, F.N.B.’s final 2022 operating earnings per diluted common share* of $1.40 resulted in performance that was 132% of plan target for that respective metric. The outperformance to plan resulted from three key dynamics:

•

First, we benefited from the favorable margin, in part due to the effects of the higher interest rate environment throughout 2022. The Federal Reserve increased the federal funds rate by 425 bps during 2022, representing the fastest pace of increases in over 40 years. Management positioned F.N.B.’s balance sheet in an asset-sensitive position to take advantage of this up-rate environment and managed our low-cost, granular deposits well to keep cumulative betas down, resulting in over 10% operating leverage* in 2022. Through the end of 2022, F.N.B.’s cumulative beta for the current rate cycle was 260 bps better than peer median levels. The favorable margin represented $0.29 of the $0.34 EPS variance to the original plan, which did not assume any interest rate hikes as established above.

•

Second, we experienced favorable volumes relative to plan driven largely by elevated mortgage portfolio balances due to a favorable shift in consumer preferences for adjustable-rate-mortgage products and strong real estate secured consumer production earlier in 2022, coupled with favorable commercial loans relative to plan. The favorable volumes represented $0.09 of the $0.34 EPS variance to the original plan.

•

Lastly, we anticipated revenue from an investment tax credit as part of a lending transaction that did not come to fruition as a result of supply chain disruptions, which was $(0.03) unfavorable to original plan expectations.

In addition to the three key drivers noted above, we also experienced slightly unfavorable non-interest expense relative to plan by $0.02 which was due to higher production and performance-related incentives. In addition, provision expense was favorable relative to plan by $0.01 as favorable net charge-off performance offset provision for loan growth, and a softer economic environment that required additional current expected credit losses (CECL) - related provision.

Early in 2022, it was apparent that the interest rate environment forecasted by economists, and used by the Company in setting our plan, was going to be drastically lower than the actual rate environment. As a result, during its meetings, the Committee advised that its expectations were for management to deliver a higher Operating EPS* than originally targeted. Thus, for purposes of determining STI performance and payout, the

58 F.N.B. Corporation

Compensation Discussion and Analysis

Committee removed 50% of the net interest income benefit (or $0.15 of EPS) experienced in 2022 resulting from the Federal Reserve rate hikes. In doing so, the Committee recognized that the dynamics of the interest rate environment experienced in 2022 were unprecedented and highly unpredictable emerging from the pandemic. In addition, the Committee acknowledged (i) the significant foresight that management demonstrated in positioning the balance sheet to benefit from an increasing rate environment, including working to increase our asset sensitivity; (ii) management actions taken to grow our low-cost, granular deposit base while keeping deposit costs down and cumulative betas significantly lower than peers; (iii) the original plan interest rate assumptions were based on consensus economists’ forecasts at the time of establishing the original budget; and (iv) the transparency that management offered in their rolling forecasts throughout the year related to impacts of the changing interest rate environment.

As a result of the revised expectations, our adjusted Operating EPS* was determined to be $1.25 for payout purposes. This resulted in a 118% performance to original plan target result.

Performance on Operating PPNR/Avg TCE* Compared to Peer-Relative Levels

Our final 2022 Operating PPNR/Avg TCE* was 23.2% which ranked 11th amongst our incentive compensation peer set and represented the 50th percentile of peers. This resulted in a 100% payout for this metric.

In 2022, banks were impacted by mark-to-market adjustments made on fixed-rate debt securities in their available for sale (AFS) portfolio. These lower market valuations resulted from the unprecedented 425 bp increase in interest rates that occurred within just 10 months in 2022 and impacted AOCI. Because F.N.B. has a much smaller AFS portfolio than peers and a relatively shorter duration, F.N.B. experienced a smaller unfavorable mark-to-market impact to its equity base than peers thus artificially increasing peers’ “return on” performance metrics related to equity bases including Operating ROATCE* and Operating PPNR/Avg TCE*. In turn, peers with larger AOCI impacts look artificially more favorable for return on equity metrics, and peers with smaller AOCI marks, such as F.N.B., look artificially worse for return on equity metrics. For the purposes of the STI plan, the Committee recognized this dynamic, but did not adjust out the AOCI impact on the PPNR/Avg TCE* metric. The Committee determined that it was appropriate to use pure results, as opposed to making an adjustment in both the STI and LTI plans so that the metrics would be measured on the same basis as peers and to avoid future period adjustments when the AOCI impact accretes out of results over the intermediate term.

2023 Proxy Statement 59

Compensation Discussion and Analysis

Had the Committee normalized for this AOCI dynamic, our final 2022 Operating PPNR/Avg TCE excluding AOCI* measure would have been 21.4% and ranked 7th amongst 21 peers for a 70th percentile rank of peers. This would have resulted in a 180% payout for this metric, and a 196% total STI payout award.

	Committee Approved Payout	Hypothetical Payout if Operating PPNR excluding AOCI/Average TCE* was Used
Operating PPNR/Avg TCE*	23.2%	21.4%
Rank versus Peers	11/21	7/21
Percentile versus Peers	50%	70%
Operating PPNR/Avg TCE* Payout %	100%	180%
Total STI Payout %	180%	196%

Performance on Operating Efficiency Ratio* Compared to Peer-Relative Levels

Our final 2022 Operating Efficiency Ratio* compared to peer-relative levels was 52.1% which ranked 5th amongst our incentive compensation peer set and represented the 80th percentile of peers. This resulted in a 200% payout for this metric.

2023 STI Plan Modifications

As noted previously, the Committee is constantly reviewing our compensation program to ensure among other things, alignment with shareholder interests. In 2023, for purposes of measuring short-term incentive performance, we are replacing the Operating PPNR/Avg TCE* measure with Operating ROATCE*. Operating ROATCE* strongly aligns short-term and long-term plans to account for the effect of provision for loan losses on earnings. Provision is a key performance consideration, particularly in a softening or recessionary environment. Many macroeconomic indicators and economic forecasts, including Moody’s Analytics’ December 2022 forecast suggest we were operating in such an environment in 2022 and predict further softness in 2023. The Committee believed that the specter of a recession and the current inflationary environment and their effect on earnings was important to be considered in management’s compensation plans. Therefore, the committee determined it appropriate to ensure that the provision expense be fully included in the short-term plan by returning to the use of Operating ROATCE* rather than Operating PPNR/Avg TCE*. During our shareholder outreach, we received favorable feedback on this change, with the recognition that the metric and weightings remain appropriate.

60 F.N.B. Corporation

Compensation Discussion and Analysis

Long-Term Incentive Compensation Plan Structure and Awards

Introduction

Our compensation program is designed to be competitive and to align with our philosophy of tying pay to performance. For our NEOs, this is accomplished through a mix of equity-based awards, including time- and performance-based equity awards that measure performance over a three-year period. A brief overview of each element of compensation is provided in the chart below.

Long-Term Incentive Compensation Plan Structure

The chart below depicts the components of our long-term awards and illustrates how our performance-based awards and payouts are calculated:

As shown above, the performance award component of our LTI plan is split into two performance metrics. The first metric component uses Operating ROATCE* and measures our annual performance versus peer performance for each of the three years in the award time horizon. Each LTI plan measure is calculated independently for each of the three years and then averaged for F.N.B. and each of its peers. We determine the payout level based upon how this average measure compares to our peers. This payout level is then increased or decreased based on relative TSR performance to determine the final payout percentage. TSR performance at median results in no adjustment to the award. If our TSR performance is at or below the 25th percentile of peers, the award is adjusted downward 25%. If our TSR performance is at or above the 75th percentile, the award is adjusted upward 25%. The final payout percentage is calculated by multiplying the metric result by the TSR result (1+/-25%) utilizing straight-line interpolation between the 25th and 75th percentiles.

The second metric is ICG Growth* which is defined as the annual change in TBV* per common share plus the dividends declared per common share during the annual period, divided by TBV* per common share at the beginning of the performance period versus the same measures for our peers. Similar to Operating ROATCE*, the award level associated with this measure is calculated independently for each of the three years of the award time horizon, and then averaged. Thereafter, the award is modified for TSR performance versus peers the same as described above for Operating ROATCE* performance.

2023 Proxy Statement 61

Compensation Discussion and Analysis

Further discussion on these LTI metrics is provided below along with why F.N.B. believes they are important to the performance, strategy and investment thesis of F.N.B.

All stock-based performance awards vest based on the following tables:

Performance Level	Percent Rank	Vesting Percentage(1)

Threshold	25th Percentile	25% of Target

Target	50th Percentile	100% of Target

Maximum	75th Percentile	175% of Target

(1)	There is straight-line interpolation between all levels.

2022 Long-Term Incentive Compensation Award Target Opportunities

The following table shows the target value of the 2022 grants for each of the NEOs. The performance-based awards will not vest until 2025 and will only vest to the extent performance goals are met.

Name	2022 LTI Plan Opportunity (% of Salary)	Performance- Based ($)	Time- Based ($)

Vincent J. Delie, Jr.	250%	2,077,250	1,187,000

Vincent J. Calabrese, Jr.	150	564,900	322,800

Gary L. Guerrieri	100	345,800	197,600

David B. Mitchell II	90	267,750	153,000

Barry C. Robinson	90	260,000	149,760

62 F.N.B. Corporation

Compensation Discussion and Analysis

2022 LTI Performance Results Summary

A summary of the Company’s long-term incentive compensation performance metrics and payout percentages is shown below for the 2020 to 2022 LTI plan years.

2020 to 2022 LTI Award Plan11 Commentary

As a result of the strong performance over 2020 through 2022, the performance award for that period paid out at 218.75% of each NEOs’ target. Both the Operating ROATCE* and ICG Growth* metrics achieved top quartile results with TSR performance at the 85th percentile amongst peers for the three-year period. Additional ranking and measurement details for each metric are noted below.

•

Our average annual Operating ROATCE* measure was 15.5% which ranked 5th amongst our incentive compensation peer set and represented the 80th percentile of peers. This results in a 175% payout for this metric.

•

Our average annual ICG Growth* measure was 9.3% which ranked 6th amongst our incentive compensation peer set and represented the 75th percentile of peers. This results in a 175% payout for this metric.

•

Our TSR was 32.1% at the end of the plan measurement period. This resulted in a +25% modifier result for this metric. This metric ranked 4th amongst peers and represented the 85th percentile of peers[12].

The performance awards consisted of performance-based share units, and, in the case of Mr. Delie, a portion of his payout also included cash-performance units, in lieu of stock, due to previously disclosed share limitations in our Plan.

Total 2022 STI and LTI Compensation Plan Payout Results

Based on the above analysis and considerations, the Committee reasonably believes the 2022 short-term and long-term incentive award determination appropriately balances long-term shareholder interests and rewards executives for successfully executing on and exceeding both F.N.B.’s 2022 Operating Plan and current 2020 – 2022 Long-Term Strategic Plan. This strong operating performance has enabled F.N.B. to return over $220 million to our shareholders in 2022 and over $607 million to our shareholders from 2020 to 2022 (representing dividends paid and shares repurchased). Furthermore, as shown in the table below, F.N.B.’s performance has led to a 32.1% TSR (2020 to 2022) on our 2020 award, a 59.3% TSR (2021 to 2023) on our 2021 award, and a 21.0% TSR (2022 to 2024) on our 2022 award11.

[11]	Measured as of February 14, 2023.
[12]

For the purposes of the 2020-2022 LTI Plan discussed within this CD&A, a different peer group was used than the peer group described in the “Peer Group used in the 2022 STI Plan and 2022-2024 LTI Plan” under Competitor Peer Set. Please refer to the 2021 F.N.B. Corporation Proxy Statement for the peer group used at that time which applies to the 2020-2022 LTI award plan.

2023 Proxy Statement 63

Compensation Discussion and Analysis

	2020 Award		2021 Award		2022 Award
F.N.B. TSR as of 2/14/23	32.1%	F.N.B. TSR as of 2/14/23	59.3%	F.N.B. TSR as of 2/14/23	21.0%
Median	25.0%	Median	34.8%	Median	-1.5%
Rank	4/21	Rank	2/20	Rank	1/21
Percentile	85th	Percentile	95th	Percentile	100th
Period Covered	2020-2022	Period Covered	2021-2023	Period Covered	2022-2024
Measurement Start#	1/17/20 - 2/14/20	Measurement Start#	12/3/20 - 12/31/20	Measurement Start#	12/3/21 - 12/31/21
Measurement End#	1/18/23 - 2/14/23	Measurement End# as of	1/18/23 - 2/14/23	Measurement End# as of	1/18/22 - 2/14/23

# Based on the 20 day trading average stock price from the measurement start and end dates.

The final measurement dates of the 2021 and 2022 awards are: 12/31/23 and 12/31/24, respectively

64 F.N.B. Corporation

Compensation Discussion and Analysis

CEO REALIZED PAY

Historical Review of Realized Pay for CEO Position

CEO pay for F.N.B. since 2010 has grown commensurate with the size of our organization and with targeted pay being consistent with market practices for CEOs overseeing similarly sized organizations with similar business model focus. With this growth, F.N.B. has achieved strong and consistent absolute and relative performance on the set of controllable peer-relative metrics in our current STI and LTI compensation plan design across this period of time as shown in the table below.

(1)	All metrics are presented on a non-GAAP basis and make use of the 2022 incentive compensation peer set discussed under Competitor Peer Set.

(2)

The 3-year TSR measure shown using the 2022 peer set is measured as of 12/31 of each year. This method varies slightly from that used in the LTI plan which measures return using an average of 20 days from the beginning and ending periods of each reporting period.

(3)	YTD TSR measures as of 12/31 of each year through 2/14/2023.

Despite strong absolute and relative performance on this diversified set of measures, shorter-term measures for TSR may not have kept pace with the trajectory of the company’s fundamentals, as shown by the lagged TSR peer measure quartiles relative to the performance measure peer relative quartiles during certain periods.

As such, we contend there may have been temporary dislocation between TSR and the fundamental performance of F.N.B. at times, in response to acquisitions that have been overcome in the longer term, as the value of entering the newer markets becomes reflected in relative outperformance over time. In addition to these core financial measures above, F.N.B.’s credit metrics remain at historically low levels and our credit rating has increased (per Moody’s) since early 2000. Additionally, our capital levels are now at or near peer median levels on CET1 and above median levels for the TCE ratio, both much stronger on an absolute basis and relative to peer levels.

This temporary TSR dislocation was further supported by Truist Securities’ May 6, 2022 sector research that noted F.N.B. “still trades at a significant Price/TBV valuation discount relative to historical levels over the last 20 years”. As such, this research suggested that F.N.B. presents one of the highest peer valuation expansion opportunities based on fundamental performance. Since the time of that research, F.N.B. share price performance accelerated and now trades in-line with its historical relative valuation on a forward Price to Earnings (P/E) basis.

Nonetheless, recognizing the importance of aligning pay to shareholder interests, the ultimate value that our CEO realizes from long-term incentives is based on the value of F.N.B. shares and the Company’s financial and operational performance, which is fully aligned with shareholder interests. For this reason, realized pay has trailed summary compensation table reported pay as shown in the graphic below. Realized Pay is compensation paid to the CEO during the stated year. This differs from the Compensation Actually Paid (CAP) definition as disclosed in the Pay for Performance Disclosure. Both Realized Pay and CAP start with the total compensation reported in the 2022 Summary Compensation Table less the grant date value of the LTI awards granted during the year, also as reported in the 2022 Summary Compensation Table. The difference is in the amount reported for the LTI awards.

2023 Proxy Statement 65

Compensation Discussion and Analysis

Realized Pay includes the value of the LTI awards realized upon vesting, as reported in the 2022 Option Exercises and Stock Vested Table, whereas CAP includes the difference in the fair market value of the LTI awards from the prior year-end to the vesting date, for awards that vested during the year, or to the current year-end, for awards that are outstanding at year-end. The chart below presents F.N.B.’s CEO’s Realized Pay.

Due to the strong alignment between pay and stock price performance in our compensation plan, our CEO’s average total realized pay from 2015 to 2020, was 68% of reported pay disclosed in the 2022 Summary Compensation Table. This was 30% below the peer median average of 98% for the same period. The lower realized pay percentage underscores F.N.B.’s strong pay-for-performance link. In more recent years, as F.N.B.’s TSR has gained momentum, exceeded peer returns and come more into alignment with its historical relative valuation on a forward P/E basis, our CEO’s average total realized pay has exceeded peer median levels. This is reflective of strong absolute and relative financial performance and strong relative TSR performance as shown in the chart above.

(1)

Excludes special one-time grant award of $2.3M in 2015 reported pay that paid out in 2019 realized pay. This special one-time grant was made due to very strong performance over the 2010 to 2015 year, and for retention purposes given the low relative levels of executive equity compensation as a percent of total shares outstanding compared to peers.

(2)

The 3-year TSR measure shown is measured as of 12/31 of each year. This method varies slightly from that used in the LTI plan which measures return using an average of 20 days from the beginning and ending periods of each reporting period.

(3)	Peer Median and Quartiles make use of the 2022 incentive compensation peer set discussed under Competitor Peer Set.
(4)

Peer rank and quartile data for reported pay and realized pay figures in 2022 are based on 2022 proxy filings publicly disclosed through 3/20/23 for 15 of F.N.B.’s 21 incentive compensation peers (including F.N.B.).

66 F.N.B. Corporation

Compensation Discussion and Analysis

Additional Compensation Policies and Practices

Management Stock Ownership Policy

We maintain a Management Stock Ownership Policy that requires the CEO, the other NEOs and certain senior management who participate in the LTI plan to have varying levels of stock ownership based upon the officer’s participation level in the plan. The policy requires participants to hold the lesser of a specific share amount or a number of shares equal to a specific dollar threshold that is a multiple of the participant’s salary. We believe that this policy aligns management and shareholder interests and acts as a risk mitigant, because our NEOs have a significant long-term stake in our success. Under our policy, acceptable forms of stock ownership include:

•	shares owned individually and by immediate family
•	long-term stock awards, including all restricted stock and unit awards
•	shares held in the 401(k) Plan

Specific ownership guidelines for the NEOs are as follows:

Named Executive Officer	Share Value	Number of Shares	Compliance
Vincent J. Delie, Jr.	5 x salary	250,000	met
Vincent J. Calabrese, Jr.	3 x salary	100,000	met
Gary L. Guerrieri	3 x salary	100,000	met
David B. Mitchell II	3 x salary	100,000	met
Barry C. Robinson	3 x salary	100,000	met

We annually review progress toward achieving the ownership guidelines. Our NEOs are required to reach the stock ownership guidelines within five years after the later of any of the following events: commencement of participation in the LTI Plan; promotion to a higher participation level; or, an increase in a participant’s ownership requirement. If an NEO does not hold the required share amount after the five-year period, the NEO will receive any future incentive awards as stock, in lieu of cash, that the participant must hold until he or she reaches the applicable required ownership level. All our NEOs currently meet the required stock ownership levels based on current policies and are within the time period allotted to achieve the level required under our current stock ownership guidelines.

Retirement and Other Post-Employment Benefits

All employees are eligible to participate in a 401(k) Plan. All salaried employees hired before January 1, 2008, except employees of First National Insurance Agency, LLC (FNIA), participated in our defined benefit pension plan, the Retirement Income Plan (RIP), through December 31, 2010. At that time, we froze each participant’s accrued benefit amount and ceased future accruals.

In general, we have designed our retirement plans to provide NEOs and other employees with financial security after retirement. We provide matching contributions and a performance-based contribution under the 401(k) Plan for all employees, including the NEOs. Previously, we offered a defined benefit pension plan, the RIP. We detail its benefits to employees more particularly in the narrative accompanying the 2022 Pension Benefits table. Additionally, due to Code limits on the amount of compensation that may be recognized for tax-qualified retirement plans, certain NEOs were unable to make the full amount of contributions to the 401(k) Plan and the amount of their total pay that is included in the calculation of their pension benefit is limited. To address that limitation, we offered the F.N.B. Corporation ERISA Excess Retirement Plan (Excess Plan) and continue to offer the F.N.B. Corporation Deferred Compensation Plan (DCP) to allow any affected employee, including the NEOs, to receive the full benefit intended by the qualified retirement plans. In 2010, we amended the Excess Plan consistent with the amendments to the RIP.

In addition to those plans, we previously provided to some senior executives, including Mr. Guerrieri, a supplemental executive retirement plan, called the Basic Retirement Plan (BRP), which is designed to supplement the benefits provided by the RIP and the Excess Plan. The purpose of the BRP was to ensure a minimum level of retirement income for the NEOs and other senior officers who participated in the plan. We closed the BRP to new participants and ceased future accruals for all participants, effective December 31, 2008.

2023 Proxy Statement 67

Compensation Discussion and Analysis

Post-Employment and Change in Control Payments

We believe post-retirement compensation is necessary to attract and retain talented executives and that our post-retirement benefits are competitive in the industry and provide NEOs with appropriate retirement benefits.

We provide severance and change-in-control payments through employment contracts that provide additional security for our NEOs. We determined that the continued retention of the services of our NEOs on a long-term basis fosters stability of senior management through retention of well-qualified officers. The 2022 Potential Payments Upon Termination or Change in Control tables and accompanying narrative detail the NEOs’ employment contracts.

The RIP benefit is determined by a precise formula set forth in the plan document and explained in the narrative accompanying the 2022 Pension Benefits table. The DCP and Excess Plan benefit formulas are based upon the specific opportunity or the amounts lost by the participant due to Code limits and are more fully detailed in the 2022 Non-Qualified Deferred Compensation and 2022 Pension Benefits tables and narratives. The benefit under the BRP is a monthly benefit equal to a target benefit percentage based on years of service at retirement and a designated tier as determined by the Committee and detailed in the narrative accompanying the 2022 Pension Benefits table. We do not grant extra years of credited service under any of our qualified or non-qualified plans. The termination and change in control benefits for NEOs were set by contract and are described more fully in the 2022 Potential Payments Upon Termination or Change in Control tables and in the narrative accompanying the 2022 Summary Compensation Table.

Deferred Compensation

We believe it appropriate to offer our most senior executives and Board members the opportunity to defer compensation for financial planning purposes, and as such, in April 2022, we implemented and now maintain the DCP. The Committee has selected a group of management employees eligible to participate in the plan that includes the NEOs. Participants may choose to defer base salary, STI or LTI awards13

Life Insurance

Under a life insurance agreement with Mr. Delie, we will pay the insurance premium on behalf of Mr. Delie during his employment on a life insurance policy to be issued and owned by him. The annual premium amount is $182,450 and is payable through the end of the policy year in which Mr. Delie attains age 68. The death benefit payable to Mr. Delie’s beneficiaries under the policy is $2.4 million. The life insurance agreement and our obligation to remit premiums terminates upon Mr. Delie’s death, the date he voluntarily terminates employment prior to attaining age 68, the date Mr. Delie’s employment is terminated for Cause, as defined in the life insurance agreement, or the date Mr. Delie violates any restrictive covenants contained in his employment agreement (described below), provided that we are obligated to pay policy premiums in 2023 if Mr. Delie is employed by us at any time in 2023 and if Mr. Delie remains continuously employed by F.N.B. through December 31, 2027 we are obligated to pay annual policy premiums through the end of the policy year in which Mr. Delie attains age 68 regardless of whether he voluntarily terminates his employment, unless he violates any applicable restrictive covenants. If we terminate Mr. Delie’s employment without Cause, as defined in the life insurance agreement, or he terminates his employment for Good Reason upon or following a Change in Control, as each are defined in his employment agreement, in either case prior to his attainment of age 68, we are obligated to remit an additional premium amount needed for the life insurance policy to become fully paid-up, such that all the premium payments are complete, Mr. Delie is free of all payment obligations, and the life insurance policy will remain intact and fully paid until Mr. Delie’s death.

[13]	Please see the 2022 Non-Qualified Deferred Compensation table for additional information.

68 F.N.B. Corporation

Compensation Discussion and Analysis

Tax and Accounting Treatment of Compensation

Section 162(m) of the Code currently limits the deductibility of compensation in excess of one million dollars paid to the CEO, CFO or another “covered employee” (as defined by Section 162(m)), or who was such an employee beginning in any year after 2017. Accordingly, compensation awarded in 2018 and future years to covered employees in excess of one million dollars will generally not be deductible. While we are cognizant of the tax deduction limitations applicable to our compensation program for NEOs, we may set compensation levels or structure arrangements outside the deduction limitations if we deem the amount of compensation appropriate. The Committee has the discretion to establish the compensation paid, or intended to be paid or awarded to the NEOs, as the Committee may determine in our and our shareholders’ best interests. This is an important feature of our compensation practices because it provides the Committee with sufficient flexibility to respond to specific situations.

As discussed above, we have calculated and discussed with the Committee the tax impact to us and the executives of each of our cash and equity compensation awards and agreements. We also calculate and monitor the accounting expense related to equity-based compensation using the guidance of Accounting Standards Codification (ASC) Topic 718, Compensation — Stock Compensation.

2023 Proxy Statement 69

Compensation Discussion and Analysis

Compensation Governance and Risk Management

We have a comprehensive risk management compensation program process. The various levels of review are detailed below:

Levels of Review

Compensation Committee	⬛

∎  Philosophy supports and reflects F.N.B.’s risk appetite and risk management culture.

∎  Experienced and independent executive compensation advisor monitors and evaluates our compensation practices from a risk management perspective.

∎  Manage and control the risks that employees can take or effectively influence, consistent with their roles and responsibilities to serve our clients by setting and communicating our risk appetite in advance.

∎  Compensation policies and procedures do not encourage unnecessary or excessive risk taking.

Management Compensation Committee	⬛

∎  This group is led by our CEO, CFO, Chief Credit Officer, Chief Wholesale Banking Officer, Chief Consumer Banking Officer, Chief Risk Officer and EVP of Human Resources.

∎  Reviews our compensation plans to ensure that the plans are appropriately balanced between risk and reward.

∎  Evaluates all awards, under all plans, including awards to all equity recipients, to ensure that the awards are consistent with our risk appetite statement and do not incent unnecessary risk taking.

Chief Risk Officer Review	⬛

∎  Conducts a review of all compensation plans to identify any plan features that could lead an employee to take unnecessary and excessive risks that could pose a threat to our financial performance.

∎  Conducts a business unit review and a review of employee incentive plans and executive incentive plans, including company-wide plans.

∎  Provides a report to the Management Compensation Committee, the Risk Management Committee and the Compensation Committee.

Internal Audit Department	⬛

∎  Conducts an annual review of risks associated with activities existing in all lines of business, including compensation-related risks.

∎  Determines whether an activity has a low, medium or high risk. That determination provides the audit team a framework from which to set its annual plan and audit an activity at an appropriate corresponding interval.

∎  Conducts a review of incentive compensation practices at least every three years.

∎  Performs risk-based reviews of controls related to plan governance and plan participants.

Second Level Business Unit Review	⬛

∎  After the business unit assessment, Wholesale Banking Solutions, Consumer Banking Solutions and Human Resources reviews plans for consistency and ensure plans account for shareholder and consumer interests.

Business Unit Review	⬛

∎  Reviews its annual performance goals and adjusts overall incentive compensation goals and plans for the business unit staff, as necessary and appropriate.

∎  Establishes key performance indicators (KPIs) for participants and individual employee objectives and ensures that neither will incent unnecessary risk taking.

∎  Key risk indicators (KRIs) are designed to measure quality control standards, compliance results and asset quality and serve to modify the results generated solely by the KPIs and reduce compensation for actions that are not consistent with our risk appetite or that are not in the best interests of our customers.

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Compensation Discussion and Analysis

Below is a summary of policies and practices we employ at each level of the organization to ensure appropriate compensation practices and risk management.

Policies and Practices

Policy	Description
Stock Ownership Policy	Our directors and senior level managers who participate in the LTI plan, including our NEOs, are currently in compliance with our stock ownership policy.
Anti-Hedging Policy	Our anti-hedging policy prohibits our directors, NEOs, executive officers, and senior officers from engaging in hedging transactions with Company stock and requires F.N.B. employees to consult with the Company Legal Department regarding these restrictions.
Clawback Policy	Our compensation recoupment or clawback policy allows our Board to recoup any excess compensation, whether in the form of cash or equity, paid to our NEOs if the Company restates its financial results upon which an award is based due to fraud, intentional misconduct or gross negligence.
Tax Gross-Ups	Our Board adopted a policy that we will not permit tax gross-up payments.

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Compensation Committee Report

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis of this Proxy Statement with the Company’s management and based on such review and discussion, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement. Portions of this Proxy Statement, including the Compensation Discussion and Analysis, have been incorporated by reference into the Company’s 2022 Form 10-K.

Respectfully submitted,

David J. Malone, Chair

Pamela A. Bena

David L. Motley

William J. Strimbu

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Compensation Committee Report

2022 Summary Compensation Table

The following table shows the total compensation paid or earned by the Company’s CEO, CFO and the three most highly-paid executive officers other than the CEO and CFO who were employed as of December 31,

2022. Each of the above is referred to as an NEO and, collectively, NEOs. The amounts include services rendered in all capacities to us and our subsidiaries for our year ended December 31, 2022:

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
Vincent J. Delie, Jr. President and CEO	2022	1,185,887	0	3,211,952	0	2,136,600	0	283,935	6,818,374
	2021	1,158,045	0	3,118,203	0	2,056,688	0	244,586	6,577,522
	2020	1,157,285	0	3,118,593	0	1,727,039	40,439	265,357	6,308,713
Vincent J. Calabrese, Jr. Chief Financial Officer	2022	537,492	0	853,080	0	774,720	0	139,973	2,305,265
	2021	524,800	0	826,129	0	745,636	0	120,004	2,216,569
	2020	524,480	0	963,927	0	549,990	19,880	125,999	2,184,276
Gary L. Guerrieri Chief Credit Officer	2022	493,529	0	522,227	0	533,520	0	101,426	1,650,702
	2021	481,750	0	505,569	0	513,353	0	88,406	1,589,078
	2020	481,434	0	455,068	0	378,656	162,462	91,894	1,569,514
David B. Mitchell II (6) Chief Wholesale Banking Officer	2022	424,039	0	404,360	0	459,000	0	82,110	1,369,509
	2021	399,039	0	377,828	0	426,240	0	40,231	1,243,338

Barry C. Robinson Chief Consumer Banking Officer	2022	415,633	0	395,786	0	449,280	0	83,208	1,343,907
	2021	405,388	0	382,911	0	431,982	0	68,256	1,288,537
	2020	405,160	0	382,940	0	318,635	0	56,743	1,163,478

(1)	Payments under the Company’s annual incentive plan for 2022 are reported in the Non-Equity Incentive Plan Compensation column instead of in the Bonus column, in accordance with SEC requirements.

(2)

The amounts shown in this column represent the grant date fair value of the awards granted during the fiscal year determined pursuant to ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 18 to the Company’s audited financial statements for the fiscal year ended December 31, 2022, included in the Company’s 2022 Form 10-K filed with the SEC on February 24, 2023. These awards earn dividend equivalents, which are subject to the same restrictions and vesting schedule as the underlying units. The amounts reflected in the table for 2022 assume that the performance goals for the performance-based RSUs will be achieved at target. The actual performance cannot be determined for three years and could be zero. At the maximum level of performance, the grant date fair value of the performance-based RSUs granted in 2022 would be: Mr. Delie, $4,265,528; Mr. Calabrese, $1,159,988; Mr. Guerrieri, $710,104; Mr. Mitchell, $549,841; and Mr. Robinson, $538,175. The amount for Mr. Delie also includes a time-vesting restricted stock unit award, granted for service as a director in 2022 that vests on May 10, 2023 (see narrative under the Director Compensation discussion of this Proxy Statement).

(3)

Amount earned by the NEO as an annual incentive bonus under our STI plan, based upon the Company’s performance. The STI plan is discussed in further detail in the CD&A under “Short-Term Incentive Compensation Plan Structure and Awards”.

(4)

The amounts in this column reflect the actuarial change in the present value of the NEO’s benefit under all of our pension plans determined using interest rate and mortality rate assumptions consistent with those used in our financial statements and include amounts that the NEO may not currently be entitled to receive because such amounts are not vested. Our pension plans are described in the narrative accompanying the 2022 Pension Benefits table. Note that the change in values for Messrs. Delie, Calabrese and Guerrieri was actually a decrease of $70,886, $34,603 and $267,791, respectively. However, based on the SEC’s interpretive guidance, the amount shown in the 2022 Summary Compensation Table should not be less than $0. Therefore, the amount shown above for Messrs. Delie, Calabrese and Guerrieri is $0. We do not pay or provide above-market interest under Non-Qualified Deferred Compensation Plans.

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Compensation Committee Report

(5)	All other compensation as reported in this column for 2022 is comprised of the following amounts:

Name	Perquisites and Other Personal Benefits ($)(a)	Executive Insurance Premiums ($)(b)	401(k) Match and Company Contributions ($)	Deferred Compensation Lost Match ($)(c)	Total All Other Compensation ($)
Vincent J. Delie, Jr.	50,465	10,065	21,200	202,205	283,935
Vincent J. Calabrese, Jr.	43,086	9,151	21,200	66,536	139,973
Gary L. Guerrieri	23,529	8,880	21,200	47,817	101,426
David B. Mitchell II	18,749	6,700	21,200	35,461	82,110
Barry C. Robinson	19,339	5,772	21,200	36,897	83,208

(a)

The dollar amount of the perquisite or other personal benefits represents the incremental cost to us of providing the benefit. This column includes the costs of social club dues for Messrs. Delie, Calabrese, Guerrieri and Mitchell; personal financial planning for Messrs. Delie and Calabrese; personal use of company-provided automobiles for Messrs. Delie, Calabrese, Guerrieri and Robinson; parking fees for Messrs. Delie, Calabrese, Guerrieri, Mitchell and Robinson; cost of executive physicals for Messrs. Mitchell and Robinson; and personal use of corporate aircraft for Mr. Delie. The valuation of the Company provided automobiles was calculated as our current year depreciation or leasing expense for the automobile plus all costs incurred related to the automobile (including, but not limited to, the cost of insurance, gas, car washes, repairs, registration and inspection fees), less our mileage reimbursement allowance for business miles driven by employees who use their own automobile for business purposes. While our Compensation Committee has a strong preference for our CEO to take all of his flights on the corporate aircraft (personal and business), our Aircraft Usage Policy limits the number of personal flight hours our CEO may use each year during times when it is not being used for business travel. In authorizing such personal usage, our Compensation Committee considered the advantages that personal aircraft usage offers the Company, including mitigating security risks and encouraging reduced travel time, thereby promoting the CEO’s availability, efficiency and productivity. Mr. Delie’s use of the aircraft did not exceed three (3) personal flight hours in 2022. In regard to such personal use by Mr. Delie or his approved non-business guests, income is imputed to Mr. Delie for tax purposes, for which he covers the tax liability and no gross-up is provided by the Company. In addition, our Aircraft Usage Policy contains procedures to document the principles to be applied in determining the classification of a flight as business or personal and the calculation of the aggregate incremental cost for perquisite purposes, including a definition of personal use and appropriate methodologies for allocating cost between business and personal use when necessary.

Based upon certain operational restrictions and administrative efficiencies, we operate our corporate aircraft under Federal Aviation Administration rules and regulations that limit our ability to accept reimbursement for personal flights on our aircraft. The incremental cost to F.N.B. for personal aircraft use is calculated by dividing the total number of personal passenger hours by the total passenger hours, then multiplying that number by the Company’s total variable cost for 2022. The total variable cost includes costs related to maintenance, crew expenses, pro rata cost of extra fuel due to additional weight, meals, beverages, landing fees and ground transportation services. Since the aircraft is used primarily for business travel, total variable cost does not include the calculation of fixed costs that do not change based on particular usage, such as crew salaries, insurance, aircraft management services, hangar rental, capital improvement costs intended to cover a multi-year period, and other fixed costs not affected by the presence of additional passengers.

(b)	This amount reflects Company paid premiums for executive owned life insurance coverage.

(c)	This amount reflects Company contributions during the year to the DCP as more fully described in the narrative accompanying the 2022 Non-Qualified Deferred Compensation table.

(6)	Mr. Mitchell became an executive officer in 2021; therefore, we have not reported his 2020 compensation.

The foregoing 2022 Summary Compensation Table does not include certain fringe benefits generally made available on a non-discriminatory basis to all of our salaried employees such as group health insurance, dental insurance, vision insurance, life insurance, accidental death and dismemberment insurance and long-term disability insurance, which we consider to be ordinary and incidental business costs and expenses.

Mr. Delie became CEO in 2012 and entered into his employment agreement with us and FNBPA on December 15, 2010. Mr. Delie’s contract has an initial term of three years and, unless sooner terminated, automatically extends for one year on the anniversary of the commencement date such that, on the anniversary date, the contract continues to have a three-year term. Either party may terminate the automatic renewal provision by providing the other party with 30 days’ advance written notice of non-renewal prior to the anniversary of the commencement date. Currently, Mr. Delie’s employment agreement runs through December 2025. Under the terms of the agreement, Mr. Delie is entitled to receive a base salary that may be increased from time to time as determined by the Committee. Additionally, in 2022, Mr. Delie was eligible to participate in our annual incentive compensation plan at a target award level of 100% of his base salary. Thus, he had the possibility of achieving a bonus between 0% and 200% of his base salary. In addition to his employment agreement, as a retention incentive we entered into a life insurance agreement with

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Compensation Committee Report

Mr. Delie on November 3, 2022, as described above, pursuant to which we will pay the insurance premium on behalf of Mr. Delie during his employment on a life insurance policy to be issued and owned by him. The severance and change in control provisions of Mr. Delie’s employment agreement and the obligations and proceeds from life insurance are described in the narrative accompanying the 2022 Potential Payments Upon Termination or Change in Control tables.

Mr. Calabrese serves as our CFO and entered into his employment agreement, the amounts for which are detailed in the 2022 Summary Compensation Table, with FNBPA on February 21, 2013. The initial term of the agreement was for two years, and automatically extends for a one-year period on each anniversary of its commencement date such that, on the anniversary date, the contract has a two-year term unless sooner terminated. Either party may terminate the automatic renewal of the agreement by providing the other with 60 days’ advance written notice of non-renewal. Mr. Calabrese’s contract runs through February 2025. Under the terms of the agreement, Mr. Calabrese receives a base salary that may be increased from time to time as determined by the Committee. Additionally, Mr. Calabrese is eligible to participate in our annual incentive compensation and bonus plans at the discretion of the Committee with a target award level of 80% of base salary for 2022. Thus, he had the possibility of achieving a bonus between 0% and 160% of his base salary. The severance and change in control provisions of Mr. Calabrese’s employment agreement are described in the narrative accompanying the 2022 Potential Payments Upon Termination or Change in Control tables.

Mr. Guerrieri serves as our Chief Credit Officer. He entered into an employment contract with FNBPA on January 25, 2002. Mr. Guerrieri’s contract had an initial term of two years and automatically extends for a one-year period on the anniversary of its commencement date such that, on the anniversary date, the contract has a two-year term, unless either party terminates the contract sooner. Either party may terminate the automatic renewal of the agreement by providing the other 60 days’ advance written notice of non-renewal. Mr. Guerrieri’s contract runs through January 2025. Under the terms of the agreement, Mr. Guerrieri receives a base salary, as reflected in the 2022 Summary Compensation Table that may be increased from time to time as determined by the

Committee. Mr. Guerrieri is also eligible to participate in our annual incentive compensation and bonus plans at the Committee’s discretion. Mr. Guerrieri’s target award level for annual incentive compensation was 60% of his base salary for 2022. Thus, he has the possibility of achieving a bonus between 0% and 120% of his base salary. The severance and change in control provisions of Mr. Guerrieri’s employment agreement are described in the narrative accompanying the 2022 Potential Payments Upon Termination or Change in Control tables. In December 2008 and December 2012, we amended Mr. Guerrieri’s contract in order to comply with and clarify certain points related to Code Section 409A.

Mr. Mitchell serves as our Chief Wholesale Banking Officer and entered into his current change of control agreement on December 30, 2020. His agreement does not contain a set term. Mr. Mitchell receives the base salary as reflected in the 2022 Summary Compensation Table that may be increased from time to time as determined by the Committee. He is eligible to participate in our annual incentive compensation and bonus plans at the Committee’s discretion. His target award level for annual incentive compensation in 2022 was 60% of base salary with the possibility of achieving between 0% and 120% of base salary. The severance and change in control provisions of Mr. Mitchell’s agreement are described in the narrative accompanying the 2022 Potential Payments Upon Termination or Change in Control table.

Mr. Robinson serves as our Chief Consumer Banking Officer and entered into his current employment agreement on November 4, 2015. His agreement was for an initial term of two years and automatically renews such that, on the anniversary date, he has two years remaining. Under the terms of the contract, Mr. Robinson receives the base salary as reflected in the 2022 Summary Compensation Table that may be increased from time to time as determined by the Committee. He is eligible to participate in our annual incentive compensation and bonus plans at the Committee’s discretion. His target award level for annual incentive compensation in 2022 was 60% of base salary with the possibility of achieving between 0% and 120% of base salary. The severance and change in control provisions of Mr. Robinson’s employment agreement are described in the narrative accompanying the 2022 Potential Payments Upon Termination or Change in Control tables.

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Compensation Committee Report

2022 Grants of Plan-Based Awards

The following table sets forth grants of plan-based awards to the NEOs for 2022:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Award Type (1)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Vincent J. Delie, Jr.	STI	n/a	0	1,187,000	2,374,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	RSU-TB	2-23-2022	n/a	n/a	n/a	n/a	n/a	n/a	88,253	n/a	n/a	1,187,003
	RSU-PB	2-23-2022	n/a	n/a	n/a	24,821	132,380	289,581	n/a	n/a	n/a	1,949,957
	DIR	5-10-2022	n/a	n/a	n/a	n/a	n/a	n/a	6,907	n/a	n/a	79,983
Vincent J. Calabrese, Jr.	STI	n/a	0	430,400	860,800	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	RSU-TB	2-23-2022	n/a	n/a	n/a	n/a	n/a	n/a	24,000	n/a	n/a	322,800
	RSU-PB	2-23-2022	n/a	n/a	n/a	6,750	36,000	78,750	n/a	n/a	n/a	530,280
Gary L. Guerrieri	STI	n/a	0	296,400	592,800	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	RSU-TB	2-23-2022	n/a	n/a	n/a	n/a	n/a	n/a	14,692	n/a	n/a	197,607
	RSU-PB	2-23-2022	n/a	n/a	n/a	4,132	22,038	42,208	n/a	n/a	n/a	324,620
David B. Mitchell II	STI	n/a	0	255,000	510,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	RSU-TB	2-23-2022	n/a	n/a	n/a	n/a	n/a	n/a	11,376	n/a	n/a	153,007
	RSU-PB	2-23-2022	n/a	n/a	n/a	3,200	17,064	37,328	n/a	n/a	n/a	251,353
Barry C. Robinson	STI	n/a	0	249,600	499,200	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	RSU-TB	2-23-2022	n/a	n/a	n/a	n/a	n/a	n/a	11,135	n/a	n/a	149,766
	RSU-PB	2-23-2022	n/a	n/a	n/a	3,132	16,702	36,536	n/a	n/a	n/a	246,020

(1)

Award types are as follows: STI plan is our annual incentive cash award, RSU-TB is our long-term, time-based RSUs, RSU-PB is our long-term performance-based RSUs and DIR is the annual director time-based restricted stock unit award.

(2)

The amounts shown for STI plan represent the threshold, target and maximum amounts to be earned by the NEO under the annual incentive compensation program based upon our performance during 2022. The amounts actually earned for 2022 were above the target and are reflected in the Non-Equity Incentive Plan Compensation column of the 2022 Summary Compensation Table.

(3)

For awards granted February 23, 2022, the amounts shown represent the threshold, target and maximum unit amounts, subject to limitations in the F.N.B. Incentive Plan, that could be earned by the NEO under performance-based RSUs based upon the Company’s performance during a three-year performance period commencing January 1, 2022, through December 31, 2024, provided the NEO remains continuously employed through the March 18, 2025 vesting date. As of December 31, 2022, we believe that it is probable that we will achieve the performance conditions between the target and maximum levels for the awards granted February 23, 2022. We will not know the actual amount that vests until 2025. If we meet the performance conditions, and the NEO terminates service prior to the vesting date, the program may provide partial vesting depending on the reason for termination as more particularly detailed in the 2022 Potential Payments Upon Termination or Change in Control tables.

(4)

The amount shown represents the number of time-based RSUs granted February 23, 2022, which will vest if the NEO remains continuously employed until the March 18, 2023, January 5, 2024, and January 5, 2025, vesting dates. The amount for Mr. Delie also includes the annual director time-based restricted stock unit award as more particularly detailed in the 2022 Summary Compensation Table and the narrative under the Director Compensation discussion of this Proxy Statement.

(5)

The amount shown represents the grant date fair value as determined under ASC Topic 718 of all time-based restricted stock unit awards and all performance-based restricted stock unit awards, assuming payout at target levels, granted in 2022.

Participants who terminate service prior to year-end are not eligible for annual incentive compensation under the program. In the event of death, disability, or retirement (i.e., age 55 with five years of service) during the year or before we make payment of the annual incentive award amount, the Committee may approve a discretionary award. The program provides for payment in the case of a change in control as more particularly detailed in the 2022 Potential Payments Upon Termination or Change in Control tables.

We issue time-based and performance-based awards in the form of RSUs that accrue dividend equivalents that are subject to the same restrictions and vesting schedule as the underlying RSUs. The program allows for accelerated or pro-rated vesting of the RSUs in the

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Compensation Committee Report

case of death, disability, retirement, or change in control as more particularly detailed in the 2022 Potential Payments Upon Termination or Change in Control tables.

There are 7,193,772 shares remaining available for awards under the F.N.B. Incentive Plan, which represent approximately 2% of the outstanding shares of our common stock as of December 31, 2022.

2022 Outstanding Equity Awards at Fiscal Year-End(1)

The following table sets forth certain information summarizing the outstanding equity awards of each NEO as of December 31, 2022.

	Option Awards(2)					Stock Awards(3)

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Vincent J. Delie, Jr.	0	0	0	0	n/a	232,842	3,038,588	1,001,902	13,074,821
Vincent J. Calabrese, Jr.	0	0	0	0	n/a	64,295	839,050	301,170	3,930,269
Gary L. Guerrieri	0	0	0	0	n/a	36,502	476,351	156,172	2,038,045
David B. Mitchell II	0	0	0	0	n/a	23,147	302,068	72,154	941,610
Barry C. Robinson	0	0	0	0	n/a	28,461	371,416	126,264	1,647,745

(1)	All awards were made under the F.N.B. Incentive Plan.

(2)

Options may be granted under the F.N.B. Incentive Plan with up to a ten-year expiration date and with a strike price of no less than 100% of the closing sales price of our common stock on the NYSE on the business day preceding the award date. Options cannot be transferred or assigned by a participant under the F.N.B. Incentive Plan, other than by will or pursuant to the laws of succession. We have not issued stock options for any year reported in the 2022 Summary Compensation Table.

(3)

Units awarded under the F.N.B. Incentive Plan are subject to a restriction period and/or satisfaction of one or more performance-based criteria, as determined by the Committee. Unless otherwise determined by the Committee, if a participant terminates employment with us or our subsidiaries for a reason other than retirement, disability, death or change in control, as detailed in the 2022 Potential Payments Upon Termination or Change in Control tables, before the expiration of the applicable restriction period, the participant will forfeit any units that are still subject to a restriction. When awards vest, the participant recognizes ordinary income on the then market value of the shares or cash amount received, as applicable, and we receive a tax deduction in that same amount subject to limitations provided in the Code, including Section 162(m).

(4)

RSUs in this column consist of all time-based RSUs outstanding that will vest if the NEO remains employed on the vesting date. The RSUs reflected for Mr. Delie below with a vesting date of May 10, 2023, are those he received for service as a director in 2022. The RSUs have vested or are scheduled to vest as follows:

Vesting Date	Mr. Delie	Mr. Calabrese	Mr. Guerrieri	Mr. Mitchell	Mr. Robinson
January 2, 2023	99,158	29,878	15,433	6,990	12,497
March 18, 2023	30,605	8,322	5,095	3,945	3,861
May 10, 2023	7,119	0	0	0	0
January 2, 2024	34,750	9,449	5,783	4,322	4,380
January 5, 2024	30,605	8,322	5,095	3,945	3,861
January 5, 2025	30,605	8,324	5,096	3,945	3,862

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(5)

This column represents the performance-based units that were issued to the NEOs. For the purposes of the disclosure requirements related to this table, we have reported the awards granted in 2020 at the actual vesting amounts, the awards granted in 2021 at the maximum levels and awards granted in 2022 at the threshold level, all subject to the limitations in the F.N.B. Incentive Plan. Based on these assumptions, these units have vested or are scheduled to vest as follows:

Vesting Date	Mr. Delie	Mr. Calabrese	Mr. Guerrieri	Mr. Mitchell	Mr. Robinson
February 15, 2023	634,008	201,128	94,952	26,290	79,898
March 1, 2024	342,070	93,018	56,920	42,534	43,108
March 18, 2025	25,824	7,024	4,300	3,330	3,258

2022 Option Exercises and Stock Vested(1)

The following table contains information concerning the aggregate option exercises and the vesting of restricted stock by the NEOs in 2022.

	Option Awards		Stock Awards(2)

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Vincent J. Delie, Jr.	0	0	390,578	6,911,753
Vincent J. Calabrese, Jr.	0	0	174,410	2,172,476
Gary L. Guerrieri	0	0	83,619	1,042,593
David B. Mitchell II	0	0	24,614	308,986
Barry C. Robinson	0	0	69,889	871,031

(1)	All awards were made under the F.N.B. Incentive Plan.

(2)

The amount included in the table above reflects a value realized upon vesting by multiplying the number of shares of stock by the market value of the underlying shares and units on the vesting date. Vested amounts included (i) time-based shares that vested as a result of the NEO being employed by us during the entire required period, (ii) performance-based units which vested at 183.75% of their target amounts and (iii) in the case of Mr. Delie, the cash-based performance units granted in 2020 which vested based on the performance achieved all within the limits of the F.N.B. Incentive Plan. The value of the cash-based performance units are included in the “Value Realized on Vesting ($)” column.

2022 Pension Benefits

The following table contains information concerning the pension benefits for each NEO as of December 31, 2022:

Name	Plan Name	Number of Years Credited Service (#)(2)	Present Value of Accumulated Benefit ($)(3)	Payments During Last Fiscal Year ($)
Vincent J. Delie, Jr.	F.N.B. Corporation Retirement Income Plan	5.17	112,003	0
	F.N.B. Corporation ERISA Excess Retirement Plan	5.17	36,987	0
Vincent J. Calabrese, Jr.	F.N.B. Corporation Retirement Income Plan	3.75	83,373	0
	F.N.B. Corporation ERISA Excess Retirement Plan	3.75	5,975	0
Gary L. Guerrieri	F.N.B. Corporation Retirement Income Plan	24.17	685,000	0
	F.N.B. Corporation ERISA Excess Retirement Plan	24.17	103,763	0
	F.N.B. Corporation Basic Retirement Plan	22.17	61,483	0
David B. Mitchell II(1)	n/a	n/a	0	0
Barry C. Robinson(1)	n/a	n/a	0	0

(1)	Messrs. Robinson and Mitchell do not participate in the RIP, BRP or the Excess Plan which plans were frozen to new participants before Mr. Robinson and Mr. Mitchell commenced employment with us.

(2)	Our pension plans do not provide credit for additional years of service to any of the NEOs.

(3)

For the RIP, the Excess Plan and the BRP, the present value of accumulated benefits reflected above was determined using the same assumptions as used for the December 31, 2022, financial statement disclosures, except assuming retirement at the earlier of age 65 or the earliest unreduced retirement age. We have assumed a discount rate of 5.35% for the RIP and 5.25% for the BRP and the Excess Plan. For post-retirement mortality, we are using the Pri-2012 nondisabled annuitant table projected generationally with the MP-2021 improvement scale.

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The following is a summary of our qualified and non-qualified plans mentioned in the 2022 Pension Benefits table:

Retirement Income Plan

Until 2008, the RIP, a traditional defined benefit plan qualified under the Code and subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), was available to all salaried employees, except FNIA employees. In 2007, we closed the RIP to employees who commenced employment with us or our affiliates on or after January 1, 2008, and in 2010, we froze the plan and we have not made accruals for participants after December 31, 2010. The RIP provides for benefit payments in the form of a lifetime annuity with five years guaranteed and provides the participant with the ability to select from several choices for the form of the annuity. The election that the participant chooses may affect the amount of the annual benefit as reflected in the 2022 Pension Benefits table. Effective January 1, 2007, we amended the plan such that the benefit is calculated in two pieces. First, for the period worked by a participant prior to January 1, 2007 (Pre-2007 Benefit), the annual annuity benefit is payable without reduction to participants with five years of service who retire after age 62 and is calculated by multiplying each participant’s final average base salary by 1.2% plus, if appropriate, 0.5% of the participant’s final average base salary that is in excess of covered compensation (as defined in Section 401(1)(5)(E) of the Code), with the sum being multiplied by the participant’s years of credited service, not to exceed 25 years including service through December 31, 2006. A participant’s final average base salary is calculated using the highest 60 consecutive months of base salary, not including incentive compensation, within the last 120 months of the participant’s service with us or our affiliates prior to January 1, 2007. The Pre-2007 Benefit was frozen as of December 31, 2006. Beginning in 2007, we calculated each participant’s benefit by adding the Pre-2007 Benefit to the benefit determined under the post-2007 formula detailed below. For 2007 through 2010 (Post-2007 Benefit), we calculated each participant’s annual retirement benefit by taking the participant’s total pay earned from January 1, 2007, through December 31, 2010, and multiplying it by 1%. The benefit earned after 2007 is payable without reduction to participants who retire on or after age 65. The RIP provides for cliff vesting after five years of employment. The RIP provides for an early commencement reduction factor that decreases as the participant’s age approaches the normal retirement age of 62 for the Pre-2007 Benefit and 65 for the Post-2007 Benefit. The early reduction factor is multiplied by the participant’s benefit as determined by the RIP to arrive at the reduced benefit.

ERISA Excess Retirement Plan

The Excess Plan is a non-qualified plan under ERISA and was available to all participants of the RIP until December 31, 2010, when we ceased all future accruals. The Excess Plan provides retirement benefits equal to the difference, if any, between the maximum benefit allowable under the Code and the amount that would be provided under the RIP formula if the Code did not impose limits on the amount of compensation included for purposes of calculating a qualified plan benefit. The Excess Plan provides the full amount of benefit that would have been paid under the formula of the RIP but for the Code limits, reduced by the amount of benefit that is actually provided by the RIP. The participant’s rights to benefits under the Excess Plan cliff vest at 100% if the participant terminates service due to death, after a “change in control” (as defined in the Excess Plan), or upon retirement on or after reaching age 55 with five years of service. Benefits are payable either in an annuity or a lump sum depending upon the reason for termination, with payments commencing the first day of the month following six months after the participant separates from service.

Basic Retirement Plan

The BRP is a separate supplemental executive retirement benefit plan. Mr. Guerrieri is the only NEO to which the plan applies. Effective December 31, 2008, we amended the BRP such that there have not been any new participants in the plan or additional accruals for existing participants since the amendment. Officers participating in the BRP receive a benefit based on a target benefit percentage that is based on the officer’s years of service at retirement. The target percentages are based upon the tier assigned to the participant by the Committee. The tier percentages are as follows: Tier 1, 3.00% for each of the first ten years of employment, plus 1.50% for each of the next ten years of employment, plus 0.75% for each of the next ten years of employment; Tier 2, 3.50% for each of the first ten years of employment, plus 2.00% for each of the next ten years of employment, plus 0.75% for each of the next ten years of employment.

When a participant retires, the benefit under the BRP is a monthly benefit equal to the participant’s aggregate target benefit percentage multiplied by the participant’s highest average monthly cash compensation including bonuses during five consecutive calendar years within the last ten calendar

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years of employment before 2009. This monthly benefit is reduced by the monthly benefit the participant receives from the Social Security Administration, the RIP, the Excess Plan and the annuity equivalent of the automatic contributions paid to participants under the 401(k) and DCP. Before the BRP was frozen, Mr. Guerrieri participated at the Tier 1 level. The participant’s rights to benefits under the BRP vest at 100% if the participant terminates service due to death, disability, after a “change in control” (as defined in the BRP) or normal retirement (age 65). The BRP contains a provision for reducing the basic benefit if the participant retires prior to normal retirement but on or after early retirement (age 55 with five years of service). A participant forfeits benefits in the event we terminate the participant’s employment for cause or a participant voluntarily terminates employment prior to early retirement.

2022 Non-Qualified Deferred Compensation

The following table contains information concerning the non-qualified deferred compensation plans for each NEO for 2022. All contributions from January 1, 2022, thru April 17, 2022, were under the ERISA Excess Lost Match Plan (Predecessor Plan) as described below. All contributions from April 18, 2022, thru December 31, 2022, were under the DCP as described below.

Name	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)
Vincent J. Delie, Jr.	0	202,205	21,529	0	1,456,044
Vincent J. Calabrese, Jr.	0	66,536	7,188	0	471,229
Gary L. Guerrieri	0	47,817	4,658	0	341,947
David B. Mitchell II	0	35,461	(2,590)	0	74,239
Barry C. Robinson	0	36,897	(16,139)	0	210,433

(1)	The amount of our contributions is also included in the “All Other Compensation” column of the 2022 Summary Compensation Table. These contributions are not in addition to the amount reported there.

(2)

No amounts in this column have been reported in the 2022 Summary Compensation Table as this plan does not provide for above-market or preferential earnings. This column includes any unrealized gains and losses on investments.

(3)

Our contributions during each fiscal year have historically been reported in the Summary Compensation Table for each year in which the NEO was considered such, and aggregate earnings during the fiscal year have been historically excluded from the Summary Compensation Table. Additionally, the amounts reflected represent the NEO’s entire balance under this plan which is fully vested.

Effective April 18, 2022, we implemented and now maintain a non-qualified deferred compensation plan, known as the DCP. The Committee has selected a group of management employees eligible to participate in the plan that includes the NEOs. Participants may choose to defer base salary, STI or LTI awards.

The amounts reflected in the 2022 Non-Qualified Deferred Compensation table were contributed to accounts for the NEOs under the DCP from April 18, 2022, through December 31, 2022 and from January 1, 2022, thru April 17, 2022, under the Predecessor Plan. The DCP merged with the Predecessor Plan into the newly created plan (going forward both plans will be referenced together as the DCP). The DCP provides for Company contributions, equal to the difference, if any, between the maximum benefit allowable under the Code and the amount that would be provided under the 401(k) Plan if the IRS did not impose contribution or pay limitations. Prior to the DCP effective date, the amount credited to the participant’s account accrued interest at the rate set by FNBPA as its highest interest rate on the first day of the year on the longest-term IRA account that it offers. Currently, the participant may direct the investment of these balances as detailed below for the DCP. The balance in the Excess Lost Match Plan as of April 17, 2022, including earnings thereon, will be paid as a single lump sum on the first of the month following six months after the participant’s separation of employment.

Upon the DCP effective date, the participants may defer into the plan a portion of his or her annual cash compensation, including 75% of base salary and 100% of any annual incentive compensation he or she would otherwise receive, and up to 75% of any long-term incentive compensation he or she would otherwise

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receive. An election to defer can be made on an annual basis and is generally irrevocable. During 2022, there were no deferrals made by any NEO into this plan.

Effective April 18, 2022, a participant may direct the investment of both their employee deferrals and employer contributions under the plan. Investment options in the DCP are the same as those available under our 401(k) plan. Cash amounts deferred will accrue interest, earnings and losses based on the performance of the hypothetical investment option selected by the participant, tracked in a bookkeeping account and ultimately distributed in cash. Equity awards will accrue earnings and losses based on the performance of F.N.B.’s common stock. Investments into the F.N.B. common stock fund will remain in the F.N.B. common stock fund until distributed and will be distributed in kind. We do not pay above-market or preferential earnings on any compensation that is deferred.

At the time of each deferral election, a participant also elects the timing and method of distribution of their employee contributions to the plan to be effective upon a separation from service. A participant may also elect an in-service distribution. Amounts distributed upon a separation from service may be distributed in a single lump sum or in installments, except that the balances from the Predecessor Plan, including earnings thereon, will be distributed in a single lump sum on the first of the month following six months from the participant’s separation from service, and all employer contributions to this plan, including earnings thereon, will be distributed in a single lump sum on the tenth of the month following six months from the participant’s separation from service. A participant may change their current distribution election as long as the change is made at least 12 months prior to their first payment and is delayed by at least 5 years. In the event of an unforeseen emergency, as defined in the DCP, a participant may also request a withdrawal prior to a separation from service to the extent provided in the DCP.

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2022 Potential Payments Upon Termination or Change in Control

Our current NEOs are each a party to an employment agreement that provides for certain salary and benefits upon termination of employment under various scenarios. Also, Mr. Delie is a party to a life insurance agreement. The agreements are all described more fully in the narrative and tables below. The tables below set forth the estimated current value of benefits that could be paid to each of our NEOs upon various termination events. The actual amounts paid upon any of these termination events will only be known at the time that the benefits become payable. The tables reflect the amounts that could be payable under the various arrangements if the event in question occurred as of December 31, 2022. The NEOs’ employment agreements do not provide for any additional payments or benefits in the event of a voluntary termination of employment by the executive without good reason or an involuntary termination by us for cause. Under those scenarios, the NEOs are only entitled to their accrued and unpaid obligations, such as salary, unused vacation and vested benefits. The following tables contain common information about our qualified and non-qualified plans and policies, as well as assumptions used by us in arriving at the amounts contained in the tables. To the extent the information is common it is contained in the endnotes to the 2022 Potential Payments Upon Termination or Change in Control tables and is indicated by letters.

2022 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL VINCENT J. DELIE, JR.

Executive Benefits and Payments Upon Termination	Retirement ($)	Change in Control – Termination ($)	Good Reason or Involuntary Not for Cause Termination ($)	Death ($)	Disability ($)

Compensation:

Accrued Base Salary (a)	45,654	45,654	45,654	45,654	45,654

Base Salary Continuation(1)	0	3,561,000	3,561,000	0	1,011,504

Executive Incentive Compensation (b)(2)	0	2,136,600	0	2,136,600	2,136,600

Bonus(1)	0	5,920,327	5,920,327	0	0
Restricted / Performance Units: Unvested and Accelerated (c)(2)	15,725,224	16,668,778	15,725,224	10,658,849	13,585,024

Benefits and Perquisites:

Accrued Vacation (d)	45,654	45,654	45,654	45,654	45,654

Post-Termination Health Care(3)	0	48,870	48,870	0	0

401(k) Plan (e)(4)	429,154	429,154	429,154	429,154	429,154

RIP (f)(4)	108,007	108,007	108,007	100,174	112,003

Excess Plan (g)(4)	33,775	33,933	33,775	31,326	36,987

Deferred Compensation Plan(5)	1,456,044	1,456,044	1,456,044	1,456,044	1,456,044

Executive Retention Life Insurance Agreement(6)	182,450	912,250	912,250	2,400,000	182,450

Total:	18,025,962	31,366,271	28,285,959	17,303,455	19,041,074

(1)

In the event that we terminate Mr. Delie’s employment without cause, or if he terminates his employment for good reason, he is entitled to base salary continuation and a bonus payment for three years. In the event of a change in control resulting in his termination, he is entitled to three times his base salary plus a bonus amount payable immediately as a lump sum. The bonus amount is calculated by taking the average of the annual amounts paid, whether paid in cash, company stock or other form, to Mr. Delie as a bonus for the last three completed fiscal years. In the event of disability, he is entitled to the amount set forth in our Officers’ Disability salary continuation program.

(2)

Based on Mr. Delie’s age and length of service, he is eligible for early retirement under the F.N.B. Incentive Plan. In the case of retirement, the amount reflected represents the value of restricted stock and Performance Unit awards that vest upon early retirement. Refer to the endnotes to these tables for when the shares or cash, respectively, would be distributed to Mr. Delie.

(3)

In the event that we terminate Mr. Delie’s employment without cause, or if he terminates his employment for good reason, he is entitled to continue to participate in our group health plan on the same terms and at the same cost as active employees for 36 months or until he first becomes eligible for coverage under any group health plan of another employer. In the case of termination for any other reason, Mr. Delie is not entitled to any additional amounts.

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(4)	Mr. Delie is 100% vested in his benefit under this plan.

(5)

Mr. Delie is 100% vested in his benefit under this plan. The amounts reflected represent the cash value of Mr. Delie’s account balance under this plan as of December 31, 2022. Upon termination of employment for any reason, Mr. Delie is entitled to receive a lump sum distribution of his entire account balance under this plan on the first or tenth of the month following six months from his termination of employment, pursuant to the applicable plan terms. In the case of a change in control that does not result in termination, no benefit is immediately payable.

(6)

Insurance premium obligations reflected above are based on the assumption that Mr. Delie has met the requisite employment period requirement or that he is entitled to premium payments based on the reason for his termination of employment. In certain termination scenarios, we are obligated to remit an additional premium amount needed for the life insurance policy to become fully paid up. This additional premium amount is unknown at this time and would be in addition to the amounts reported above. Please see further details regarding the life insurance agreement below.

Mr. Delie’s employment agreement does not provide for any additional benefits, other than the payment of accrued and unpaid obligations existing at the time of a voluntary termination of employment by Mr. Delie without good reason or by us for cause. Mr. Delie’s agreement allows him to terminate the agreement for good reason and obtain the same termination benefits as if he was terminated by the Company for a reason other than cause. Under the terms of his agreement, good reason exists if Mr. Delie experiences any of the following: reduction in base salary unless the reduction is less than 10% and part of an overall reduction; a material diminution in compensation and benefits unless part of an overall reduction; a material diminution of his authority, duties and responsibilities; a change of material duties that are inconsistent with the position; a material diminution of the budget over which he maintains control; relocation of his office more than 50 miles from both Pittsburgh and Hermitage, Pennsylvania; or there occurs material diminution of the duties of his supervisor or a material breach of the agreement by us. Mr. Delie’s contract does not provide a gross-up under Section 280G of the Code.

Under Mr. Delie’s life insurance agreement, we are obligated to pay policy premiums in 2023 and, if Mr. Delie remains continuously employed by F.N.B. through December 31, 2027 we are obligated to pay annual policy premiums through the end of the policy year in which Mr. Delie attains age 68 regardless of whether he voluntarily terminates his employment, unless he violates any applicable restrictive covenants. If we terminate Mr. Delie’s employment without Cause, as defined in his life insurance agreement, or he terminates his employment for Good Reason upon or following a Change in Control, as each are defined in his employment agreement, in either case prior to his attainment of age 68, we are obligated to remit an additional premium amount needed for the life insurance policy to become fully paid-up, such that all the premium payments are complete, Mr. Delie is free of all payment obligations, and the life insurance policy will remain intact and fully paid until Mr. Delie’s death.

For purposes of Mr. Delie’s and all other NEO’s employment agreements, “change in control” means any merger or consolidation with another corporation, and as a result of such merger or consolidation, our shareholders as of the day preceding such transaction will own less than 51% of the outstanding voting securities of the surviving corporation, or in the event that there is (in a single transaction or series of related transactions) a sale or exchange of 80% or more of our common stock for securities of another entity in which our shareholders will own less than 51% of such entity’s outstanding voting securities, or in the event of the sale of a substantial portion of our assets (including the capital stock we own in our subsidiaries) to an unrelated third party.

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2022 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL VINCENT J. CALABRESE, JR.

Executive Benefits and Payments Upon Termination	Retirement ($)	Change in Control – Termination ($)	Good Reason or Involuntary Not for Cause Termination ($)	Death ($)	Disability ($)

Compensation:

Accrued Base Salary (a)	20,692	20,692	20,692	20,692	20,692

Base Salary Continuation(1)	0	1,614,000	1,614,000	0	362,496

Executive Incentive Compensation (b)(2)	0	774,720	0	774,720	774,720

Bonus(1)	0	2,070,346	2,070,346	0	0

Restricted / Performance Units: Unvested and Accelerated (c)(2)	4,648,802	4,905,391	4,648,802	3,082,606	4,056,513

Benefits and Perquisites:

Accrued Vacation (d)	18,623	18,623	18,623	18,623	18,623

Post-Termination Health Care(3)	0	48,870	48,870	0	0

401(k) Plan (e)(4)	409,130	409,130	409,130	409,130	409,130

RIP (f)(4)	78,173	78,173	78,173	71,359	83,373

Excess Plan (g)(4)	5,585	5,609	5,585	5,100	5,975

Deferred Compensation Plan(5)	471,229	471,229	471,229	471,229	471,229

Total:	5,652,234	10,416,783	9,385,450	4,853,459	6,202,751

(1)

In the event that we terminate Mr. Calabrese’s employment without cause or if he terminates his employment for good reason, he is entitled to base salary continuation and a bonus payment for three years. In the event of a change in control resulting in his termination, he is entitled to three times his base salary plus a bonus amount payable immediately as a lump sum. The bonus amount is calculated by taking the average of the annual amounts paid, whether paid in cash, company stock or other form, to Mr. Calabrese as a bonus for the last three completed fiscal years. In the event of disability, he is entitled to the amount set forth in our Officers’ Disability salary continuation program.

(2)

Based on Mr. Calabrese’s age and length of service, he is eligible for early retirement under the F.N.B. Incentive Plan. In the case of retirement, the amount reflected represents the value of restricted stock and Performance Unit awards that vest upon early retirement. Refer to the endnotes to these tables for when the shares or cash, respectively, would be distributed to Mr. Calabrese.

(3)

In the event that we terminate Mr. Calabrese’s employment without cause, or if he terminates his employment for good reason, he is entitled to continue to participate in our group health plan on the same terms and at the same cost as active employees for 36 months or until he first becomes eligible for coverage under any group health plan of another employer. In the case of termination for any other reason, Mr. Calabrese is not entitled to any additional amounts.

(4)	Mr. Calabrese is 100% vested in his benefit under this plan.

(5)

Mr. Calabrese is 100% vested in his benefit under this plan. The amounts reflected represent the cash value of Mr. Calabrese’s account balance under this plan as of December 31, 2022. Upon termination of employment for any reason, Mr. Calabrese is entitled to receive a lump sum distribution of his entire account balance under this plan on the first or tenth of the month following six months from his termination of employment. In the case of a change in control that does not result in termination, no benefit is immediately payable.

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2022 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL GARY L. GUERRIERI

Executive Benefits and Payments Upon Termination	Retirement ($)	Change in Control – Not Cause for Termination ($)	Change in Control – Voluntary Termination(1) ($)	Involuntary Not for Cause Termination ($)	Death ($)	Disability ($)

Compensation:

Accrued Base Salary (a)	19,000	19,000	19,000	19,000	19,000	19,000

Base Salary Continuation(1)	0	988,000	1,086,306	988,000	0	318,504

Executive Incentive Compensation (b)(2)	0	533,520	533,520	0	533,520	533,520

Restricted / Performance Units: Unvested and Accelerated (c)(2)	2,455,358	2,612,427	2,612,427	2,455,358	1,681,571	2,102,944

Benefits and Perquisites:

Accrued Vacation (d)	19,000	19,000	19,000	19,000	19,000	19,000

Post-Termination Health Care(3)	0	474	0	474	0	0

401(k) Plan (e)(4)	512,594	512,594	512,594	512,594	512,594	512,594

RIP (f)(4)	649,748	649,748	649,748	649,748	579,792	685,000

Excess Plan (g)(4)	95,338	95,802	95,338	95,338	84,695	103,763

BRP (g)(4)	71,973	72,322	71,973	71,973	65,107	61,483

Deferred Compensation Plan(5)	341,947	341,947	341,947	341,947	341,947	341,947

Total:	4,164,958	5,844,834	5,941,853	5,153,432	3,837,226	4,697,755

(1)

In the event that we terminate Mr. Guerrieri’s employment without cause, he is entitled to base salary continuation for two years. In the event that Mr. Guerrieri voluntarily terminates his employment within 90 days of a change in control, he is entitled to a cash payment, equal to one times his base amount as defined in Section 280(G)(b)(3) of the Code, paid in three equal installments with the first payment to be made on the effective date of his termination of employment, the second payment to be made on the last day of the sixth month following such effective date and the third payment to be made on the last day of the 12th month following such effective date. In the event of disability, he is entitled to the amount set forth in our Officers’ Disability salary continuation program.

(2)

Based on Mr. Guerrieri’s age and length of service, he is eligible for early retirement under the F.N.B. Incentive Plan. In the case of retirement, the amount reflected represents the value of restricted stock and Performance Unit awards that vest upon early retirement. Refer to the endnotes to these tables for when the shares or cash, respectively, would be distributed to Mr. Guerrieri.

(3)

In the event that we terminate Mr. Guerrieri’s employment without cause, he is entitled to an amount sufficient to pay COBRA premiums for medical insurance for 18 months less the amount that Mr. Guerrieri would have paid towards medical insurance if he were still employed during that time. In the case of termination for any other reason, Mr. Guerrieri is not entitled to any additional amounts.

(4)	Mr. Guerrieri is 100% vested in his benefit under this plan.

(5)

Mr. Guerrieri is 100% vested in his benefit under this plan. The amounts reflected represent the cash value of Mr. Guerrieri’s account balance under this plan as of December 31, 2022. Upon termination of employment for any reason, Mr. Guerrieri is entitled to receive a lump sum distribution of his entire account balance under this plan on the first or tenth of the month following six months from his termination of employment. In the case of a change in control that does not result in termination, no benefit is immediately payable.

Mr. Guerrieri’s employment agreement provides that Mr. Guerrieri may voluntarily terminate his employment after a change of control and receive a bonus payment payable in three installments equal to his Base Amount as defined in the Code. His contract does not provide for a gross-up under Section 280G of the Code. It was our intention when structuring the amendment to his agreement that any payments will comply with Code Section 409A. He is not entitled to any additional benefits other than accrued and unpaid obligations under a termination of employment voluntarily by Mr. Guerrieri or by the Company for cause. Mr. Guerrieri’s agreement provides for a reduction of certain amounts in the above tables after the first 12 months of payments if Mr. Guerrieri obtains new employment. Mr. Guerrieri’s employment agreement provides that upon a change in control, if the acquiring company terminates Mr. Guerrieri’s employment, Mr. Guerrieri may obtain employment with a competitive enterprise, which new employment would otherwise be restricted by the employment agreement, provided Mr. Guerrieri releases the acquiring company from any payment obligations under the terms of the employment agreement. “Change in control” has the same definition as noted above for Mr. Delie.

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2022 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL DAVID B. MITCHELL II

Executive Benefits and Payments Upon Termination	Retirement ($)	Change in Control – Termination ($)	Death ($)	Disability ($)

Compensation:

Accrued Base Salary (a)	16,346	16,346	16,346	16,346

Base Salary Continuation(1)	0	850,000	0	249,504

Executive Incentive Compensation (b)(2)	0	459,000	459,000	459,000

Restricted / Performance Units: Unvested and Accelerated (c)(3)	0	1,346,825	944,337	975,062

Benefits and Perquisites:

Accrued Vacation (d)	6,538	6,538	6,538	6,538

401(k) Plan (e)(4)	116,725	116,725	116,725	116,725

RIP (f)(5)	0	0	0	0

Deferred Compensation Plan (6)	74,239	74,239	74,239	74,239

Total:	213,848	2,869,673	1,617,185	1,897,414

(1)

In the event that we terminate Mr. Mitchell’s employment without cause within 12 months following a change in control, he is entitled to base salary continuation for two years. In the event of disability, he is entitled to the amount set forth in our Officers’ Disability salary continuation program.

(2)	Based on Mr. Mitchell’s age and length of service, he is not eligible for early retirement under the F.N.B. Incentive Plan.

(3)

Based on Mr. Mitchell’s age and length of service, he is not eligible for early retirement under the F.N.B. Incentive Plan. The amount reflected represents the value of restricted stock and Performance Unit awards that vest under each termination scenario. Refer to the endnotes to these tables for when the shares or cash, respectively, would be distributed to Mr. Mitchell.

(4)	Mr. Mitchell is 100% vested in his benefit under this plan.

(5)	Mr. Mitchell does not participate in this plan.

(6)

Mr. Mitchell is 100% vested in his benefit under this plan. The amounts reflected represent the cash value of Mr. Mitchell’s account balance under this plan as of December 31, 2022. Upon termination of employment for any reason, Mr. Mitchell is entitled to receive a lump sum distribution of his entire account balance under this plan on the first or tenth of the month following six months from his termination of employment. In the case of a change in control that does not result in termination, no benefit is immediately payable.

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2022 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL BARRY C. ROBINSON

Executive Benefits and Payments Upon Termination	Retirement ($)	Change in Control – Termination ($)	Good Reason(1) or Involuntary Not for Cause Termination ($)	Death ($)	Disability ($)

Compensation:

Accrued Base Salary (a)	16,000	16,000	16,000	16,000	16,000

Base Salary Continuation(2)	0	832,000	832,000	0	240,504

Executive Incentive Compensation (b)(2)	0	449,280	0	449,280	449,280

Restricted / Performance Units: Unvested and Accelerated (c)(3)	1,970,328	2,089,370	1,970,328	1,331,974	1,700,523

Benefits and Perquisites:

Accrued Vacation (d)	16,000	16,000	16,000	16,000	16,000

Post-Termination Health Care(4)	0	24,855	24,855	0	0

401(k) Plan (e)(5)	319,113	319,113	319,113	319,113	319,113

RIP (f)(6)	0	0	0	0	0

Deferred Compensation Plan(7)	210,433	210,433	210,433	210,433	210,433

Total:	2,531,874	3,957,051	3,388,729	2,342,800	2,951,853

(1)

Amounts reported in this column apply to good reason termination within one year following a change in control. If Mr. Robinson terminates his employment for good reason at any other time, Mr. Robinson is not entitled to any additional amounts.

(2)

In the event that we terminate Mr. Robinson’s employment without cause or following a change in control, or if he terminates his employment for good reason within one year of a change in control, he is entitled to base salary continuation for two years. In the event of disability, he is entitled to the amount set forth in our Officers’ Disability salary continuation program.

(3)

Based on Mr. Robinson’s age and length of service, he is eligible for early retirement under the F.N.B. Incentive Plan. In the case of retirement, the amount reflected represents the value of restricted stock and Performance Unit awards that vest upon early retirement. Refer to the endnotes to these tables for when the shares or cash, respectively, would be distributed to Mr. Robinson.

(4)

In the event that the Company terminates Mr. Robinson’s employment without cause or following a change in control, or Mr. Robinson terminates his employment for good reason within one year of a change in control, he is entitled to an amount sufficient to pay COBRA premiums for medical insurance, to the same extent as we contributed to such premium while he was an active employee, for 18 months or until Mr. Robinson or such dependents, as the case may be, first become eligible for coverage under another group health plan of another employer, if earlier. In the case of termination for any other reason, Mr. Robinson is not entitled to any additional amounts.

(5)	Mr. Robinson is 100% vested in his benefit under this plan.

(6)	Mr. Robinson does not participate in this plan.

(7)

Mr. Robinson is 100% vested in his benefit under this plan. The amounts reflected represent the cash value of Mr. Robinson’s account balance under this plan as of December 31, 2022. Upon termination of employment for any reason, Mr. Robinson is entitled to receive a lump sum distribution of his entire account balance under this plan on the first or tenth of the month following six months from his termination of employment. In the case of a change in control that does not result in termination, no benefit is immediately payable.

Messrs. Calabrese, Guerrieri and Robinson’s contracts do not provide for any additional benefits other than payment of accrued and unpaid obligations existing at the time of a voluntary termination of employment or by the Company for cause. Additionally, neither Mr. Delie nor the other NEOs are entitled to any type of gross-up under Section 280G of the Code. “Change in Control” has the same definition as noted for Mr. Delie.

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Endnotes to All 2022 Potential Payments Upon Termination or Change in Control Tables:

(a) Upon termination for any reason, the NEOs are entitled to an immediate lump sum payment of accrued salary due to us paying employees one week in arrears.

(b) The amounts reflected in the Executive Incentive Compensation row represent the payout earned under the annual incentive portion of the F.N.B. Incentive Plan. We make the payout in a lump sum approximately 60 days after the end of the year provided the participant is still employed by us on December 31st. For purposes of this table, in the event of death, disability or retirement, the Committee may approve a pro-rated award. The amount in the table is based on the assumption that the Committee would approve the award. Since the table assumes termination of employment as of December 31, 2022, pro-ration is not necessary. In the case of a change in control, the participant is entitled to receive a pro-rated award based on the date of termination not less than his targeted award. Therefore, the amount shown in the case of a change in control is based on the amount the NEO earned for 2022, not the NEO’s targeted award. In the event we terminate any of the NEOs for cause, we do not owe the NEO any additional amount.

(c) The amounts reflected represent the taxable income realized by the NEOs under each potential termination scenario based on the terms of the F.N.B. Incentive Plan. Under the F.N.B. Incentive Plan, both time-based and performance-based outstanding restricted stock unit awards, will become 100% vested at target levels in the event of the death of the participant or upon a change in control, except for the performance-based awards which will become 100% vested at the higher of target or actual performance in the event of a change in control. For awards granted in 2022, the awards only vest after a change in control if the NEO’s employment is terminated. For purposes of this table, we have assumed that the NEO’s employment was terminated as of December 31, 2022. Under the F.N.B. Incentive Plan, a change in control occurs when there is a merger or other consolidation which results in a 50% or greater change in the ownership of the common stock of the resulting company. In the event a current NEO becomes disabled, all time-based restricted stock unit awards will become 100% vested. If an NEO terminates employment due to retirement (normal or early), all time-based awards of restricted stock units will become 100% vested. In the event an NEO terminates employment due to retirement (normal or early) and we achieve the performance objectives, the performance-based units will become 100% vested. In the event an NEO terminates employment due to disability, the performance-based units will vest on the vesting date in a pro-rated amount based on the period worked. In the event of the death of the participant or if an NEO terminates employment due to disability and we achieve the performance objectives, any performance-based units will vest on the vesting date in a pro-rated amount based on the period worked. If an NEO terminates employment due to retirement and we achieve the performance objectives, any performance-based unit will become 100% vested. Upon a change in control, any performance-based units granted prior to 2022 will become 100% vested at the higher of target or actual performance.

As of December 31, 2022, for purposes of these tables, we have assumed that the performance-based units for the awards granted in 2020 and 2021 will vest between the target and maximum levels and the performance-based units for the awards granted in 2022 will vest between the threshold and target levels. The NEOs will forfeit all unvested awards if we terminate them without cause or if they terminate their employment for any other reason. In the case of Mr. Delie, the amounts include the taxable income that would be realized upon immediate vesting of his director time-vesting restricted stock unit award upon termination of service on the Board for any reason.

(d) Upon termination for any reason, the NEOs are entitled to an immediate lump sum payment of earned but unused vacation days.

(e) The amounts reflected represent the dollar amount of our matching and Company contributions into the 401(k) Plan as of December 31, 2022. Distributions from the 401(k) Plan will be paid at the NEO’s election in a single lump sum, in a partial lump sum, or in monthly, quarterly or annual installments after termination of employment. For purposes of these tables, we have assumed that the NEOs would elect a single lump sum form of payment. In the case of a change in control that does not result in termination, the NEO would still be employed, thus no benefit is immediately payable.

(f) The present values reflected above for the RIP were determined using the following assumptions: benefit payments paid as a monthly annuity commencing at age 65, except in the case of disability where payments would commence at age 65 once long-term disability benefits cease; an interest rate of 5.35%; no pre-retirement mortality; and for post-retirement mortality, the Pri-2012 nondisabled table projected generationally with the MP-2021 improvement scale.

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The present values for Retirement, Change in Control Termination, Good Reason or Involuntary Not for Cause Termination, and Disability were calculated based on a five-year certain and continuous annuity option. The present value for Death was calculated based on a 100% joint and survivor annuity option and assumes that the NEO and his spouse are the same age. In addition, the death benefit is assumed to commence immediately if the NEO is over age 55 or otherwise at age 55. In the case of a change in control that does not result in termination, no benefit is immediately payable. Note that we have shown the present value of the benefit available for consistency with the 2022 Pension Benefits table; however, the participant is only entitled to a lump sum distribution if the lump sum benefit under the RIP is less than $60,000.

(g) The present values reflected above for the Excess Plan and BRP were determined using the following assumptions: benefit payment paid as a monthly annuity commencing at age 65, except in the case of disability where payments would commence at age 65 once long-term disability benefits cease, and in the case of termination following a change in control where the payment would be in the form of an immediate lump sum; an interest rate of 5.25% for annuity payments and the IRS-mandated segment rates for distributions in 2023 for the lump sum payment triggered due to Change in Control — Termination; no pre-retirement mortality; and for post-retirement mortality, the Pri-2012 nondisabled table projected generationally with the MP-2021 improvement scale for annuity payments and the IRS-mandated mortality for the lump sum payment due upon Change in Control — Termination. The present values for Retirement, Involuntary Not for Cause Termination, and Disability were calculated based on a five-year certain and continuous annuity option. The present value for Death was calculated based on a 100% joint and survivor annuity option and assumes that the NEO and his spouse are the same age. In addition, the death benefit is assumed to commence immediately if the NEO is over age 55 or, if the NEO is under age 55, the benefit is assumed to commence when the NEO reaches age 55. Note that we have shown the present value of the benefit available for consistency with the 2022 Pension Benefits table. The participant is not entitled to a lump sum payment unless there is a change in control. See the 2022 Pension Benefits table and accompanying narrative for more information about the pension benefits under this plan.

CEO Pay Ratio Disclosure

As required by Item 402(u) of Regulation S-K, we are providing the following information:

For fiscal 2022, our last completed fiscal year:

•	The median of the annual total compensation of all employees of our Company was $66,446; and

•	The annual total compensation of Mr. Delie, our CEO, was $6,835,730[14].

Based on this information, the ratio for 2022 of the annual total compensation of our CEO to the median of the annual total compensation of all employees is 103:1, which is a reasonable estimate that has been calculated in a manner consistent with the rules adopted by the SEC.

In accordance with the rule, we used the same median employee that was selected in 2021. The median employee’s compensation for 2022 was calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $66,446.

We calculated the annual total compensation for the median employee using the same methodology used to calculate Mr. Delie’s total compensation in the Summary Compensation Table. We also included F.N.B.’s health care plan premium contributions for both the employee and Mr. Delie. As a result, Mr. Delie’s annual total compensation for pay ratio purposes is slightly higher than the amount reported for him in the Summary Compensation Table.

In addition to the information provided above required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we conducted additional analysis of our CEO pay versus our employee population using alternative methodologies that we believe are more reflective of our business model and our employee population. We have a significant portion of our employees in our retail network who primarily work fewer and a variable number of hours than most employees. When comparing our CEO’s pay to our average employee the ratio is 72 to 1 and when compared to our average full-time employee the ratio is 68 to 1.

[14]	Total compensation differs slightly from that reported in the 2022 Summary Compensation Table due to health care plan premium and Healthcare Spending Account contributions being included.

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The pay ratio disclosure rules of Item 402(u) of Regulation S-K provide companies with a great deal of flexibility in determining their pay ratio reporting methodologies and in estimating the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all other employees. Our methodology may differ materially from the methodology used by other companies, which, among other factors such as differences in employee populations, geographic locations, business strategies, and compensation practices, may contribute to a lack of comparability between our pay ratio and the pay ratio reported by other companies, including other companies within the financial services industry. Therefore, we do not believe the ratio should be used as a comparison between companies.

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Pay versus Performance Disclosure

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and Item 402(v) of Regulation
S-K,
we provide the following disclosure regarding executive compensation and Company performance for the three-year period of 2020 through 2022. The language noted in the tables below and required by Regulation
S-K
refers to “compensation actually paid.” We believe this may not be reflective of realized pay (for additional information, please see
CEO Realized Pay)
. We contend that an award should be considered vested on the date the executive is able to monetize the award and should only be considered “actually paid” when restrictions on equity lapse. We believe that all of the disclosures in this proxy provide further, more robust and accurate understanding of CEO compensation, including the
CEO Realized Pay
section above.
Realized Pay is compensation paid to the CEO during the stated year. This differs from the CAP definition, as prescribed by the SEC, and disclosed in the table below and in this section. Both Realized Pay and CAP start with the total compensation reported in the
2022 Summary Compensation Table
less the grant date value of the LTI awards granted during the year, also as reported in the
2022 Summary Compensation Table
. The difference
is
in the amount reported for the LTI awards. Realized P
a
y includes the value of the LTI awards realized upon vesting, as reported in the
2022 Option Exercises and Stock Vested Table
, whereas “compensation actually paid” includes the difference in the fair market value of the LTI awards from the prior year-end
to the vesting date, for awards that vested during the year, or to the current year-end,
for awards that are outstanding at
year-end
(please see
CEO Realized Pay
for additional information).
The CD&A provides further detail on the Company’s pay for performance philosophy. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the NEOs for the years shown below.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2),(3)	Average Summary Compensation Table Total for Non-PEO NEOs (4)	Average Compensation Actually Paid to Non-PEO NEOs (2),(3)	Value of Initial Fixed $100 Investment Based On (5)		Net income (millions) (6)	Operating ROATCE(*)
					TSR	KRX Index Total Return
2022	$6,818,374	$14,217,675	$1,667,346	$2,870,951	$118	$116	$439.1	17.5%
2021	$6,577,522	$11,913,114	$1,584,381	$2,475,609	$105	$125	$404.6	15.7%
2020	$6,308,713	$4,838,248	$1,573,184	$1,327,493	$79	$91	$286.0	13.1%

(*)	Non-GAAP measure

(1)
The amounts shown are based on the total compensation figures presented in the Summary Compensation Table for
Mr. Vincent J. Delie, Jr.
, our principal executive officer (PEO), for each of the years listed.

(2)
The amounts shown for Compensation Actually Paid to PEO and Average Compensation Actually Paid to
Non-PEO
NEOs have been calculated in accordance with Item 402(v) of Regulation
S-K.
The amounts do not reflect the actual amount of compensation earned by or paid to Mr. Delie or the
Non-PEO
NEOs during the applicable year. These amounts reflect total compensation as set forth in the Summary Compensation Table above for each year, adjusted as described in footnote 3 below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions from the Summary Compensation Table total for our PEO and
Non-PEO
NEOs as set forth below. Amounts excluded, which are set forth in the Exclusion of Stock Awards and Change in Pension Value columns in each of the PEO Compensation Actually Paid and the
Non-PEO
NEOs Compensation Actually Paid tables below in this footnote 3, are the aggregate amounts shown in the “Stock Awards” and “Change in Pension Value” columns from the Summary Compensation Table. Amounts included, which are set forth in the Inclusion of Equity Award Adjustments and Pension Service Cost columns in each of such tables below in this footnote 3, are the aggregate of the following components:

a.	Add the fair value as of the end of the year of unvested equity awards granted in that year;

b.
Add the change in fair value (if positive, or subtract if negative) as of the end of the year (from the end of the prior year) of equity awards granted in prior years that remained outstanding and unvested at the end of the year;

c.
Add the change in fair value (if positive, or subtract if negative) as of the end of the vesting date during the year (from the end of the prior year) of equity awards granted in prior years that vested during that year;

d.	Subtract the fair value at the end of the prior year for awards granted in prior years that forfeited or failed to meet applicable vesting conditions during the covered year; and

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e.
Add the aggregate of: the service cost (which is calculated as the actuarial present value of each NEO’s benefit under all plans reported in the “Changes to Pension Value” in the Summary Compensation Table, attributable to services rendered during the covered year), and the prior service cost (which is calculated as the entire cost of benefits granted (or credit for benefits reduced) in a plan amendment (or initiation) during the covered year that are attributable by the benefit formula to services rendered in periods prior to the amendment).

f.	Equity values are calculated in accordance with FASB ASC Topic 718. There were no adjustments required for pension service cost or prior pension service.
PEO Compensation Actually Paid Table

Year	Summary Compensation Table Total for PEO	Exclusion of Stock Awards and Change in Pension Value	Inclusion of Equity Award Adjustments and Pension Service Costs (a)	Compensation Actually Paid to PEO(2)(3)
2022	$6,818,374	$3,211,952	$10,611,253	$14,217,675
2021	$6,577,522	$3,118,203	$8,453,795	$11,913,114
2020	$6,308,713	$3,118,593	$1,648,128	$4,838,248

(a)	The components of the amounts shown in this column for our PEO are presented in the table below:
PEO Components of Compensation Actually Paid

Year	Fair Value of Awards Granted in Applicable Year at Year-End	Change in Value of Prior Years’ Awards Unvested at Applicable Year-End	Change in Value of Prior Years’ Awards that Vested in Applicable Year at Vesting Date	Change in Value of Prior Years’ Awards that Forfeited During Applicable Year	Total Equity Value included in Compensation Actually Paid (total of prior four columns)	Pension Service Costs	Total Inclusion of Equity Values and Pension Service Costs
2022	$3,538,712	$6,735,690	$336,851	$0	$10,611,253	$0	$10,611,253
2021	$3,208,558	$4,097,867	$1,147,370	$0	$8,453,795	$0	$8,453,795
2020	$4,399,042	$(1,425,294)	$(531,199)	$(794,421)	$1,648,128	$0	$1,648,128
Average of
Non-PEO
NEOs Compensat
io
n Actually Paid Table

Year	Average Summary Compensation Table Total for Non-PEO NEOs	Exclusion of Stock Awards and Change in Pension Value	Inclusion of Equity Award Adjustments and Pension Service Costs (a)	Average Compensation Actually Paid to Non-PEO NEOs (2)(3)
2022	$1,667,346	$543,863	$1,747,468	$2,870,951
2021	$1,584,381	$523,109	$1,414,338	$2,475,609
2020	$1,573,184	$561,297	$315,606	$1,327,493

(a)	The components of the amounts shown in this column for our non-PEO NEOs are presented in the table below:

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Average of
Non-PEO
NEOs Components of Compensation Actually Paid

Year	Fair Value of Awards Granted in Applicable Year at Year-End	Change in Value of Prior Years’ Awards Unvested at Applicable Year-End	Change in Value of Prior Years’ Awards that Vested in Applicable Year at Vesting Date	Change in Value of Prior Years’ Awards that Forfeited During Applicable Year	Total Equity Value included in Compensation Actually Paid (total of prior four columns)	Pension Service Costs	Total Inclusion of Equity Values and Pension Service Costs
2022	$597,422	$1,096,293	$53,753	$0	$1,747,468	$0	$1,747,468
2021	$552,429	$648,464	$213,445	$0	$1,414,338	$0	$1,414,338
2020	$812,601	$(233,836)	$(95,398)	$(167,761)	$315,606	$0	$315,606

(4)
The
Non-PEO
NEOs for whom the Summary Compensation Table total average compensa tion is
presented are for 2022 and 2021, Mr. Vincent J. Calabrese Jr., Mr. Gary L. Guerrieri, Mr. David B. Mitchell, and Mr. Barry C. Robinson; and for 2020, Mr. Vincent J. Calabrese Jr., Mr. Ga
ry
 L. Guerrieri, Mr. Robert Moorehead and Mr. Barry C. Robinson. Figures shown are based on the total compensation figures presented in the Summary Compensation Table for each
Non-PEO
NEO for each of the years listed.

(5)
This column shows the Company’s TSR and the TSR for the peer group used by the Company in its stock performance graph in its 2022 Form
10-K,
and the KBW Regional Bank Index (“KRX”), on a cumulative basis for each year of the three-year period from 2020 through 2022. Dollar values assume $100 was invested for the cumulative period from December 31, 2019 through December 31, 2022, in either F.N.B. or in the KRX index, and reinvestment of the pre-tax
value of the dividends paid.

(6)	Net income represents net income before preferred dividends.
Relationship Between Compensation Actually Paid and Company Cumulative TSR
The following chart presents the relationsh
i
p between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and the Company’s cumulative TSR for each year of the three-year period from 2020 through 2022.

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Relationship Between Compensation Actually Paid and Net Income
The following chart presents the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and the Company’s net income for each year of the three-year period from 2020 through 2022.

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Relationship Between Compensation Actually Paid and Operating ROATCE*
The following chart presents the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and the Company’s Operating ROATCE* for each year of the three-year period from 2020 through 2022.

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Relationship Between Company TSR and Selected Peer Group TSR
The following chart presents the relationship between F.N.B.’s cumulative TSR and the KRX TSR for each year of the three-year period from 2020 through 2022.

Discussion of F.N.B. versus KRX Total Shareholder Return

The Total Shareholder Return: F.N.B. versus KRX Index table above shows that F.N.B.’s cumulative three-year TSR, has performed in-line
with the broader KRX index for the 2020 to 2022 measurement period presented. Initially during this measurement period, F.N.B.’s TSR dipped lower than the KRX index total return and thereafter rebounded (notably in 2022) to slightly surpass the KRX index total return.
There are five dynamics that occurred during the measurement period presented, that we believe contribute to the slight relative dip in shareholder return following 2019 and the more recent rebound in shareholder return. These include: (i) changes in F.N.B.’s asset sensitive position; (ii) F.N.B.’s relative credit management practices; (iii) F.N.B.’s relative capital position versus peers, especially following the pandemic period; (iv) F.N.B.’s announcement of and successful completion of two acquisitions over the measurement period presented; and (v) F.N.B.’s outsized paycheck protection program execution relative to peers. Each of these dynamics are aligned to their respective periods of time in the Total Return Performance chart below and described accordingly.

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1)
F.N.B. Increased our Asset Sensitive Position:
F.N.B. management took actions since 2019 to increase our asset sensitivity from 5% to 14% of net interest income for a +200% shock from 2019 to 2021. In doing so, management gave
u
p income across 2020 and 2021 to prepare for the higher interest rate environment that ensued in 2022 where more earnings could be generated. In 2022, F.N.B. attained 10.5% operating leverage* as a result, which was top quartile amongst our peer group.

2)
F.N.B. experienced a higher credit quality of earnings during 2021:
During the 2020 – 2022 measurement period (and most notably in 2021), the industry experienced four sequential quarters where the median bank recognized income from provision credits, as banks released provision reserves following the pandemic. Contrary to peers, F.N.B. kept our allowance for credit loss (ACL%) reserve very consistent through this cycle and as such, did not experience the same dramatic volatility of earnings as peers. During this same period of time is when peer shareholder return separation was most dramatic. As such, we contend that part of this short-term separation in value was in part related to higher peer earnings caused by larger relative provision credits.

3)
F.N.B. has significantly increased our relative capital position:
Due to F.N.B.’s strong credit discipline through the years, F.N.B. has typically held median to below median levels of capital compared to peers. Given the uncertainty stemming from the pandemic during the three-year measurement period (2020 – 2022), banks with lower capital levels saw slightly weaker shareholder returns during the pandemic period until signs of a more benign credit environment became more apparent. Since 2019, F.N.B. has improved its CET1 levels to peer median levels. This in turn has also correlated with relative TSR strength during this time.

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4)
F.N.B. successfully executed two acquisitions:
During 2022, F.N.B. completed two small
in-footprint
acquisitions (Howard Bancorp and UB Bancorp) with low initial tangible book value dilution; however, due to recency of the transactions, F.N.B.’s share value may have been temporarily discounted by investors to account for transaction expense prior to F.N.B. achieving the modeled synergies.

5)
F.N.B. had strong relative execution on the Paycheck Protection Program (PPP)
: Due to strong execution of its goal to help its communities through the PPP, F.N.B. had outsized loans and deposits relative to peers following the stimulus efforts post-pandemic. This resulted in higher one-time
PPP fee income streams during this period. While many investors discounted this component of earnings in valuation, F.N.B. believes that the relationships gained during this period will support a more sustained level of earnings in the future.

List of the Most Important Financial Performance Measures
The following list presents the financial measures that the Company considers to be the most important in linking Compensation Actually Paid to our PEO and our
Non-PEO
NEOs in 2022 to Company performance. The measures in this list emulate the diverse set of metrics used in our incentive compensation plans. The measures in this list are not ranked:

•	Operating Earnings Per Share (EPS)*

•	Operating Return on Average Tangible Common Equity (Operating ROATCE)*

•	Efficiency Ratio*

•	Internal Capital Generation Growth (ICG Growth)*

•	Total Shareholder Return (TSR)

98 F.N.B. Corporation

Compensation Committee Report

2022 Director Compensation

The following table shows the compensation paid to our directors for services rendered in all capacities during 2022. Mr. Delie is not included as his compensation as a director is disclosed in the 2022 Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	TOTAL ($)

Pamela A. Bena	89,375	79,983	0	169,358

William B. Campbell	130,000	79,983	0	209,983

James D. Chiafullo	87,500	79,983	0	167,483

Mary Jo Dively	95,000	79,983	0	174,983

Robert A. Hormell	32,292	4,991	0	37,283

David J. Malone	95,000	79,983	0	174,983

Frank C. Mencini	117,500	79,983	0	197,483

David L. Motley	90,000	79,983	0	169,983

Heidi A. Nicholas	107,500	79,983	0	187,483

John S. Stanik	80,000	79,983	0	159,983

William J. Strimbu	110,000	79,983	0	189,983

(1)	This column includes the annual retainer, as well as additional retainers for the Independent Lead Director of the Board and the chairs of committees, for 2022.

(2)

Annually each director, including Mr. Delie, is awarded a time-vesting restricted stock unit award. The awards granted were valued at $75,000 rounded down to the nearest whole unit at a price determined in accordance with the F.N.B. Incentive Plan. The time-vesting restricted stock unit awards were issued on May 10, 2022, after our Annual Meeting, with a fair market value of $11.58 per share. Additionally, each director, including Mr. Delie, who completes a relevant educational program during the preceding calendar year is awarded a time-vesting restricted stock unit award valued at $5,000, rounded down to the nearest whole unit at a price determined in accordance with the F.N.B. Incentive Plan. These time-vesting restricted stock unit awards were issued on May 10, 2022, after our Annual Meeting, with a fair market value of $11.58 per share. See Annual Grant of Stock Awards for restricted stock unit awards to directors that remained outstanding at December 31, 2022. Beginning in 2022, directors have the ability to defer the receipt of equity compensation that vests until after their departure from the Board pursuant to the DCP. The time-vesting restricted stock units that are deferred have dividend equivalent rights. Messrs. Campbell, Delie, Stanik and Strimbu have elected to defer 100% of their 2022 awards and Ms. Bena has elected to defer 50% of her 2022 award.

(3)

The valuation of all perquisites is at our actual cost. SEC rules require disclosure of the perquisites to any one director unless the amount of perquisites is less than $10,000 in the aggregate. There were no perquisites required to be disclosed for 2022.

Annual Board/Committee Retainer Fees

We pay our annual fees and fees for committee meetings to our directors on a retainer basis. We annualize the fees and pay them monthly. The current annual Board and committee fees are as follows:

	Member Fee ($)	Chairman Fee ($)

Board(1)	60,000	55,000

Audit Committee(2)	15,000	32,500

Compensation Committee(2)	10,000	20,000

Credit Risk, Fair Lending and CRA Committee(2)	10,000	25,000

Executive Committee(2)	7,500	10,000

Nominating and Corporate Governance Committee(2)	7,500	17,500

Risk Committee(2)	10,000	25,000

(1)	The Independent Lead Director is entitled to an additional fee of $55,000 per year.

(2)	Committee chairs do not receive a member fee in addition to the chairman’s fee.

2023 Proxy Statement 99

Compensation Committee Report

For information regarding the number of full Board and committee meetings held during 2022, see Board Committees under Corporate Governance. We reimbursed various directors for amounts the directors expended in traveling to our meetings and determined these amounts were consistent with our guidelines and thus are not included in the 2022 Director Compensation table.

Annual Grant of Stock Awards

We awarded each director time-vesting restricted stock units under the F.N.B. Incentive Plan as detailed in the 2022 Director Compensation table above. These awards will vest on May 10, 2023, except for Mr. Hormell, who due to his retirement from the Board, received a stock award which vested immediately without any restrictions. The following table sets forth the equity incentive awards outstanding as of December 31, 2022. Mr. Delie is not included as his time-vesting restricted stock unit award received as a director is disclosed in the 2022 Outstanding Equity Awards at Fiscal Year-End Table.

Name	Stock Awards (#)

Pamela A. Bena	7,119

William B. Campbell	7,119

James D. Chiafullo	7,119

Mary Jo Dively	7,119

David J. Malone	7,119

Frank C. Mencini	7,119

David L. Motley	7,119

Heidi A. Nicholas	7,119

John S. Stanik	7,119

William J. Strimbu	7,119

Deferred Compensation Plan

Effective April 18, 2022, our new Deferred Compensation Plan provides our directors with the ability to defer up to 100% of their cash and or stock compensation under the plan. An election to defer can be made on an annual basis and is generally irrevocable. During 2022, there were no director cash deferrals into this plan.

Under this plan, a director may direct the investment of their cash deferrals under the plan. Investment options in the Deferred Compensation Plan are the same as those available under our 401(k) plan. Cash amounts deferred will accrue interest, earnings and losses based on the performance of the hypothetical investment option selected by the director, tracked in a bookkeeping account and ultimately distributed in cash. Equity awards will accrue earnings and losses based on the performance of F.N.B.’s common stock. Investments into the F.N.B. common stock fund will remain in the F.N.B. common stock fund until distributed and will be distributed in kind. We do not pay above-market or preferential earnings on any director compensation that is deferred.

At the time of each deferral election, a director also elects the timing and method of distribution of their contributions to the plan to be effective upon a separation from service. A director may also elect an in-service distribution. Amounts distributed upon a separation from service may be distributed in a single lump sum or in installments. A director may change his or her current distribution election as long as the change is made at least 12 months prior to his or her first payment and is delayed by at least five years. In the case of an unforeseen emergency, as defined in the plan, a director may also request a withdrawal prior to a separation from service to the extent permitted in the plan.

Director Stock Ownership Requirement

Our Board believes that each director’s equity ownership in the Corporation should be aligned with the Corporation’s shareholders. Accordingly, our Corporate Governance Guidelines require each of our directors to have beneficial ownership of the lesser of 40,000 shares of Corporation common stock (or common stock equivalent) or $400,000 in value of the Corporation’s common stock (or common stock equivalent). The Corporation’s director stock ownership requirement is progressively phased in over a six-year period. As of December 31, 2022, each F.N.B. director is in compliance with the stock ownership requirement.

100 F.N.B. Corporation

Proposal 2. Advisory Resolution on Executive Compensation

PROPOSAL 2. ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, which was adopted under the Dodd-Frank Act, we are asking shareholders to adopt an advisory resolution approving our executive compensation for our NEOs as reported in this Proxy Statement. We are pleased to announce that in 2022, 90% of our shareholders voted in favor of our advisory say-on-pay resolution.

We have designed our executive compensation programs to support our long-term success and believe our executive compensation programs, including our performance-based plans provide incentive compensation aligned with the best interests of our shareholders and have helped to drive our performance.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF AN ADVISORY SAY-ON-PAY RESOLUTION.

In the CD&A, we describe in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives. Please read it in conjunction with the 2022 Summary Compensation Table and related compensation tables and narrative that provide detailed information on the compensation of our NEOs. The Compensation Committee and the Board believe that the policies and procedures as set forth in the CD&A are effective in achieving our goals and that the compensation of our NEOs reported in this proxy statement has supported and contributed to our success.

Why You Should Approve Our Executive Compensation Program

Our compensation philosophy is designed to attract and retain executive talent and emphasizes pay for performance, primarily through the creation of shareholder value. Our compensation program includes base salary, short-term annual incentive compensation, long-term incentive compensation, retirement benefits and perquisites, and deferred compensation.

We believe our compensation programs and policies are appropriate and effective in implementing our compensation philosophy, in achieving our goals, and are strongly aligned with long-term shareholder interests and worthy of continued shareholder support.

We believe the shareholders should consider the following information in determining whether to approve this proposal:

The Compensation Program is Highly Aligned with Shareholder Value

A significant portion of our NEOs’ compensation is directly linked to our performance and the creation of shareholder value, because a significant portion of the direct and total compensation is in the form of incentive compensation, including annual incentive compensation and a significant long-term incentive award. Our long-term awards are in the form of RSUs and divided into a time-vested portion and a performance portion. The performance portion for our most recent awards, which is 60% of the overall award, only vests at the conclusion of three years if performance measures are met. We believe these long-term awards motivate our executives to achieve long-term performance and reward them for success. Furthermore, we do not award stock options, and only the Compensation Committee may approve equity grants.

2023 Proxy Statement 101

Proposal 2. Advisory Resolution on Executive Compensation

Summary of Key Compensation Practices

We seek to align our compensation programs and practices with evolving governance best practices. The Compensation Committee strives to meet best practices with respect to executive compensation including the following:

F.N.B. Compensation Practices

•   The Compensation Committee approves all elements of compensation for all executive officers. Audit, Risk Management, Finance, Human Resources and Legal all review and advise the Compensation Committee on executive officer compensation.

• Senior management reviews all incentive compensation plans and programs to ensure an appropriate balance between risk and compensation outcomes.

•   We annually conduct a robust risk assessment of all of our compensation plans, and the Committee annually reviews the assessment to ensure the compensation programs do not encourage inappropriate risk taking.

• We primarily use peer-based metrics in our incentive plans.

•   We target base compensation to be competitive with peers and structure our compensation plans to increase compensation when our performance under various measures, including TSR, is better than peers, and decrease compensation when worse than peers.

• Our short-term incentive plan contains maximum limits.

• Earned dividend equivalents on unvested RSUs are not paid until vesting.

•   Stock ownership guidelines are in place for our executive officers and directors. Our directors and senior level managers who participate in the LTI plan, including our NEOs, are currently in compliance with our stock ownership policy.

•   We maintain a compensation recoupment or “clawback” policy. Our compensation recoupment or clawback policy allows our Board to recoup any excess compensation, whether in the form of cash or equity, paid to our NEOs if the Company restates its financial results upon which an award is based due to fraud, intentional misconduct or gross negligence.[15]

•   We maintain a prohibition on executive officers and directors engaging in hedging transactions using Company common stock or common stock equivalents. Our anti-hedging policy prohibits our directors, NEOs, executive officers, and senior officers from engaging in hedging transactions with Company stock and requires F.N.B. employees to consult with the Company Legal Department regarding these restrictions.

• We annually provide our shareholders an opportunity to provide a “Say-on Pay” advisory vote on our compensation programs.

• We do not provide tax gross-up payments for executive perquisites nor approve any new employment contracts that contain a tax gross-up.

• We provide for a double trigger (rather than a single trigger) acceleration in our equity award agreements beginning in 2022 in our equity incentive plan.

• We do not make severance payments for “cause” terminations or resignations other than for good reason.

• We do not provide extraordinary relocation benefits.

• We do not allow the re-pricing or exchange of, or additional grants for, underwater stock options.

[15]

The Company intends to modify its clawback policy, if necessary, to meet the new requirements that will be issued by the New York Stock Exchange, in response to the SEC’s adoption of Rule 10D-1 under Section 10D of the Securities Exchange Act of 1934, as amended.

102 F.N.B. Corporation

Proposal 2. Advisory Resolution on Executive Compensation

Our Compensation Program Has Appropriate Long-Term Orientation

Our compensation programs and policies have a long-term focus:

•	We encourage our executives to maintain a long-term focus by using a three-year performance period and vesting schedule for long-term Performance-Based Awards.

•	Our LTI plan is based upon multiple peer relative performance metrics, Operating ROATCE*, ICG growth* and TSR.

•	We have stock ownership requirements for executive officers and directors so our executive officers and directors have a meaningful personal stake in our long-term success.

Our Compensation Committee Stays Current on Best Practices

We regularly update our Compensation Committee on compensation best practices and trends. In addition, the Compensation Committee engages an independent compensation consultant to provide advice on compensation trends and market information to assist the Compensation Committee in designing our compensation programs and making compensation decisions.

The Compensation Committee directly engaged an independent compensation consultant that reported directly to the Compensation Committee and had no prior relationship with our CEO or any other NEO. Our directors are elected annually and meet without management present as a Compensation Committee and Board when necessary. The Compensation Committee maintains a charter and reviews its provisions annually. All committee charters and our Code of Conduct are posted on our website (see https://www.fnb-online.com/governance).

In accordance with Section 14A of the Exchange Act, which was adopted under the Dodd-Frank Act, we are asking shareholders to adopt an advisory resolution approving our executive compensation for NEOs, as reported in this Proxy Statement.

We submitted an advisory resolution to approve 2021 executive compensation to our shareholders at our 2022 Annual Meeting. Shareholders owning approximately 90% of the shares for which votes were cast regarding the advisory resolution on executive compensation approved the compensation of our NEOs as stated in our 2022 Proxy Statement.

Following the last shareholder vote on executive compensation, the Committee considered the results of the advisory vote in determining compensation policies and decisions. The advisory vote reaffirms our pay-for-performance philosophy, and the Committee will continue to use this philosophy and past practices in determining future compensation decisions.

We are asking shareholders to approve the following advisory resolution at the 2023 Annual Meeting:

“RESOLVED, that the shareholders of F.N.B. Corporation (the Company) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers listed in the 2022 Summary Compensation Table included in the Proxy Statement for this meeting, as such compensation is disclosed pursuant to Item 402 of Regulation S-K in this Proxy Statement under the Section entitled Executive Compensation and Other Proxy Disclosure, including the Compensation Discussion and Analysis, the compensation tables and other narrative and other executive compensation disclosures set forth under that section.”

This advisory vote on the compensation of our NEOs, commonly referred to as a “Say-on-Pay” vote, gives shareholders another mechanism to convey their views about our compensation programs and policies. Although non-binding, the Board and the Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation programs. The Board has determined to provide shareholders with an annual advisory vote on executive compensation at each Annual Meeting of Shareholders. Accordingly, the next annual advisory vote on executive compensation will be provided at our Annual Meeting of Shareholders in 2024.

2023 Proxy Statement 103

Proposal 3. Advisory Approval on the Frequency of Future Advisory Votes on Executive Compensation

PROPOSAL 3. ADVISORY APPROVAL ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Section 14A of the Securities Exchange Act of 1934 requires us to submit an advisory resolution to shareholders at least once every six years to determine whether advisory votes on compensation of our named executive officers should be held every year, every two years or every three years. In satisfaction of this requirement, shareholders are being asked to vote on the following advisory resolution:

“RESOLVED, that the shareholders of the Company advise that an advisory resolution with respect to compensation of the Company’s named executive officers should be presented every year, every two years or every three years as reflected by their votes for each of these alternatives in connection with this resolution.”

THE BOARD RECOMMENDS THAT YOU VOTE FOR 1-YEAR

In voting on this resolution, you should mark your proxy for “1 Year,” “2 Years,” or “3 Years” based on your preference as to the frequency on which an advisory vote on compensation of our named executive officers should be held. (If you have no preference, you may mark your proxy for “abstain.”) While this resolution is advisory, the Board will consider the voting results when determining the appropriate frequency for holding future advisory votes on the compensation of our named executive officers.

Our Board recommends that shareholders approve the frequency of “1 Year” for conducting an advisory vote on compensation of our named executive officers. This has been our practice for the last six years and we believe it appropriately provides our shareholders an opportunity to express their views annually on our executive compensation program.

It is expected that the next vote on how frequently we should conduct future advisory votes on the compensation of our named executive officers will be at our annual meeting in 2029.

104 F.N.B. Corporation

Proposal 4. Ratification of the Appointment of Ernst & Young LLP as F.N.B.’s Independent Registered Public Accounting Firm for 2023

PROPOSAL 4. RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS F.N.B.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023

The Audit Committee selected Ernst & Young LLP as our independent registered public accounting firm to audit the books of the Company and its subsidiaries for the year ending December 31, 2023, to report on our internal controls and our consolidated statement of financial position and related statements of income of us and our subsidiaries, and to perform such other appropriate accounting services as our Board may require. Ernst & Young LLP has advised us that they are independent accountants with respect to us, within the meaning of standards established by the American Institute of Certified Public Accountants, the Public Company Accounting Oversight Board, the Independence Standards Board and federal securities laws administered by the SEC. In the event a majority of the votes cast in person or by proxy do not ratify the appointment of Ernst & Young LLP, we anticipate that we would make no change in our independent registered public accounting firm for the current year because of the difficulty and expense of making any change so long after the beginning of the current year, but that vote would be considered when we consider the appointment of auditors for 2024.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS ITS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023

Ernst & Young LLP served as our independent registered public accounting firm for the year ended December 31, 2022. We expect that a representative of Ernst & Young LLP will attend our Annual Meeting, be available to respond to appropriate questions and, if the representative desires, which we do not anticipate, make a statement.

The discussion under Audit and Non-Audit Fees describes the aggregate fees for professional services provided by Ernst & Young LLP to us for the calendar years 2021 and 2022.

2023 Proxy Statement 105

Audit Committee Report

AUDIT COMMITTEE REPORT

To Our Shareholders:

The Audit Committee oversees the Corporation’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed and discussed with Ernst & Young LLP, its independent registered public accounting firm who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, the matters we and Ernst & Young LLP must discuss pursuant to Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, including Ernst & Young LLP’s judgments as to the quality, not just the acceptability, of the Corporation’s accounting principles and such other matters as are required to be discussed with the Audit Committee by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee has discussed with Ernst & Young LLP its independence from management and the Corporation, including the matters in the required written disclosures. The Audit Committee has considered whether the provision of non-audit services by Ernst & Young LLP is compatible with maintaining its independence.

The Audit Committee discussed with the Corporation’s internal auditors and Ernst & Young LLP the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the 2022 Form 10-K, for filing with the SEC.

Respectfully submitted,

Frank C. Mencini, Chair

Pamela A. Bena

Mary Jo Dively

David J. Malone

Heidi A. Nicholas

106 F.N.B. Corporation

Audit and Non-Audit Fees

AUDIT AND NON-AUDIT FEES

Ernst & Young LLP served as the Corporation’s independent registered public accounting firm for the fiscal years ended December 31, 2022, and 2021. The Company has been advised by such firm that none of its members or any of its associates has any direct financial interest or material indirect financial interest in the Corporation or its subsidiaries.

Fees and out-of-pocket expenses billed by Ernst & Young LLP for professional services during 2022 and 2021 were as follows:

	Audit	Audit-Related	Tax	All Other
2022	$2,533,350	$87,800	$554,161	$3,580
2021	$2,057,600	$83,200	$493,754	$2,465

Audit Fees relate to the audit of the Corporation’s annual financial statements and internal control over financial reporting, review of the financial statements included in the Corporation’s Reports on Forms 10-Q and other SEC filings, services provided in connection with statutory/subsidiary audits and regulatory filings including registration statements filed with the SEC, and accounting consultations related to the audit.

Audit-Related Fees relate to Service and Organizations Controls (SOC) report and custody exam work.

Tax Fees relate to tax compliance, tax planning and tax advice services.

All Other Fees relate to subscriptions for Ernst & Young’s web-based accounting and auditing research library.

Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee must pre-approve the audit and non-audit services the independent registered public accounting firm will perform in order to assure that the provision of such services does not impair the auditor’s independence. The Audit Committee annually reviews and pre-approves the services that the independent registered public accounting firm may provide. The Audit Committee will revise the list of pre-approved services from time to time, based on subsequent determinations. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management, but may delegate pre-approval authority to one or more of its members. The member or members to whom the Audit Committee delegates such authority must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee annually establishes pre-approval fee levels for all services the independent registered public accounting firm may provide. Any proposed services exceeding these levels require specific pre-approval.

The annual audit services engagement terms and fees are subject to the pre-approval of the Audit Committee. In addition, the Audit Committee may grant pre-approval for other audit services, including statutory audits or financial audits for our subsidiaries or our affiliates and services associated with SEC registration statements, periodic reports and other documents filed with the SEC.

Our Audit Committee must also pre-approve audit-related services. Audit-related services include, among others, due diligence services pertaining to potential business acquisitions/dispositions, accounting consultations related to accounting, financial reporting or disclosure matters not classified as “audit” services, assistance with understanding and implementing new accounting and financial reporting guidance from rule making authorities, financial audits of employee benefit plans, agreed upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters and assistance with internal control reporting requirements. Tax services include tax compliance, tax planning and tax advisory services.

Our Audit Committee may grant pre-approval to those permissible non-audit services classified as “All Other” services that it believes are routine and recurring services and when such pre-approval would not impair the independence of the independent registered public accounting firms.

2023 Proxy Statement 107

About Our Annual Meeting

About Our Annual Meeting

What is a proxy?

Your proxy gives us authority to vote your shares and tells us how to vote your shares at the Annual Meeting or any adjournment. Three of our employees, who are called “proxy holders” (or “proxies” for short) and are named on the proxy card, will vote your shares at the Annual Meeting according to the instructions you give on the proxy card.

Why are you soliciting a proxy from me?

Our Board of Directors is soliciting your proxy to make sure that your vote is properly submitted and received on time, and to improve the efficiency of the Annual Meeting. We may ask for, or solicit, proxies using several methods.

We may solicit proxies by mail, personal interviews, telephone or fax. We may also use the Internet to solicit proxies. F.N.B. officers or employees may solicit proxies but will not receive any special compensation for doing so. We have engaged the firm of Laurel Hill Advisory Group, LLC to assist us with soliciting proxies.

What is included in our proxy materials?

Our proxy materials, which are available on our website (see Resources—Proxy Materials), include:

(i)	Our Notice of 2023 Annual Meeting of Shareholders;

(ii)	Our 2023 Proxy Statement; and

(iii)	Our 2022 Annual Report and 2022 Form 10-K.

If you received printed versions of these materials by mail (rather than through electronic delivery), the materials also included a proxy card or voting instruction form. For further information, see Information about Paper and Electronic Delivery of Proxy Materials below.

What will our shareholders vote on at our Annual Meeting?

Our shareholders will vote on each of the following proposals, which our Board recommends you vote “FOR” as to Proposals 1, 2 and 4, and for “1 YEAR” frequency as to Proposal 3, at our Annual Meeting:

•	Proposal 1. Election of the 11 nominees for directors named in this Proxy Statement, each to serve for a term of one year and until the election of their successors;

•	Proposal 2. Adoption of an advisory resolution to approve the 2022 compensation of our named executive officers;

•	Proposal 3: Adoption of an advisory resolution on the frequency of future shareholder advisory votes to approve compensation of our named executive officers (vote for “1 YEAR” frequency);

•	Proposal 4. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023; and

•

Any other business that may come before our Annual Meeting in compliance with the advance notice and other applicable provisions of our bylaws (described in the Shareholder Proposals discussion in this Proxy Statement).

PARTICIPATING IN THE ANNUAL MEETING

How are shareholders able to ask questions at the Virtual Annual Meeting?

We are committed to acknowledging each relevant question we receive, subject to the guidelines described in this section and in the Rules of Conduct and Procedures. Consistent with our prior in-person annual meetings, questions submitted in accordance with the Rules of Conduct and Procedures will be generally addressed, as time permits. We limit each shareholder to one question in order to allow us to answer questions from as many shareholders as possible. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once. Questions regarding personal matters and questions regarding general economic, political or product matters that are not directly related to the business of F.N.B. will not be answered. If there are matters of individual concern to a shareholder and not of general concern to all shareholders, or if a question posed was not otherwise answered, shareholders may contact F.N.B.’s Chief Communications Officer separately after the Annual Meeting. Contact details, as well as other helpful information, can be found in the shareholder services section of our website at www.fnb-online.com/About-Us/Investor-Information/Investor-Relations.

Questions may be submitted prior to the Annual Meeting, or you may submit questions in real time during the meeting using the Annual Meeting website at www.virtualshareholdermeeting.com/FNB2023. Please note that in order to access these sites, shareholders will need their unique 16-digit control number that appears on the Notice of Internet Availability of Proxy Materials of the proxy card (printed in the box and marked by the arrow) or the instructions that accompany these proxy materials, as applicable. Instructions should be provided to beneficial owners on the voting instruction form provided by their broker or bank.

108 F.N.B. Corporation

About Our Annual Meeting

We encourage you to access the meeting website prior to the start time. If you encounter any difficulties accessing the virtual meeting during the check in or meeting time, please contact the technical support number that will be posted on the website log-in page. The Annual Meeting website is supported on browsers and devices running the most updated version of applicable software and plugins.

VOTING AT THE ANNUAL MEETING

Who can vote at our Annual Meeting?

Our Board has set March 3, 2023, as the record date for our Annual Meeting. Only holders of record of our common stock at the close of business on the record date are entitled to receive notice of and to vote at our Annual Meeting and any adjournment of our Annual Meeting.

What constitutes a quorum in order to conduct the Annual Meeting?

On our March 3, 2023, record date, we had 361,168,025 shares of our common stock outstanding, which are eligible to be voted. Under Pennsylvania law, we must have a quorum before we can consider proposals at our Annual Meeting. A quorum is the number of shares that must be present at the meeting. In determining if a quorum exists, we count the number of shares represented by shareholders virtually, as well as the number of shares represented by proxies. If you return a signed and dated proxy card, vote by Internet, vote by our QR Code feature, vote by telephone or vote virtually in person at our Annual Meeting, you will be considered present for purposes of establishing a quorum.

To have a quorum, we need the presence of shareholders or their proxies who are entitled to cast at least a majority of the votes that all shareholders are entitled to cast. Although a quorum may be achieved, not all proposals will be subject to the same voting or approval requirement. We discuss the vote required to approve each proposal below.

Shareholders who hold their shares in an account at a bank or brokerage firm (street name) may need to take additional precautions to ensure that their vote counts.

What is the difference between holding shares as a shareholder of record and as a beneficial owner of shares held in street name?

Shareholder of Record: If your shares of F.N.B. common stock are registered directly in your name with our transfer agent, Broadridge Financial Solutions (Broadridge), you are considered a “shareholder of record” of those shares.

Beneficial Owner of Shares Held in Street Name: If your shares are held in an account at a bank, brokerage firm, broker-dealer or other similar organization, then you are a beneficial owner of shares held in street name. In that case, you will have received these proxy materials, as well as a voting instruction form, from the organization holding your shares. As a beneficial owner, you have the right to direct the organization as to how to vote them. Most individual shareholders are beneficial owners of shares held in street name.

How do I vote?

You can vote by proxy whether or not you attend our Annual Meeting virtually. When you or your authorized attorney-in-fact grants us your proxy, you authorize us to vote your shares of our common stock in the manner you specify on your proxy card. Giving a proxy allows your shares to be voted at our Annual Meeting, even if you do not attend the Annual Meeting virtually. If your shares are held in street name, you will receive a separate card from your bank or brokerage firm with instructions about the manner in which you may vote your shares.

If you hold your shares directly, to vote by proxy you must do one of the following:

•

Vote by mail: Complete, sign, date and return the enclosed proxy card in the envelope provided (the envelope requires no postage if mailed in the U.S.) or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

•

Vote during the virtual Annual Meeting: If you are a registered shareholder and attend our virtual Annual Meeting, to be admitted to the virtual Annual Meeting at www.virtualshareholdermeeting.com/FNB2023, you must enter the 16-digit control number found next to the label “Control Number” on your notice of internet availability, proxy card, or voting instruction form, or in the email sending you the Proxy Statement. Even if you returned a proxy to us before our virtual Annual Meeting, you may revoke it and vote during the virtual Annual Meeting.

•	Vote by Internet at www.proxyvote.com: Instructions are provided on your proxy card. If you vote by Internet, you should not return your proxy card.

•	Vote by QR Code by scanning the QR Code on your proxy card with your mobile device: If you vote by QR Code, you should not return your proxy card.

2023 Proxy Statement 109

About Our Annual Meeting

•	Vote by telephone at 1-800-690-6903: Instructions are provided on your proxy card. If you vote by telephone, you should not return your proxy card.

Proxies voted by mail, by Internet, by QR Code or by telephone must be received by 11:59 PM EDT, on May 9, 2023, in order to be counted in the vote.

If you hold your F.N.B. shares in an account at a bank or brokerage firm, and you want to vote virtually at our Annual Meeting, you will need to obtain a signed proxy card from the brokerage firm or the bank that holds your F.N.B. stock. If your F.N.B. stock is registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically by Internet, by the QR Code on your proxy card and/or notice card, or by telephone. Many banks and brokerage firms participate in programs such as the Broadridge online program. These programs provide eligible shareholders who receive a paper copy of this Proxy Statement the opportunity to vote by the Internet, by QR Code or by telephone. If your bank or brokerage firm is participating in one of these programs, your proxy card will contain instructions for voting by Internet, by QR Code or by telephone. If your proxy card does not reference voting by Internet, QR Code or telephone information, please complete and return the proxy card in the enclosed self-addressed, postage-paid envelope.

How will my shares be voted if I do not give specific voting instructions?

If you sign, date and return your proxy card, but do not provide voting instructions, or if you do not provide voting instructions when voting over the Internet, we will vote your shares represented by that proxy as recommended by our Board of Directors, and this vote will count as a vote cast.

Can I change my vote after I voted?

You can amend your voting decisions in several ways. We refer to this as “revoking” your proxy. To revoke your current proxy and replace it with a new proxy, we must receive the newly executed proxy before the applicable deadline. If you revoke by mail, we must receive the new proxy card before the Annual Meeting begins. Please make sure you have provided enough time for the new proxy card to reach us. You may change your vote by delivering a written notice of revocation to our Corporate Secretary at F.N.B. Corporation, One North Shore Center, 12 Federal Street, Suite 503, Pittsburgh, PA 15212, by signing and returning a new proxy card with a later date.

If you revoke using the phone or Internet voting options, we must receive your revocation by the deadline for voting set forth in the Notice of Internet Availability of Proxy Materials or set forth on the proxy card you received. You may change your vote by voting by the Internet, by scanning the QR Code on your proxy card with your mobile device at a later date, by telephone, or by attending the virtual Annual Meeting and voting online. Once the polls close at the Annual Meeting, the right to revoke your proxy ends. If you have not properly revoked your proxy by that time, we will vote your shares in accordance with your most recent valid proxy received by the deadline.

Only your latest instruction will be counted; however, your attendance at our virtual Annual Meeting will not automatically revoke your proxy unless you vote again at our Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation prior to our Annual Meeting to our Corporate Secretary at F.N.B. Corporation, One North Shore Center, 12 Federal Street, Suite 503, Pittsburgh, Pennsylvania 15212.

If you hold F.N.B. shares in street name, follow the instructions provided by your broker or bank to revoke your voting instructions or otherwise change your vote:

If my shares are held in “street name,” which proposals are considered “routine” or “non-routine” in connection with broker discretionary voting of my shares?

Please ensure that you instruct your bank or brokerage firm how to vote your shares. Under NYSE rules applicable to brokers, your broker has discretionary authority to vote your shares without receiving your instructions on “routine” matters. The only routine matter before our Annual Meeting will be the ratification of Ernst & Young LLP as the Corporation’s independent registered public accounting firm for 2023. All other proposals that will be considered at our Annual Meeting are “non-routine” matters. Your bank or brokerage firm does not have discretionary authority to vote on a non-routine matter unless you provide them with your voting instructions. The inability of your bank or brokerage firm to vote on a matter absent direction from you (while using its discretionary authority to vote on routine matters) is known as a “broker non-vote” on the non-routine matter. Therefore, in order to have your vote counted, please ensure that you instruct your bank or brokerage firm how to vote your shares with respect to the election of our directors, the advisory resolution to approve the 2022 compensation of our named executive officers, the advisory resolution on the frequency of future shareholder advisory votes to

110 F.N.B. Corporation

About Our Annual Meeting

approve compensation of our named executive officers and the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023.

If I am a participant in the 401(k) Savings Plan, how do I vote the shares held in the plan?

If you participate in the F.N.B. Corporation Progress Savings 401(k) Plan (401(k) Plan), you may vote the number of shares of common stock credited to your account as of the record date. You may vote by instructing Fidelity, the trustee of our 401(k) Plan, pursuant to the voting instruction card being mailed with this Proxy Statement to plan participants. The trustee will vote your shares in accordance with your duly executed voting instruction card, provided that the trustee receives it by 3:00 AM, Eastern Time, on Thursday May 4, 2023.

In the case of the 401(k) Plan, if you do not return your voting instruction card, the shares credited to your plan account will be voted by the trustee in the same proportion that it votes the shares for which it timely received voting instruction cards.

You may also revoke a previously given proxy card until 3:00 AM, Eastern Time, on Thursday, May 4, 2023, by filing with the trustee either a written notice of revocation or a properly completed and signed voting instruction card or Internet vote, telephone vote or scanned QR code vote having a later date.

What is the quorum and voting requirement to approve each of the proposals?

In general, for a proposal to be approved, it requires a majority of the votes “cast” on the matter. Votes “cast” are votes “for” or “against” the proposal. If you abstain from voting, it will not count as a vote “cast.” Please see the summaries below for more specific information about how proposals are approved and how abstentions will be counted with respect to each proposal. With respect to Proposals 2, 3 and 4, if you desire to abstain, you must check the “Abstain” box on your proxy card or select the appropriate option when voting by the Internet, by QR Code or by telephone.

PROPOSAL 1: ELECTION OF DIRECTORS

Our bylaws provide that in the circumstance of an uncontested director election, which is the case for this year’s director election, our directors are elected by a majority of the votes cast in person or by proxy at our Annual Meeting. Our Articles of Incorporation do not authorize cumulative voting for the election of directors. To receive a majority of votes cast means that the shares voted for a director’s election exceed the number of votes withheld. This matter is considered a non-routine matter and, as a result, there may be broker non-votes (see description of broker non-votes in the next section, below). Broker non-votes and abstentions will not be included in the total votes cast and will not affect the results of the vote on this proposal. Our bylaws provide that any incumbent director who does not receive a majority of votes cast will promptly tender his or her resignation to the Board. Upon recommendation of the Nominating and Corporate Governance Committee, the Board shall determine whether to accept the resignation. If there is a contested election (which is not the case in 2023), directors are elected by a plurality of votes cast at the meeting.

PROPOSAL 2. ADOPTION OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

A majority of the votes cast will be required to approve the advisory vote on 2022 executive compensation. Because your vote is advisory, it will not be binding on the Board or the Company. This matter is considered a non-routine matter and, as a result, there may be broker non-votes (see description of broker non-votes in the next section, below). Broker non-votes and abstentions will not be included in the total votes cast and will not affect the results of the vote on this proposal.

PROPOSAL 3. ADOPTION OF AN ADVISORY RESOLUTION ON THE FREQUENCY OF FUTURE SHAREHOLDER ADVISORY VOTES TO APPROVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The frequency (i.e., 1 Year, 2 Years or 3 Years) which receives the highest number of votes cast by shareholders will be considered by us as the shareholders’ recommendation as to the frequency of future shareholder advisory votes to approve the compensation of our named executive officers. Because your vote is advisory, it will not be binding on the Board or the Company. This matter is considered a non-routine matter and, as a result, there may be broker non-votes (see description of broker non-votes in the next section, below). Broker non-votes and abstentions will not be included in the total votes cast and will not affect the results of the vote on this proposal.

PROPOSAL 4. RATIFICATION OF AUDITOR

A majority of the votes cast will be required to approve the ratification of our Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for 2023. This matter is considered a routine item, and brokers have the

2023 Proxy Statement 111

About Our Annual Meeting

discretion to vote uninstructed shares on behalf of clients. Therefore, broker non-votes are not expected to exist for this proposal, although a broker may otherwise fail to submit a vote. Failures by brokers to vote and abstentions will not be included in the total votes cast and will not affect the results of the vote on this proposal

OTHER MATTERS REGARDING THE CONDUCT OF THE ANNUAL MEETING

Impact of Broker Non-Votes or Abstentions

With respect to Proposals 1, 2, and 3, which are non-routine matters, any broker non-votes or abstentions will not be included in the total votes cast and will not affect the results of the voting on these proposals. Also see the question and answer regarding broker discretionary voting, above.

Is my vote confidential?

We process proxy instructions, ballots and voting tabulations that identify individual shareholders in a manner that protects your voting privacy. We will not disclose your vote either within the Company or to third parties, except:

•	As necessary to meet applicable legal requirements;

•	To allow for the tabulation and certification of votes; and

•	To facilitate a successful proxy solicitation.

Could other matters be decided at the 2023 Annual Meeting?

We do not know of any matters that will be considered at the Annual Meeting other than those described above. If a shareholder proposal that was properly excluded from this Proxy Statement or is otherwise not properly presented at the meeting is nevertheless brought before the meeting, the Chairman will declare such a proposal out of order, and it will be disregarded. If any other matters arise at the Annual Meeting that are properly presented at the meeting, the proxies will be voted at the discretion of the proxy holders.

What happens if the meeting is postponed or adjourned?

Your proxy will remain valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Who counts the votes cast at our annual meeting?

Judges of Election, who will be F.N.B. employees approved by the F.N.B. Board of Directors, will tabulate the votes cast at our Annual Meeting, and Broadridge will act as the independent inspector of election.

Where can I find the voting results of our Annual Meeting?

We will announce the preliminary voting results at our Annual Meeting. The judges of election will tally the final voting results, and we will include the final voting results in a Form 8-K, which we will file with the SEC by May 16, 2023.

Who is paying the costs of this proxy solicitation?

The Company is paying the costs of the solicitation of proxies. The Company has retained Laurel Hill Advisory Group, LLC to assist in obtaining proxies by mail, facsimile or email from registered holders, brokerage firms, bank nominees and other institutions for the Annual Meeting. The estimated cost of such service is $8,000 including out-of-pocket expenses. Laurel Hill Advisory Group, LLC may be contacted at 888-742-1305.

The Company will also reimburse brokerage firms and other persons representing beneficial owners of shares held in street name for their reasonable costs associated with:

•	Forwarding the Notice of our Annual Meeting to beneficial owners.

•	Forwarding printed proxy materials by mail to beneficial owners who specifically request them.

•	Obtaining beneficial owners’ voting instructions.

In addition to soliciting proxies by mail, certain of our directors, officers and regular employees, without additional compensation, may solicit proxies on our behalf personally or by telephone, facsimile or email.

INFORMATION ABOUT PAPER AND ELECTRONIC DELIVERY OF PROXY MATERIALS

How do I sign up for electronic delivery of proxy materials?

This Proxy Statement, our 2022 Annual Report and 2022 Form 10-K are available on our website (see Resources — Proxy Materials). We encourage our shareholders to voluntarily elect to receive future proxy materials electronically. If you would like to help reduce the environmental impact of our Annual Meetings and our costs of printing and mailing future materials, you can agree to access these documents

112 F.N.B. Corporation

About Our Annual Meeting

over the Internet rather than receiving printed copies in the mail. For your convenience, you may find links to sign up for electronic delivery for both shareholders of record and beneficial owners who hold in street name at www.proxyvote.com. You may also scan the QR code on your proxy card to vote using your mobile device, sign up for e-delivery and download the Annual Meeting materials.

How can I avoid receiving more than one set of proxy materials in future years?

If two or more registered shareholders live in your household or if a registered shareholder maintains two or more shareholder accounts, you may have received more than one set of our proxy materials. At your request, we will “household” your proxy materials (i.e., only one Annual Report and one Proxy Statement will be delivered to your address); however, a separate proxy card will be delivered for each account. On the proxy card, there will be a householding election where you will indicate if you consent to receive your proxy materials in a single package per household. Please refer to the section titled, Householding of Proxy Materials at the end of this Proxy Statement.

Who can answer my questions?

Should you have questions concerning these proxy materials or our Annual Meeting or should you wish to request additional copies of this Proxy Statement or proxy card, you may contact our Corporate Secretary at (888) 981-6000 and ask to be connected to extension 9833435.

2023 Proxy Statement 113

Shareholder Proposals and Nominations for the 2024 Annual Meeting

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE 2024 ANNUAL MEETING

SEC Rule 14a-8

If you are a shareholder who would like us to include your proposal in our notice of the 2024 Annual Meeting and related proxy materials, you must follow SEC Rule 14a-8 under the Securities Exchange Act of 1934. In submitting your proposal, our Corporate Secretary must receive your proposal, in writing, at our principal executive offices at One North Shore Center,

12 Federal Street, Pittsburgh, Pennsylvania 15212, no later than November 27, 2023. If you do not follow SEC Rule 14a-8, we will not consider your proposal for inclusion in next year’s Proxy Statement.

Advance Notice Requirements Under Our Bylaws

Pursuant to Article I, Section 1.11 of our bylaws, a shareholder who wishes to nominate an individual for election to the Board of Directors directly at an Annual Meeting, or to propose any business to be considered at an Annual Meeting, must deliver advance notice of such nomination or business to our Corporate Secretary. The notice must be delivered in person, by first-class U.S. mail postage prepaid or by reputable overnight delivery service to the attention of our Corporate Secretary, at our principal executive offices at F.N.B. Corporation, One North Shore Center, 12 Federal Street, Pittsburgh, Pennsylvania 15212 during the period commencing at the close of business on November 27, 2023, and ending at the close of business on December 26, 2023. The shareholder must be a shareholder of record as of the date the notice is delivered and at the time of the Annual Meeting and must be entitled to vote at the meeting. The notice must be in writing and contain the information specified in our bylaws for a director nomination or other business. The notice must contain certain information about the proposal or nominee, as applicable, which is generally equivalent to the information that would be required to be disclosed under the proxy rules of the SEC if proxies were solicited for shareholder consideration of the matter at a meeting of shareholders, as well as certain information about the shareholder who is making the proposal or nomination. Nominees also will be required to submit a completed and signed questionnaire. The questionnaire will be provided by our Corporate Secretary upon request and is similar to the annual questionnaire completed by all of our directors regarding their background, experience and independence, and will also contain certain representations and agreements on the part of the nominee as set forth in the bylaws.

Only shareholder proposals and nominations submitted in accordance with the Company bylaw provisions will be eligible for presentation at our 2024 Annual Meeting, and any other matter not submitted to our Board in accordance with such provisions will not be considered or acted upon at our 2024 Annual Meeting. The Board Chairman is authorized to determine whether a nomination or proposal was made in accordance with our bylaws and to declare that a defective nomination or proposal be disregarded.

114 F.N.B. Corporation

Other Matters

OTHER MATTERS

As of March 3, 2023, our Board does not know of any other matter to be presented for consideration at our Annual Meeting other than the matters described above. However, if any other matter is presented in conformance with our bylaws, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of our Board or, in the absence of such a recommendation, in accordance with the judgment of the individuals designated as proxies.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single annual report, Proxy Statement or Notice of Internet Availability of Proxy Materials, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We, and some brokers who household proxy materials, may deliver a single copy of these proxy materials to multiple shareholders who share the same address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of the proxy materials, or if you are receiving multiple copies of the proxy materials and wish to receive only one, please notify your broker if your shares are held in a brokerage account, or us if you hold registered shares. You can notify us by sending a written request to: Shareholder Services, F.N.B. Corporation, One North Shore Center, 12 Federal Street, Pittsburgh, Pennsylvania 15212, or by calling our Transfer Agent representative at 844-877-8750. Upon written or oral request to us or our Transfer Agent representative, a separate copy of our proxy materials will promptly be sent to you.

Electronic Delivery of Proxy Materials

You can also access our 2023 Proxy Statement, 2022 Annual Report and 2022 Form 10-K Report at http://materials.proxyvote.com/302520.

For our 2023 Annual Meeting, you can help us save significant printing and mailing expenses by consenting to access our proxy materials electronically by the Internet. If you hold your shares in your own name (instead of street name through a bank, broker or other nominee), you can choose this option by appropriately marking the box on your proxy card denoting your consent to electronic access or, if voting by telephone at 800-690-6903, following the prompts for consenting to electronic access, or following the instructions at the Internet voting website at http://materials.proxyvote.com/302520 which has been established for you to vote your shares for the meeting. If you choose to receive your proxy materials electronically, then prior to next year’s Annual Meeting you will receive notification when the proxy materials are available for review by the Internet, as well as the instructions for voting electronically by the Internet. Your choice for electronic distribution will remain in effect until you revoke it by sending a written request to: Shareholder Services, F.N.B. Corporation, One

North Shore Center, 12 Federal Street, Pittsburgh, Pennsylvania 15212. If you hold your shares in street name through a bank, broker or other nominee, you should follow the instructions provided by that entity if you wish to access our proxy materials electronically by the Internet.

BY ORDER OF THE BOARD OF DIRECTORS,

James G. Orie

Chief Legal Officer and Corporate Secretary

March 28, 2023

2023 Proxy Statement 115

Resources

RESOURCES

Proxy Materials

Document	Website

2023 Proxy Statement	https://www.fnb-online.com/2023proxystatement

2022 Annual Report	https://www.fnb-online.com/2022annualreport

2022 Form 10-K	https://www.fnb-online.com/2022form10k

Company Information

Document	Website

Company Website	https://www.fnb-online.com

Company Profile	https://www.fnb-online.com/about-us/corporate-information/corporate-overview

Our Leadership	https://www.fnb-online.com/about-us/corporate-information/leadership-team

Press Releases	https://www.fnb-online.com/about-us/newsroom/press-releases

2022 F.N.B. Corporation Corporate Responsibility Report	https://www.fnb-online.com/corporateresponsibilityreport

SEC Filings	https://www.fnb-online.com/about-us/investor-information/reports-and-filings

116 F.N.B. Corporation

Annex A (Non-GAAP to GAAP Reconciliations)

ANNEX A (NON-GAAP TO GAAP RECONCILIATIONS)

The information below is provided to reconcile to GAAP those financial metrics included in this Proxy Statement that are non-GAAP financial metrics. The reconciliations of non-GAAP operating measures and key performance indicators discussed in this Proxy Statement to the most directly comparable GAAP financial measures are included in the following tables.

2023 Proxy Statement A - 1

Annex A (Non-GAAP to GAAP Reconciliations)

Operating Net Income Available to Common Shareholders

Year Ended December 31	2022	2021	2020	2019	2018
(in thousands)
Net income available to common shareholders	$431,068	$396,561	$277,965	$379,208	$364,817
Merger-related expense	45,259	1,764	—	—	—
Tax benefit of merger-related expense	(9,504)	(370)	—	—	—
COVID-19 expense	—	—	11,276	—	—
Tax benefit of COVID-19 expense	—	—	(2,368)	—	—
Discretionary 401(k) contribution	—	—	—	—	874
Tax benefit of discretionary 401(k) contribution	—	—	—	—	(184)
Gain on sale of Visa class B stock	—	—	(13,818)	—	—
Tax expense of gain on sale of Visa class B stock	—	—	2,902	—	—
Loss on FHLB debt extinguishment and related hedge terminations	—	—	25,611	—	—
Tax benefit of loss on FHLB debt extinguishment and related hedge terminations	—	—	(5,378)	—	—
Provision expense related to acquisitions	28,515	—	—	—	—
Tax benefit of provision expense related to acquisitions	(5,988)	—	—	—	—
Gain on sale of subsidiary	—	—	—	—	(5,135)
Tax expense of gain on sale of subsidiary	—	—	—	—	1,078
Branch consolidation costs	7,016	2,644	18,745	4,505	6,616
Tax benefit of branch consolidation costs	(1,473)	(555)	(3,936)	(946)	(1,389)
Service charge refunds	—	—	3,780	4,279	—
Tax benefit of service charge refunds	—	—	(794)	(899)	—
Operating net income available to common shareholders (non-GAAP)	494,893	400,044	313,985	386,147	366,677
Preferred stock dividends	8,041	8,041	8,041	8,041	8,041
Operating net income (non-GAAP)	$502,934	$408,085	$322,026	$394,188	$374,718

Year Ended December 31	2017	2016	2015	2014	2013
(in thousands)
Net income available to common shareholders	$191,163	$162,850	$151,608	$135,698	$117,804
Merger-related expense	56,513	37,439	3,033	9,611	8,210
Tax benefit of merger-related expense	(18,846)	(12,550)	(949)	(1,714)	(2,873)
Merger-related net securities gains	(2,609)	—	—	—	—
Tax expense of merger-related net securities gains	913	—	—	—	—
Reduction in valuation of deferred tax assets	54,042	—	—	—	—
Operating net income available to common shareholders (non-GAAP)	281,176	187,739	153,692	143,595	123,141
Preferred stock dividends	8,041	8,041	8,041	8,352	—
Operating net income (non-GAAP)	$289,217	$195,780	$161,733	$151,947	$123,141

Year Ended December 31	2012	2011	2010
(in thousands)
Net income available to common shareholders	$110,410	$87,047	$74,652
Merger-related expense	7,394	4,982	620
Tax benefit of merger-related expense	(2,588)	(1,744)	(217)
Pension credit	—	—	(10,543)
Tax expense of pension credit	—	—	3,690
Operating net income available to common shareholders (non-GAAP)	115,216	90,285	68,202
Amortization discount—United State Treasury Department’s Capital Purchase Program	—	—	4,975
Operating net income (non-GAAP)	$115,216	$90,285	$73,177

A - 2 F.N.B. Corporation

Annex A (Non-GAAP to GAAP Reconciliations)

Operating Earnings per Diluted Common Share

Year Ended December 31	2022	2021	2020	2019	2018
Net income per diluted common share	$1.22	$1.23	$0.85	$1.16	$1.12
Merger-related expense	0.13	0.01	—	—	—
Tax benefit of merger-related expense	(0.03)	—	—	—	—
COVID-19 expense	—	—	0.03	—	—
Tax benefit of COVID-19 expense	—	—	(0.01)	—	—
Gain on sale of Visa class B stock	—	—	(0.04)	—	—
Tax expense of gain on sale of Visa class B stock	—	—	0.01	—	—
Loss on FHLB debt extinguishment and related hedge terminations	—	—	0.08	—	—
Tax benefit of loss on FHLB debt extinguishment and related hedge terminations	—	—	(0.02)	—	—
Provision expense related to acquisitions	0.08	—	—	—	—
Tax benefit of provision expense related to acquisitions	(0.02)	—	—	—	—
Gain on sale of subsidiary	—	—	—	—	(0.01)
Tax expense of gain on sale of subsidiary	—	—	—	—	0.01
Branch consolidation costs	0.02	0.01	0.06	0.01	0.02
Tax benefit of branch consolidation costs	—	—	(0.01)	—	(0.01)
Service charge refunds	—	—	0.01	0.01	—
Tax benefit of service charge refunds	—	—	—	—	—
Operating earnings per diluted common share (non-GAAP)	$1.40	$1.24	$0.96	$1.18	$1.13

Year Ended December 31	2017	2016	2015	2014	2013
Net income per diluted common share	$0.63	$0.78	$0.86	$0.80	$0.80
Merger-related expense	0.19	0.18	0.02	0.06	0.06
Tax benefit of merger-related expense	(0.06)	(0.06)	(0.01)	(0.01)	(0.02)
Merger-related net securities gains	(0.01)	—	—	—	—
Tax expense of merger-related net securities gains	—	—	—	—	—
Reduction in valuation of deferred tax assets	0.18	—	—	—	—
Operating earnings per diluted common share (non-GAAP)	$0.93	$0.90	$0.87	$0.85	$0.84

Year Ended December 31	2012	2011	2010
Net income per diluted common share	$0.79	$0.70	$0.65
Merger-related expense	0.05	0.02	—
Tax benefit of merger-related expense	(0.02)	—	—
Pension credit	—	—	(0.09)
Tax expense of pension credit	—	—	0.04
Operating earnings per diluted common share (non-GAAP)	$0.82	$0.72	$0.60

2023 Proxy Statement A - 3

Annex A (Non-GAAP to GAAP Reconciliations)

Tangible Book Value per Common Share

December 31	2022	2021	2020	2019	2018
(dollars in thousands, except per share data)
Total shareholders’ equity	$5,653,364	$5,149,864	$4,958,903	$4,883,198	$4,608,285
Less: Preferred shareholders’ equity	(106,882)	(106,882)	(106,882)	(106,882)	(106,882)
Less: Intangible assets(1)	(2,566,029)	(2,304,410)	(2,316,527)	(2,329,545)	(2,333,375)
Tangible common equity (non-GAAP)	$2,980,453	$2,738,572	$2,535,494	$2,446,771	$2,168,028
Ending common shares outstanding (000’s)	360,470	318,933	321,630	325,015	324,315
Tangible book value per common share (non-GAAP)	$8.27	$8.59	$7.88	$7.53	$6.68

(1)	Excludes loan servicing rights.

December 31	2017	2016	2015	2014	2013
(dollars in thousands, except per share data)
Total shareholders’ equity	$4,409,194	$2,571,617	$2,096,182	$2,021,456	$1,774,383
Less: Preferred shareholders’ equity	(106,882)	(106,882)	(106,882)	(106,882)	(106,882)
Less: Intangible assets(1)	(2,341,263)	(1,085,935)	(869,809)	(872,859)	(803,716)
Tangible common equity (non-GAAP)	$1,961,049	$1,378,800	$1,119,491	$1,041,715	$863,785
Ending common shares outstanding (000’s)	323,465	211,060	175,442	173,992	158,967
Tangible book value per common share (non-GAAP)	$6.06	$6.53	$6.38	$5.99	$5.43

(1)	Excludes loan servicing rights.

December 31	2012	2011	2010
(dollars in thousands, except per share data)
Total shareholders’ equity	$1,402,069	$1,210,199	$1,066,124
Less: Preferred shareholders’ equity	0	0	0
Less: Intangible assets(1)	(712,788)	(598,587)	(561,101)
Tangible common equity (non-GAAP)	$689,281	$611,612	$505,023
Ending common shares outstanding (000’s)	139,929	127,221	114,747
Tangible book value per common share (non-GAAP)	$4.93	$4.81	$4.40

(1)	Excludes loan servicing rights.

Tangible Book Value per Common Share Excluding Accumulated Other Comprehensive Income Impact

December 31	2022	2021
(dollars in thousands, except per share data)
Total shareholders’ equity	$5,653,364	$5,149,864
Less: Preferred shareholders’ equity	(106,882)	(106,882)
Less: Intangible assets(1)	(2,566,029)	(2,304,410)
Accumulated other comprehensive income impact	356,943	61,847
Tangible common equity excluding accumulated other comprehensive income impact (non-GAAP)	$3,337,396	$2,800,419
Ending common shares outstanding (000’s)	360,470	318,933
Tangible book value per common share excluding accumulated other comprehensive impact (non-GAAP)	$9.26	$8.78

(1)	Excludes loan servicing rights.

A - 4 F.N.B. Corporation

Annex A (Non-GAAP to GAAP Reconciliations)

Operating Return on Average Tangible Common Equity

Year Ended December 31	2022	2021	2020	2019	2018
(dollars in thousands)
Operating net income available to common shareholders	$494,893	$400,044	$313,985	$386,147	$366,677
Amortization of intangibles, net of tax	10,956	9,573	10,556	11,192	12,365
Tangible operating net income available to common shareholders (non-GAAP)	$505,849	$409,617	$324,541	$397,339	$379,042
Average total shareholders’ equity	$5,475,843	$5,033,188	$4,904,300	$4,757,465	$4,490,833
Less: Average preferred shareholders’ equity	(106,882)	(106,882)	(106,882)	(106,882)	(106,882)
Less: Average intangible assets(1)	(2,481,533)	(2,310,419)	(2,322,981)	(2,331,630)	(2,334,727)
Average tangible common equity (non-GAAP)	$2,887,428	$2,615,887	$2,474,437	$2,318,953	$2,049,224
Operating return on average tangible common equity (non-GAAP)	17.52%	15.66%	13.12%	17.13%	18.50%

(1)	Excludes loan servicing rights.

Year Ended December 31	2017	2016	2015	2014	2013
(dollars in thousands)
Operating net income available to common shareholders	$281,176	$187,739	$153,692	$143,595	$123,141
Amortization of intangibles, net of tax	11,386	7,287	5,398	6,316	5,465
Tangible operating net income available to common shareholders (non-GAAP)	$292,562	$195,026	$159,090	$149,911	$128,606
Average total shareholders’ equity	$4,073,700	$2,499,976	$2,072,170	$1,920,440	$1,514,471
Less: Average preferred shareholders’ equity	(106,882)	(106,882)	(106,882)	(106,882)	(17,928)
Less: Average intangible assets(1)	(2,108,102)	(1,059,856)	(869,347)	(849,934)	(750,374)
Average tangible common equity (non-GAAP)	$1,858,716	$1,333,238	$1,095,941	$963,624	$746,169
Operating return on average tangible common equity (non-GAAP)	15.74%	14.63%	14.52%	15.56%	17.24%

(1)	Excludes loan servicing rights.

Year Ended December 31	2012	2011	2010
(dollars in thousands)
Operating net income available to common shareholders	$115,216	$90,285	$68,202
Amortization of intangibles, net of tax	5,801	4,576	4,327
Tangible operating net income available to common shareholders (non-GAAP)	$121,017	$94,861	$72,529
Average total shareholders’ equity	$1,376,494	$1,181,941	$1,057,732
Less: Average preferred shareholders’ equity	0	0	0
Less: Average intangible assets(1)	(716,303)	(598,912)	(564,374)
Average tangible common equity (non-GAAP)	$660,191	$583,029	$493,358
Operating return on average tangible common equity (non-GAAP)	18.33%	16.27%	14.70%

(1)	Excludes loan servicing rights.

2023 Proxy Statement A - 5

Annex A (Non-GAAP to GAAP Reconciliations)

Efficiency Ratio

Year Ended December 31	2022	2021	2020	2019	2018
(dollars in thousands)
Non-interest expense	$826,392	$733,168	$750,349	$696,128	$694,532
Less: Amortization of intangibles	(13,868)	(12,117)	(13,362)	(14,167)	(15,652)
Less: OREO expense	(1,692)	(2,598)	(4,434)	(4,652)	(6,359)
Less: Merger-related expense	(45,259)	(1,764)	0	0	0
Less: COVID-19 expense	0	0	(11,276)	0	0
Less: Discretionary 401(k) contribution	0	0	0	0	(874)
Less: Branch consolidation costs	(7,016)	(2,644)	(18,745)	(2,783)	(2,939)
Less: Tax credit-related impairment project	0	0	(4,101)	(3,213)	0
Adjusted non-interest expense	$758,557	$714,045	$698,431	$671,313	$668,708
Net interest income	$1,119,780	$906,476	$922,082	$917,239	$932,489
Taxable equivalent adjustment	11,288	10,948	12,470	14,121	13,270
Non-interest income	323,553	330,419	294,556	294,266	275,651
Less: Net securities gains	(48)	(193)	(282)	(70)	(34)
Less: Gain on sale of Visa class B stock	0	0	(13,818)	0	0
Add: Loss on FHLB debt extinguishment and related hedge terminations	0	0	25,611	0	0
Less: Gain on sale of subsidiary	0	0	0	0	(5,135)
Add: Branch consolidation costs	0	0	0	1,722	3,677
Add: Service charge refunds	0	0	3,780	4,279	0
Adjusted net interest income (FTE) + non-interest income	$1,454,573	$1,247,650	$1,244,399	$1,231,557	$1,219,918
Efficiency ratio (FTE) (non-GAAP)	52.1%	57.2%	56.1%	54.5%	54.8%

Year Ended December 31	2017	2016	2015	2014	2013
(dollars in thousands)
Non-interest expense	$681,541	$511,133	$390,549	$379,253	$338,170
Less: Amortization of intangibles	(17,517)	(11,210)	(8,305)	(9,717)	(8,407)
Less: OREO expense	(4,438)	(5,153)	(4,637)	(4,401)	(3,215)
Less: Merger-related expense	(56,513)	(37,439)	(3,033)	(12,150)	(8,210)
Less: Impairment charge on other assets	0	(2,585)	0	0	0
Less: Loss on trust preferred securities	0	0	0	0	(2,173)
Adjusted non-interest expense	$603,073	$454,746	$374,574	$352,985	$316,165
Net interest income	$846,434	$611,512	$498,222	$466,297	$396,042
Taxable equivalent adjustment	18,766	11,248	7,635	6,899	6,969
Non-interest income	252,449	201,761	162,410	158,274	135,778
Less: Net securities gains	(5,916)	(712)	(822)	(11,717)	(808)
Less: Gain on redemption of trust preferred securities	0	(2,422)	0	0	(1,559)
Add: Other-than-temporary impairment loss on securities	0	0	0	0	27
Less: Purchase accounting adjustment	0	0	0	(2,713)	0
Adjusted net interest income (FTE) + non-interest income	$1,111,733	$821,387	$667,445	$617,040	$536,449
Efficiency ratio (FTE) (non-GAAP)	54.2%	55.4%	56.1%	57.2%	58.9%

A - 6 F.N.B. Corporation

Annex A (Non-GAAP to GAAP Reconciliations)

Year Ended December 31	2012	2011	2010
(dollars in thousands)
Non-interest expense	$318,618	$283,546	$251,046
Less: Amortization of intangibles	(8,924)	(7,040)	(6,657)
Less: OREO expense	(3,268)	(5,218)	(4,886)
Less: Merger-related expense	(7,394)	(4,982)	(620)
Add: Pension credit	0	0	10,543
Adjusted non-interest expense	$299,032	$266,306	$249,426
Net interest income	$372,851	$316,508	$284,990
Taxable equivalent adjustment	7,382	7,895	6,652
Non-interest income	131,252	119,730	115,915
Less: Net securities gains	(93)	(3,586)	(621)
Adjusted net interest income (FTE) + non-interest income	$511,392	$440,547	$406,936
Efficiency ratio (FTE) (non-GAAP)	58.5%	60.4%	61.3%

2023 Proxy Statement A - 7

Annex A (Non-GAAP to GAAP Reconciliations)

Total Operating Revenue

Year Ended December 31	2022	2021	2020
(dollars in thousands)
Net interest income	$1,119,780	$906,476	$922,082
Non-interest income	323,553	330,419	294,556
Less: Gain on sale of Visa class B stock	0	0	(13,818)
Add: Loss on FHLB debt extinguishment and related hedge terminations	0	0	25,611
Add: Service charge refunds	0	0	3,780
Total operating revenue (non-GAAP)	$1,443,333	$1,236,895	$1,232,211

Total Operating Leverage

Year Ended December 31	2022	2021	$ Change	% Change
(dollars in thousands)
Net interest income	$1,119,780	$906,476
Non-interest income	323,553	330,419
Total revenue	$1,443,333	$1,236,895	$206,438	16.7%
Non-interest expense	$826,392	$733,168
Less: Merger-related expense	(45,259)	(1,764)
Less: Branch consolidation costs	(7,016)	(2,644)
Total operating non-interest expense (non-GAAP)	$774,117	$728,760	$45,357	6.2%
Operating leverage ratio (non-GAAP)				10.5%

A - 8 F.N.B. Corporation

Annex A (Non-GAAP to GAAP Reconciliations)

Pre-Provision Net Revenue to Average Tangible Common Equity

Year Ended December 31	2022	2021	2020	2019	2018
(dollars in thousands)
Net interest income	$1,119,780	$906,476	$922,082	$917,239	$932,489
Non-interest income	323,553	330,419	294,556	294,266	275,651
Less non-interest expense	(826,392)	(733,168)	(750,349)	(696,128)	(694,532)
Pre-provision net revenue (as reported)	$616,941	$503,727	$466,289	$515,377	$513,608
Adjustments—non-interest income:
Add: Branch consolidation costs	$0	$0	$0	$1,722	$3,677
Add: Service charge refunds	0	0	3,780	4,279	0
Less: Gain on sale of Visa class B stock	0	0	(13,818)	0	0
Add: Loss on FHLB debt extinguishment and related hedge terminations	0	0	25,611	0	0
Less: Gain on sale of subsidiary	0	0	0	0	(5,135)
Adjustments—non-interest expense:
Add: Merger-related expense	45,259	1,764	0	0	0
Add: COVID-19 expense	0	0	11,276	0	0
Add: Discretionary 401(k) contribution	0	0	0	0	874
Add: Branch consolidation costs	7,016	2,644	18,745	2,783	2,939
Add: Tax credit-related impairment project	0	0	4,101	3,213	0
Pre-provision net revenue (operating) (non-GAAP)	$669,216	$508,135	$515,984	$527,374	$515,963
Average total shareholders’ equity	$5,475,843	$5,033,188	$4,904,300	$4,757,465	$4,490,833
Less: Average preferred shareholders’ equity	(106,882)	(106,882)	(106,882)	(106,882)	(106,882)
Less: Average intangible assets(1)	(2,481,533)	(2,310,419)	(2,322,981)	(2,331,630)	(2,334,727)
Average tangible common equity (non-GAAP)	$2,887,428	$2,615,887	$2,474,437	$2,318,953	$2,049,224
Pre-provision net revenue (as reported) / average tangible common equity (non-GAAP)	21.4%	19.3%	18.8%	22.2%	25.1%
Pre-provision net revenue (operating) / average tangible common equity (non-GAAP)	23.2%	19.4%	20.9%	22.7%	25.2%

(1)	Excludes loan servicing rights.

2023 Proxy Statement A - 9

Annex A (Non-GAAP to GAAP Reconciliations)

Year Ended December 31	2017	2016	2015	2014	2013
(dollars in thousands)
Net interest income	$846,434	$611,512	$498,222	$466,297	$396,042
Non-interest income	252,449	201,761	162,410	158,274	135,778
Less non-interest expense	(681,541)	(511,133)	(390,549)	(379,253)	(338,170)
Pre-provision net revenue (as reported)	$417,342	$302,140	$270,083	$245,318	$193,650
Adjustments—non-interest income:
Less: Gain on redemption of trust preferred securities	$0	$(2,422)	$0	$0	$(1,559)
Add: Other-than-temporary impairment loss on securities	0	0	0	0	27
Less: Purchase accounting adjustment	0	0	0	(2,713)	0
Adjustments—non-interest expense:
Add: Merger-related expense	56,513	37,439	3,033	12,150	8,210
Add: Impairment charge on other assets	0	2,585	0	0	0
Add: Loss on trust preferred securities	0	0	0	0	2,173
Pre-provision net revenue (operating) (non-GAAP)	$473,855	$339,742	$273,116	$254,755	$202,501
Average total shareholders’ equity	$4,073,700	$2,499,976	$2,072,170	$1,920,440	$1,514,471
Less: Average preferred shareholders’ equity	(106,882)	(106,882)	(106,882)	(106,882)	(17,928)
Less: Average intangible assets(1)	(2,108,102)	(1,059,856)	(869,347)	(849,934)	(750,374)
Average tangible common equity (non-GAAP)	$1,858,716	$1,333,238	$1,095,941	$963,624	$746,169
Pre-provision net revenue (as reported) / average tangible common equity (non-GAAP)	22.5%	22.7%	24.6%	25.5%	26.0%
Pre-provision net revenue (operating) / average tangible common equity (non-GAAP)	25.5%	25.5%	24.9%	26.4%	27.1%

(1)	Excludes loan servicing rights.

Year Ended December 31	2012	2011	2010
(dollars in thousands)
Net interest income	$372,851	$316,508	$284,990
Non-interest income	131,252	119,730	115,915
Less non-interest expense	(318,618)	(283,546)	(251,046)
Pre-provision net revenue (as reported)	$185,485	$152,692	$149,859
Adjustment non-interest expense:
Add: Merger-related expense	$7,394	$4,982	$620
Less: Pension credit	0	0	(10,543)
Pre-provision net revenue (operating) (non-GAAP)	$192,879	$157,674	$139,936
Average total shareholders’ equity	$1,376,494	$1,181,941	$1,057,732
Less: Average preferred shareholders’ equity	0	0	0
Less: Average intangible assets(1)	(716,303)	(598,912)	(564,374)
Average tangible common equity (non-GAAP)	$660,191	$583,029	$493,358
Pre-provision net revenue (as reported) / average tangible common equity (non-GAAP)	28.1%	26.2%	30.4%
Pre-provision net revenue (operating) / average tangible common equity (non-GAAP)	29.2%	27.0%	28.4%

(1)	Excludes loan servicing rights.

A - 10 F.N.B. Corporation

Annex A (Non-GAAP to GAAP Reconciliations)

Pre-Provision Net Revenue to Average Tangible Common Equity Excluding Accumulated Other Comprehensive Income Impact

Year Ended December 31	2022
(dollars in thousands)
Net interest income	$1,119,780
Non-interest income	323,553
Less non-interest expense	(826,392)
Pre-provision net revenue (as reported)	$616,941
Adjustments—non-interest expense:
Add: Merger-related expense	45,259
Add: Branch consolidation costs	7,016
Pre-provision net revenue (operating) (non-GAAP)	$669,216
Average total shareholders’ equity	$5,475,843
Less: Average preferred shareholders’ equity	(106,882)
Less: Average intangible assets(1)	(2,481,533)
Average accumulated other comprehensive income impact	240,340
Average tangible common equity excluding accumulated other comprehensive income impact (non-GAAP)	$3,127,768
Pre-provision net revenue (operating) / average tangible common equity excluding accumulated other comprehensive income impact (non-GAAP)	21.4%

(1)	Excludes loan servicing rights.

2023 Proxy Statement A - 11

C/O BROADRIDGE

P.O. BOX 1342

BRENTWOOD, NY 11717

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. For your vote to count, vote by 11:59 p.m. Eastern Time on May 9, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 5, 2023 for shares held in a Plan. Have this proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/FNB2023

You should access the meeting via the Internet and you may vote during the meeting. Have the instructions that is printed in the box marked by the arrow available and follow the instructions. Please see the 2023 F.N.B Corporation Proxy Statement for explanation on accessing the meeting.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. For your vote to count, vote by 11:59 p.m. Eastern Time on May 9, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 5, 2023 for shares held in a Plan. Have your proxy card available when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your mailed proxy card must be received by 11:59 p.m. on May 9, 2023 in order for it to be counted.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D95626-P83290                               KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

F.N.B. CORPORATION			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR each of the Nominees listed below:
Vote on Directors			☐	☐	☐
1.	Election of 11 Directors

	Nominees:

	01) Pamela A. Bena	04) Vincent J. Delie, Jr.		07)	Frank C. Mencini	10)	John S. Stanik

	02) William B. Campbell	05) Mary Jo Dively		08)	David L. Motley	11)	William J. Strimbu

	03) James D. Chiafullo	06) David J. Malone		09)	Heidi A. Nicholas

Vote on Proposal 2:					Vote on Proposal 4:

The Board of Directors recommends you vote FOR the following proposal:			For	Against	Abstain	The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

2.	Advisory approval of the 2022 named executive officer compensation.		☐	☐	☐ 4.	Ratification of appointment of Ernst & Young LLP as F.N.B.’s independent registered public accounting firm for the 2023 fiscal year.		☐	☐	☐

Vote on Proposal 3:

The Board of Directors recommends you vote 1 YEAR on the following proposal:		1 Year	2 Years	3 Years	Abstain

3.	Advisory approval on the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐
							Yes	No
						Plan to attend the virtual meeting?	☐	☐

Note: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

F.N.B. Corporation 2023 Annual Meeting of Shareholders

Wednesday, May 10, 2023

Meeting begins at 8:30 a.m. Eastern Time

www.virtualshareholdermeeting.com/FNB2023

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice, 2023 Proxy Statement, 2022 Annual Report and 2022 Form 10-K are available at www.proxyvote.com.

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D95627-P83290

Annual Meeting of Shareholders

May 10, 2023 8:30 AM

This proxy is solicited by the Board of Directors

The Shareholder(s), by their signature on the proxy card, hereby appoint(s) Vincent J. Calabrese, James L. Dutey and Thomas M. Whitesel, as proxies, with full power of substitution, to vote all shares of common stock of F.N.B. Corporation held of record by the undersigned on March 3, 2023 at the Annual Meeting of Shareholders to be held on May 10, 2023, and at any adjournment thereof, upon all Proposals that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, in accordance with the directions indicated on the reverse side of this card or provided through the telephone or Internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting.

If specific voting directions are not given with respect to the matters to be acted upon and the signed and dated card is returned, it will be treated as an instruction to vote such shares in accordance with the Board of Directors’ recommendations below on the matters listed on the reverse side of this card and at the discretion of the proxies on any other matters that may properly come before the meeting.

The Board of Directors recommends a vote FOR all director nominees in Proposal 1, FOR Proposal 2 - An advisory resolution on 2022 named executive officer compensation, FOR 1 YEAR on Proposal 3 - Advisory approval on the frequency of future advisory votes on executive compensation and FOR Proposal 4 - Ratification of appointment of Ernst & Young LLP for 2023 (each proposal is described more fully in the proxy statement). The Board of Directors knows of no other matters that are to be presented at the meeting.

Continued and to be signed on reverse side